SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement           [ ]  Confidential, For Use of the
[ ]  Definitive Proxy Statement                 Commission Only (as permitted
[ ]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                       Frontier Adjusters of America, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

     Common stock, par value $0.01 per share
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2)   Aggregate number of securities to which transaction applies:

     16,840,000 shares
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3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     $3.50 per share (based upon the closing price of Registrant's common stock on May 2, 2000 as quoted on the AMEX)
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4)   Proposed maximum aggregate value of transaction:

     $58,940,000
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5)   Total fee paid:

     $11,788
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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
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                              [Frontier Letterhead]

                             ________________, 2000

Dear Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders (the "Special Meeting") of Frontier Adjusters of America, Inc. ("Frontier" or the "Company") to be held at _____ a.m., on ___________, 2000 at Frontier's executive offices, located at 45 East Monterey Way, Phoenix, Arizona 85012.

     At the Special Meeting you will be asked to consider and vote upon the following Proposals:

     1. To approve and adopt the Agreement and Plan of Merger (the "Merger Agreement") between Frontier, United Financial Adjusting Company ("UFAC") and Netrex Holdings LLC ("Netrex"), and the transactions contemplated by the Merger Agreement, pursuant to which Frontier will merge with and acquire a 100% ownership interest in UFAC and its subsidiaries, DBG Technologies, Inc. ("DBG") and JW Software, Inc. ("JW") in exchange for the net issuance of 11,581,487 shares of Frontier's common stock;

     2. To approve the Amended and First Restated Articles of Incorporation of the Company (the "Amended and Restated Articles") to conform the Company's Articles of Incorporation to certain changes under Arizona law, to change the Company's name to "Netrex Business Services, Inc." and to reflect certain other technical changes; and

     3. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

     After careful consideration, your Board of Directors has unanimously approved the Merger Agreement and the Amended and Restated Articles and has concluded that each is in the best interests of Frontier and its shareholders. YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY RECOMMENDED THAT FRONTIER'S SHAREHOLDERS APPROVE THE MERGER AGREEMENT AND APPROVE THE AMENDED AND RESTATED ARTICLES.

     Approval of each of the Proposals requires the affirmative vote of a majority of the votes present in person or represented by proxy at the Special Meeting provided that there is a quorum present. A quorum consists of over 50% of the shares of Common Stock issued and outstanding on the Record Date. UFAC, together with shareholder directors, holds approximately 68.5% of the aggregate number of votes that may be cast by the holders of Frontier common stock, which votes are sufficient to approve the Merger Agreement and the Amended and Restated Articles.

     In the materials accompanying this letter, you will find a Notice of Special Meeting of Shareholders, a Proxy Statement relating to the actions to be taken by Frontier's shareholders at the Special Meeting, and a proxy. The Proxy Statement more fully describes the terms of the proposed Merger Agreement and includes information about UFAC, DBG and JW.

     To ensure your representation at the Special Meeting, please complete, sign, and date the enclosed proxy and return it in the envelope provided. If you attend the Special Meeting, you may vote in person if you wish, even though you have previously turned in your proxy.

     Thank you for your continued support.

                                        Sincerely,

                                        Peter I. Cavallaro, Esq.
                                        Secretary

                       FRONTIER ADJUSTERS OF AMERICA, INC.

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                             _________________, 2000


     The Special Meeting of Shareholders of Frontier Adjusters of America, Inc., an Arizona corporation ("Frontier" or the "Company"), will be held on ______________, _____________, 2000, at _______ a.m. (Phoenix, Arizona time) at
Frontier's executive offices located at 45 East Monterey Way, Phoenix, Arizona 85012, for the following purposes:

     1. To approve and adopt the Agreement and Plan of Merger (the "Merger Agreement") between Frontier, United Financial Adjusting Company ("UFAC") and Netrex Holdings LLC ("Netrex"), and the transactions contemplated by the Merger Agreement, pursuant to which Frontier will merge with and acquire a 100% ownership interest in UFAC and its subsidiaries, DBG Technologies, Inc. ("DBG") and JW Software, Inc. ("JW") in exchange for the net issuance of 11,581,487 shares of Frontier's common stock;

     2. To approve the Amended and First Restated Articles of Incorporation of the Company (the "Amended and Restated Articles") to conform the Company's Articles of Incorporation to certain changes under Arizona law, to change the Company's name to "Netrex Business Services, Inc." and to reflect certain other technical changes; and

     3. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on ______________, 2000 are entitled to notice of and to vote at the Special Meeting.

     All shareholders are cordially invited to attend the Special Meeting in person. To assure your representation at the Special Meeting, however, you are urged to mark, sign, date, and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the Special Meeting may vote in person even if he or she previously has returned a proxy.

     YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE SPECIAL MEETING ARE REQUESTED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                                        By Order of the Board of Directors,


Phoenix, Arizona                        Peter I. Cavallaro, Esq.
__________________, 2000                Secretary

                       FRONTIER ADJUSTERS OF AMERICA, INC.

                              45 EAST MONTEREY WAY

                             PHOENIX, ARIZONA 85012

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------

Shareholders are urged to read this Proxy Statement in its entirety. As used herein, "Frontier" or the "Company" means Frontier Adjusters of America, Inc., an Arizona corporation, and/or its subsidiaries. "UFAC" means United Financial Adjusting Company, an Ohio corporation, which is a wholly-owned subsidiary of Netrex Holdings LLC ("Netrex"). "JW" means JW Software, Inc., a Missouri corporation, which is wholly owned by UFAC. "DBG" means DBG Technologies, Inc., an Ohio corporation, which is wholly owned by UFAC. Netrex is a Delaware limited liability company. UFAC owns 5,258,513 shares of common stock of Frontier (or approximately 59% of the outstanding capital stock of Frontier). Netrex is owned by certain private investors, including John M. Davies, Frontier's Chairman of the Board. Certain capitalized terms used in this Summary are defined elsewhere in this Proxy Statement.

GENERAL

The enclosed proxy is solicited on behalf of Frontier by Frontier's board of directors (the "Board" or "Board of Directors") for use at Frontier's Special Meeting of Shareholders to be held on _________, ____________, 2000 at ____ a.m. (Phoenix, Arizona time) (the "Special Meeting"), or at any adjournment thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Special Meeting of Shareholders.. The Special Meeting will be held at Frontier's executive offices located at 45 East Monterey Way, Phoenix, Arizona 85012.

These proxy solicitation materials were first mailed on or about _____________, 2000 to all shareholders entitled to vote at the Special Meeting.

The mailing address of the Company's principal executive office is 45 East Monterey Way, Phoenix, Arizona 85012.

RECORD DATE

The Board of Directors has fixed the close of business on _____________, 2000 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Special Meeting or any adjournment thereof.

REVOCABILITY OF PROXIES

Any person giving a proxy may revoke the proxy at any time before its use by delivering to the Company written notice of revocation or a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person.

VOTING SECURITIES AND VOTING RIGHTS

On the Record Date, the Company had outstanding 8,957,660 shares of common stock, par value $.01 per share (the "Common Stock"). Each holder of Common Stock voting at the Special Meeting, either in person or by proxy, may cast one vote per share of Common Stock held on all matters to be voted upon at the Special Meeting.

The presence, in person or by proxy, at the Special Meeting of shareholders entitled to cast a majority of all votes entitled to be cast at such meeting, shall constitute a quorum. Assuming that a quorum is present, the affirmative vote of a majority of the shares of the Company present in person or represented by proxy at the Special Meeting is required to approve the Merger Agreement and the transactions contemplated thereby, to approve the Amended and Restated Articles of Incorporation, and to transact such other business as may properly come before the Special Meeting or any adjournment thereof.

Shareholders are not entitled under Arizona law to appraisal rights with respect to the Transaction.

Votes cast by proxy or in person at the Special Meeting will be tabulated by the election inspectors appointed for the Special Meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. Thus, an abstention will have the same effect as a vote against a Proposal. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

VOTING OF PROXIES

When a proxy is properly executed and returned, the shares it represents will be voted at the Special Meeting as directed. Unless otherwise instructed, shares represented by proxy will be voted "for" each of the Proposals. If any other matters should properly come before the Special Meeting, it is the intention of the persons named in the enclosed proxy to vote each proxy in accordance with their best judgment on such matter.

SOLICITATION

The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of the Company's directors and officers, personally or by telephone or telegram, without additional compensation.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the Commission by Frontier (File No. 001-12902) are incorporated by reference in this Proxy Statement.

1.   Frontier's  Annual  Report on Form 10-K for the fiscal  year ended June 30,
     1999.

2. Frontier's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1999 and December 31, 1999.

3.   Frontier's current report on Form 8-K dated December 2, 1999.

All documents and reports filed by Frontier pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the dates of filing of such documents or reports. Any statement contained in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein, or in any other subsequently filed document or report which also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT IS DELIVERED, ON WRITTEN OR ORAL REQUEST TO THE COMPANY'S SECRETARY AT THE COMPANY'S EXECUTIVE OFFICE SET FORTH IN THIS PROXY STATEMENT.

                                  ------------
                                  PROPOSAL ONE
                                  ------------

     On May 2, 2000, the Board of Directors approved a proposal to merge with UFAC. UFAC offers products and services in the area of claims adjusting, third party claims administration, and subrogation collections. UFAC has two wholly-owned subsidiaries, JW and DBG. JW and DBG provide innovative software products and programs for customers in the insurance, financial and automotive industries. The Board believes that this merger will allow Frontier to enter into businesses closely related to its insurance and risk management business, to expand its technology base and operations and to expand into e-commerce activities.

                           PARTIES TO THE TRANSACTION

FRONTIER

Frontier licenses and franchises independent insurance adjusters (the independent insurance adjusters licensed or franchised by Frontier are hereinafter referred to collectively as the "Adjusters") throughout the United States and in Canada and provides support services to the Adjusters. The Adjusters are engaged by insurance carriers and self-insured companies to adjust claims made against them by claimants and by policyholders. In addition, Frontier, and certain of the Adjusters, offer risk management services to their clients. As of March 31, 2000, Frontier had entered into 505 license and franchise agreements ("Agreements") with 683 advertised locations in 50 states, the District of Columbia and Canada. In addition to licensing and franchising Adjusters, Frontier owns and operates independent insurance adjusting and risk management businesses in Arizona and Nevada.

As of March 31, 2000, Frontier employed 34 people, 33 full-time and one part-time. Nine employees provided adjusting services full-time, one employee provided adjusting services part-time, two were full-time officers of Frontier, and 22 were full-time administrative staff. Management believes that its relations with its employees are good.

GENERAL

For its fiscal years ended June 30, 1999, 1998 and 1997, Frontier's licensing and franchising activities accounted for approximately 78%, 79% and 86%, respectively, of gross revenue, and Frontier's adjusting and risk management businesses accounted for approximately 22%, 21% and 14%, respectively, of gross revenue. The revenue derived from Frontier's operations, as well as the gross billings by Adjusters (upon which Frontier's revenue from licensing and franchising activities are based), are set forth in the following table.

                                               Fiscal Year Ended June 30,
                                         ---------------------------------------
                                            1999          1998          1997
                                         -----------   -----------   -----------
Gross billings by Adjusters              $44,730,000   $42,050,000   $48,060,000
  (approximate)
Revenue from licensing and
  franchising activities                   4,936,349     4,596,657     5,278,967
Revenue from Frontier-owned adjusting
  and risk management businesses           1,405,235     1,228,691       885,636

Although Frontier generally considers its client base broad and well diversified, collections received by Adjusters from one insurance company, Scottsdale Insurance Company, represented revenue to Frontier of 1.6%, 9.2% and 18.8% of continuing licensing and franchising fees for the years ended June 30, 1999, 1998 and 1997, respectively. In June 1997 this client elected to purchase the majority of its adjusting services from other vendors, and thereafter, the revenue generated from this client substantially diminished.

For further disclosure regarding Frontier's accounting segments, see Note 8 to the financial statements to Frontier's Annual Report for the fiscal year ended June 30, 1999.

CLAIMS ADJUSTING

A claims adjuster conducts the business of providing claims adjustment services to insurance companies and to self-insured clients. The major elements of claims adjusting consist of the following:

     * Investigation - the development of information necessary to determine the cause and origin of the loss.

     * Evaluation - the determination of the extent and value of damage incurred and the coverage, liability and compensability relating to the parties involved.

     * Disposition - the resolution of the claim, whether by payment, negotiation and settlement, by denial or by other resolution.

     * Management - the coordination of all parties involved in the claims process and the supervision of the claims process including risk management related services.

Insurance companies, which represent the major source of revenue to adjusters, customarily manage their own claims management function and require defined services from adjusters, such as field investigation and settlement services. Self-insured clients typically require a range of risk management services including claims adjustment, claims management, statistical reporting and loss control, among other services. Insurance companies usually make claims adjusting assignments on a claim by claim basis. Self-insured clients typically retain adjusting firms like Frontier and the Adjusters to handle all of their claims, such as workers' compensation, general liability claims and other claims. Neither Frontier nor any of the Adjusters engages in public adjusting, which consists of representing individual insureds with respect to their claims against insurance companies.

Risk management related services consist primarily of providing services to in-house risk managers of self-insureds whose internal resources do not include expertise in claims adjusting or other aspects of claims management. Risk management services, which also are often referred to in the industry as "third party administration" include administering claims, working with self-insurers to decide whether certain claims need external investigation, coordinating the efforts of the field investigation with internal claims review activities, generating necessary statistical reports and paying losses. The insurance companies responsible for the excess coverage of self-insured clients often play a significant role in the selection and retention of providers of risk management or third party administration and related services.

LICENSING AND FRANCHISING

The major part of Frontier's revenue is derived under its Agreements with the Adjusters. Pursuant to the terms of the Agreements, an Adjuster is authorized to use, within a designated geographic area, Frontier's service mark in providing adjusting and risk management-related services. In addition, an Adjuster is provided with a computerized central collection and rebilling service and national advertising and referrals by Frontier. Frontier receives a 10% or 15% royalty fee on all of the Adjusters' collections. In fiscal 1999, Frontier retained 10.7% of the Adjusters' collections as royalty fees under all of its Agreements.

Frontier generally does not advertise for or solicit potential licensees or franchisees. Frontier believes that through the financial flexibility it offers and the established and dependable services it provides to Adjusters, Frontier is generally capable of attracting qualified licensees and franchisees.

Frontier's philosophy is to enter into agreements with licensees and franchisees who are highly qualified and capable of adjusting all types of claims. Frontier estimates that the average length of time during which the Adjusters have been providing insurance adjusting services, on a company-wide basis, is approximately 20 years.

Before entering into an agreement with a prospective licensee or franchisee, Frontier reviews the prospective licensee's or franchisee's background to determine whether he or she is qualified and capable of rendering professional insurance adjusting services. In evaluating a potential licensee or franchisee, Frontier considers the length of time the potential licensee or franchisee has been involved in insurance adjusting and such other factors as his or her (i) experience and the types of claims that he or she is capable of adjusting; (ii) ability to act independently without supervision by Frontier; (iii) prior and current associations in the insurance adjusting business; and (iv) reputation in the insurance adjusting business and in the community in which he or she will provide insurance adjusting services.

OPERATION OF INDEPENDENT ADJUSTERS

Each Adjuster is required to maintain an office within a designated geographic area defined in his or her Agreement. The Agreements require, among other things, that Adjusters devote at least 80% of their time during any 45-day period to the conduct of the defined business. The Agreements are subject to termination by Frontier upon an Adjuster's failure to meet minimum gross billing volumes. The Adjusters retain the right to make independent decisions regarding the management and operation of their businesses, subject to the terms of the Agreements.

Frontier has a national advertising program in major trade journals. The advertising is designed to promote Frontier's operations and to generate new accounts for its Adjusters. Adjusters receive claims from both local referrals developed by the Adjusters and from referrals by Frontier. The latter referrals are generally obtained through advertising efforts and the general reputation of Frontier. In addition, Adjusters are permitted, but not required, to advertise within their designated geographic areas.

Upon providing services to a client, the Adjuster prepares a bill to the client for the Adjuster's services. The form of invoice, which is supplied by Frontier, indicates that remittance is to be made directly to Frontier's address. Upon receipt of payment from the client, Frontier withholds the royalty fee together with any reimbursements due to Frontier for liability and errors and omissions insurance premiums Frontier may have paid on behalf of the Adjuster and repayments for any credits, loans or advances Frontier may have made to the Adjuster. Frontier rebills uncollected invoices on a 45-60 day cycle. Frontier's arrangements with Adjusters located in Canada differ from the foregoing in that clients of Canadian Adjusters send their remittances to Frontier's Canadian P.
O. Box or to Frontier's franchisee in Regina, Saskatchewan, Canada. Remittances received by Frontier's franchisee are deposited by the franchisee directly into Frontier's bank account.

If a particular geographic area produces claims volume greater than the Adjuster in that area is capable of servicing, the Adjuster may, at Frontier's request, or at the suggestion of the Adjuster, relinquish to a new prospective licensee or franchisee a portion of the designated area covered by his or her Agreement. As a result of these arrangements, Frontier redirects to the relinquishing Adjuster 5% of collections derived from services provided by the new Adjuster.

To assist new Adjusters in meeting their business and personal expenses during their initial period as Adjusters, Frontier may advance funds to them against future billings. Typically such advances are made semi-monthly and average approximately $2,500 per month. The number of Adjusters to whom semi-monthly advances are made typically varies between 1 and 5. Frontier believes that these arrangements provide new Adjusters assistance in making the transition from being employees of insurance companies or other adjusting firms to becoming the owners of their own businesses and, therefore, aid Frontier in attracting qualified individuals as Adjusters.

In addition to advancing funds to new Adjusters, Frontier frequently lends money to Adjusters. These loans may either be loans that are repaid on a weekly basis out of their collections, or advances against accounts receivable. Frontier generally requires that advances against receivables be repaid in full within 45 days.

Frontier does not charge interest on any loans or advances made to Adjusters. During the past four fiscal years, Frontier has loaned or advanced an average aggregate of approximately $342,000 per month and has received reimbursement of an average of approximately $322,000 per month. At December 31, 1999, Frontier had approximately $1,209,000 in outstanding loans or advances. During the past four fiscal years, Frontier has written off an average of approximately $183,000 per year due to bad debts related to these arrangements.

COMPANY-OWNED INSURANCE ADJUSTING BUSINESS

In addition to its operations as a licensor and franchisor, Frontier conducts independent insurance adjusting and risk management operations in Arizona and Nevada.

OWNERSHIP OF FRONTIER COMMON STOCK BY UFAC

On April 29, 1999, at the annual shareholders' meeting, Frontier's shareholders approved the November 20, 1998, agreement between Frontier and UFAC, whereby UFAC purchased 5,258,513 shares of Common Stock of Frontier, representing approximately 59% of Frontier's then outstanding Common Stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF FRONTIER

For a discussion of management's analysis of financial condition and results of operations, refer to Frontier's Form 10K for the fiscal year ended June 30, 1999, and Form 10-Q for the quarter ended December 31, 1999.

UFAC AND THE UFAC SUBSIDIARIES

UFAC, together with its subsidiary companies, DBG and JW, provides claims adjusting services, third party claims administration, and claims administration software to the automotive, insurance and financial services industries, with particular emphasis on Internet applications. UFAC owns 100% of the issued and outstanding capital stock of DBG and JW.

UFAC

UFAC offers a group of insurance claims products and services, including claims adjusting, third party claims administration and subrogation collections, to a broad range of insurance carriers and managers. UFAC's products and services are directed primarily to the automotive industry and may be customized to meet the needs of independent insurance carriers, risk managers of financial institutions and self insured fleets, and commercial insurance brokers and their clients. UFAC's products and services are designed to achieve lower claims costs for its clients.

CLAIMS ADJUSTING

UFAC carefully selects and trains its claim representatives to provide third party claims administration services for the commercial market. Claim representatives average eight years of professional claims experience and receive ongoing training. Each claim representative is evaluated under proprietary performance standards for timeliness, accuracy and courtesy.

THIRD PARTY CLAIMS ADMINISTRATION

UFAC  provides  administration  of  complex,  high  limit  claims  for the  auto industry.. Claim specialists continuously evaluate claims to make recommendations for settlement or defense. In addition, claim specialists are encouraged to cross-sell services to existing clients and to other carriers when appropriate. UFAC claim specialists are available to respond to customer needs 24 hours per day, seven days per week.

UFAC's extensive experience in third party claims administration has resulted in development of a litigation database of approved defense counsel. The litigation database helps UFAC to objectively review and evaluate the results, cost and performance of each defense counsel. Also, UFAC has a dedicated special investigation unit with a countrywide and international network of investigators. Using UFAC's information systems and databases, together with the National Insurance Crime Bureau and its experience and data, UFAC investigates and assists, on behalf of its clients, in the prosecution of criminal claims against perpetrators of insurance fraud.

SUBROGATION COLLECTIONS

UFAC's operations include a subrogation group that focuses on collection of third party liability indemnification claims. UFAC's subrogation collectors are skilled in litigation management and trained as casualty claims representatives.

COMPETITION

UFAC's main competitors are Hertz Claims Management, Crawford and Company, and Empire Fire & Marine. UFAC believes that its extensive experience in the commercial auto industry and its highly trained claims professionals, coupled with an operating structure that allows efficient and effective handling of all customer claims, permits UFAC to efficiently compete with its major competitors, many of whom have greater financial resources than UFAC.

MAJOR CUSTOMERS

Historically, UFAC has had four major customers: Enterprise-Rent-a-Car Company; Rental Insurance Services Enterprise (USI Insurance Service Corp.); Frontier Insurance Group, Inc., including its clients Dollar/Thrifty Auto Group, Budget-Rent-A-Car and Ryder; and American Express Travel Related Services Company, Inc. For the 12 months ended December 31, 1999 these customers represent 17%, 9%, 44% and 28% of UFAC's revenue, respectively. In general, UFAC's relationships with its customers tend to span several years because of the complexities of the working relationship and the high cost of changing claim management firms. However, Frontier Insurance Group, Inc., a recently acquired customer, informed UFAC in April 2000 that it would cease using UFAC's services for new claims. UFAC believes that it has replaced this lost revenue with additional revenue from Enterprise-Rent-a-Car. Enterprise-Rent-a-Car represented approximately four months of revenue in 1999 and has contracted with UFAC for services for the entire year 2000. The loss of any of its major customers in the future may have a material adverse affect on UFAC's results of operations.

PRICING AND EXPENSE MANAGEMENT

UFAC is paid a predetermined fee for managing and adjusting a claim to closure. Fees vary by type of claim, for example, bodily injury claims are much more complex than property damage claims and therefore the related fees are higher. The variation is due to the complexity of the type of claim and the resources needed to resolve the type of claim. Complex claims often last three years or more. Fees are paid at the beginning of an engagement thereby generating a strong initial cash flow.

Adjuster compensation accounts for approximately 65% of UFAC's total annual expenses. Therefore, staff management and claim volume are the major factors affecting profitability. UFAC monitors adjuster inventory levels and closure rates on a daily basis. UFAC closely monitors loss adjustment expense per claim to ensure that its fee structure is adequate and standard productivity levels are being met. Because of the service nature of UFAC's business, UFAC's fixed costs are low in comparison to its variable costs. In the 12 months ended December 31, 1999 fixed costs represented approximately 30% of UFAC's total costs.

UFAC's   technology  staff  has  spent  the  past  24  months  developing  a  PC server-based claim system to replace the current mainframe system. The main features of the new system are enhanced user efficiencies and lower operating costs. In accordance with generally accepted accounting principles ("GAAP"), these costs have been capitalized and will be amortized over five years beginning mid 2000. The net incremental annual expense will be approximately $80,000.

EMPLOYEES

As of April 1, 2000, UFAC employed approximately 230 employees, of whom 20 were administrative, 200 were claims service employees and ten were in sales and marketing and other categories. UFAC has not experienced any work slow downs in the past and believes that it has good relationships with its employees.

FACILITIES

UFAC's operations are located in four leased facilities located in Cleveland, Ohio; Sacramento, California; Orlando, Florida; and Memphis, Tennessee. Approximately 80% of UFAC employees are located in Cleveland, Ohio under a short-term lease. UFAC has identified potential replacement space and anticipates entering into a lease on the replacement space under similar terms and conditions to its current lease.

JW AND DBG

JW and DBG provide innovative software products and programs for customers in the insurance, automotive, and financial industries. JW's and DBG's products are offered under license agreements to customers, which agreements also offer customer training, installation assistance and ongoing data processing support from their respective professional staffs.

JW was formed by James T. Wieland in October 1989. In October 1998, UFAC purchased 51% of JW from Mr. Wieland and in April 2000 purchased the remaining 49% of JW. DBG commenced operations in early 1999. JW and DBG provide supporting services to each other.

PRODUCTS AND SERVICES

JW's and DBG's claims management software systems help to manage the process of adjusting workers' compensation and property and casualty claims. These systems utilize visual displays, including icons and pull down menus, and a "wizard" feature that provides easy to access help menus to facilitate use of the product. Assignment and workflow management applications help streamline field workflow administration for the user. Service and assignment requests are entered via the Internet. The software identifies the closest claims adjusters to complete the assignment, then tracks the request, providing status reports throughout the cycle. Field service results, including digital images, are used to expedite the transfer of information from the field to the central office and to customers.

Both JW and DBG believe software support is key to the success of information systems. Therefore, JW and DBG operate a Help Desk 24 hours per day, seven days per week. In addition, all software purchases include comprehensive training, using the software tailored for the specific customer's application. JW and DBG also offer consulting services in the areas of project management, custom programming, data migration and business process evaluation.

JW's and DBG's software systems were developed in Power Builder 6.5 for Microsoft Windows and use open database access methods to allow system implementations with various commercial grade databases such as Oracle, MS, SQL Server and Sybase SQL Anywhere. The systems adhere to Windows 3.x, Windows 98 and Windows NT standards. System interfaces are designed to be consistent and intuitive, utilizing visual displays such as tool bars, icons, tabs, and buttons. This provides a single-screen interface to all related features and functionality.

JW and DBG anticipate that future sales volume will break down as follows: application software sales 75%; maintenance and support services 15%; and consulting work 10%. The companies intend to expand by acquiring small, entrepreneurial software companies and by providing centralized marketing, financial and technical support.

COMPETITION

JW and DBG's main competitors are CSC Computer Science Corp., Dorn Technologies, Pyramid Systems, Envision Technology Group, The Freedom Group and The David Corporation. JW and DBG believe that their competitive advantages include a more comprehensive solution to claims management needs, coupled with alternative user interface options. The companies also benefit from their affiliation with UFAC, which provides end user expertise for the development of their claims management software.

EMPLOYEES

As of April 1, 2000, JW and DBG, together, employed approximately 50 employees, consisting of 34 application programmers, 4 web developers, and 12 operating support personnel including database, hardware and network support. Because of the service nature of JW and DBG operations, the companies operate with minimal fixed costs. Programmer compensation (a variable cost) accounted for approximately 80% of total annual expense during the 12 months ended December 31, 1999.

FACILITIES

JW and DBG operations are located in two leased locations in Cleveland, Ohio and St. Louis, Missouri. Approximately 65% of their employees are located in Cleveland, Ohio under a short-term lease. JW and DBG have identified potential replacement space and anticipate entering into a lease on the replacement space under similar terms and conditions to its current lease.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF UFAC

Prior to April 2000, UFAC owned 100% of DBG, 51% of JW, 100% of Vehicle Inspection Services, Inc. (formerly Progressive Vehicle Services, Inc.) and approximately 59% of Frontier. UFAC acquired the remaining 49% of JW in April 2000.

The following table sets forth the consolidated operating results of UFAC, DBG and JW for the years ended December 31, 1999 and 1998 and reflects the minority interest in JW held by a third party. The financial statements have been prepared to reflect the financial position and results of operations of UFAC, JW and DBG on a carve-out basis and not to reflect UFAC and all majority-owned subsidiaries on a consolidated basis. Accordingly, UFAC's interest in Frontier and Vehicle Inspection Services, Inc. have been excluded.

                                            1999                   1998
                                     -------------------    -------------------

Revenue                              $16,976,448   100.0%   $ 9,361,239   100.0%
                                     -----------   -----    -----------   -----
Compensation and employee benefits     9,972,053    58.7      5,077,094    54.2
Office and overhead expenses           5,245,974    30.9      3,865,691    41.3
Other operating expenses               1,051,783     6.2        384,882     4.1
                                     -----------   -----    -----------   -----
Total operation expenses              16,269,810    95.8      9,327,667    99.6
                                     -----------   -----    -----------   -----
Income from operations                   706,638     4.2         33,572     0.3
                                     -----------   -----    -----------   -----
Other income (expense)                 1,161,179     6.8        178,962     1.9

Income taxes                             879,862     5.2         97,737     1.0

Minority interest                         99,673     0.6         63,549     0.7
                                     -----------   -----    -----------   -----
Net income                           $ 1,087,628     6.4%   $   178,346     1.9%
                                     ===========   =====    ===========   =====

DISCUSSION

UFAC's consolidated revenue increased approximately 80% from $9,361,239 for the 12 months ended December 31, 1998 to $16,976,448 for the 12 months ended December 31, 1999. This growth is due to two major factors. During the 12 months ended December 31, 1999, UFAC began a claims adjusting program with Frontier Insurance Group, Inc. and added Enterprise-Rent-A-Car to its customer base. These two programs generated approximately $7,000,000 in revenue during the 12 months ended December 31, 1999. Frontier Insurance Group, Inc. has indicated to UFAC that it will cease purchasing new services from UFAC commencing in April 2000. Revenue to UFAC from Frontier Insurance Group, Inc. represented approximately $6,700,000 during the 12 months ended December 31, 1999. Also, during 1999, JW licensed its claims management system to Budget-Rent-A-Car. This generated approximately $700,000 in revenue during the year.

The increase in operating costs and expenses to $16,269,810 during the 12 months ended December 31, 1999 from $9,327,667 for the 12 months ended December 31, 1998, an increase of approximately 75%, is directly correlated to the increase in UFAC's revenue. Operating profit improved to $706,638 during the 12 months ended December 31, 1999 from $33,572 in the 12 months ended December 31, 1998. This increase was due to increased volume, operating efficiencies and increased leveraging of fixed costs. Other income increased during 1999 from $178,962 in the 12 months ended December 31, 1998 to $1,161,179 in the 12 months ended
December 31, 1999. This increase was due to the gain on sale of a rental property during 1999.

LIQUIDITY

Net cash provided by operations increased to $11,078,428 during the year ended December 31, 1999 from $1,379,794 during the year ended December 31, 1998. The increase was primarily due to the increase in net income, deferred revenue and agency deposits.

Net cash used in investing activities was $2,064,611 during the year ended December 31, 1999 a decrease of $55,098 from $2,119,709 during the year ended December 31, 1998. Cash used in 1999 was primarily used to purchase fixed assets and for software development costs. Cash used in 1998 was primarily used to purchase JW and for software development costs.

Net cash used in financing activities during the year ended December 31, 1999 was $8,789,025.. This was substantially the result of the settlement of intercompany loans, principally with Progressive. Net cash provided by financing activities of $745,847 during the year ended December 31, 1998 was the result of intercompany loans received.

UFAC, DBG and JW believe that their current cash balances are sufficient to meet anticipating operating requirements for the companies for the next 12 months. There can be no assurance that additional capital beyond the amounts forecasted will be required or that any such required additional capital will be available on reasonable terms, if at all.

ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). SFAS 133 established new accounting for reporting standards for derivative financial instruments and for hedging activities. SFAS 133 requires a company to measure all derivatives at fair value and to recognize them in the balance sheet as an asset or liability, depending on that company's rights or obligations under the applicable derivative contract. In June 1999, the FASB issued SFAS No. 137, which deferred the effective date of SFAS 133 for one year. UFAC, DBG and JW will adopt SFAS 133 no later than the first quarter of fiscal year 2001. SFAS 133 is not expected to have a material impact on the consolidated results of operations, financial position or cash flows of UFAC, DBG and JW.

CERTAIN FACTORS THAT MAY AFFECT FUTURE PERFORMANCE

Future performance may be affected by a number of factors, which should be considered in evaluating UFAC, DBG and JW. Revenue depends on, among other things, continued customer satisfaction, successful new sales, timing of new product introductions, price competition and decline and the continued successful design of new products. Future operating results may vary significantly from period to period as a result of these factors.

UFAC's revenue and margins are highly dependent upon a few large customers. The loss of one or more of these customers would materially adversely affect UFAC's operating results. For DBG and JW, frequent product introductions and rapid product obsolescence characterize the technology market. Despite a strategy designed to enable short time frame from product development to market, there is no assurance that DBG and JW will be successful in execution or that successful execution will assure high margins.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and information contained in this Proxy Statement, including statements made under "Proposal One-UFAC and the UFAC Subsidiaries - JW and DBG
- Management's Discussion and Analysis of Financial Condition and Results of Operations of UFAC," concerning future, proposed and anticipated activities of Frontier, UFAC, JW and/or DBG, certain trends with respect to their operating results, capital resources and liquidity or with respect to the insurance adjusting industry in general, and other statements contained in this Proxy Statement regarding matters that are not historical facts are forward-looking statements, and by their very nature, include risks and uncertainties. Accordingly, actual results may differ, perhaps materially, from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include the foregoing and those discussed elsewhere in this Proxy Statement and under "Special Considerations" in Frontier's Form 10-K for the year ended June 30, 1999.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information concerning each of the directors and executive officers of UFAC, JW and DBG.

            Name                      Age     Position
            ----                      ---     --------
     UFAC:
            John M. Davies            43      Sole Director
            Troy M. Huth              39      President
            Jeffrey R. Harcourt       39      Treasurer
            Peter I. Cavallaro        38      Secretary

     JW:
            Troy M. Huth              39      Chairman of the Board and Director
            James T. Wieland          38      President and Director
            Jeffrey R. Harcourt       39      Treasurer
            Peter I. Cavallaro        38      Secretary
            William A. White          45      Director

     DBG:
            Troy M. Huth              39      President and Director
            Jeffrey R. Harcourt       39      Treasurer and Director
            Peter I. Cavallaro        38      Secretary
            William A. White          45      Director

JOHN M. DAVIES was appointed sole director of UFAC in 1999. Mr. Davies has been associated with Frontier as a director since 1999 and Chairman of the Board since January 2000. Effective June 1, 1999, Mr. Davies became President of Netrex LLC, a newly organized financial services and technology company. Mr. Davies was employed by The Progressive Corporation from 1990 to 1999. His last position with Progressive was managing Progressive's Diversified Business Group. Prior to joining Progressive, he was employed at Coopers & Lybrand, an international accounting and consulting firm. Mr. Davies has an MBA from the University of Pittsburgh and has earned numerous professional designations, including being a Certified Public Accountant, a Chartered Property and Casualty Underwriter and a Chartered Life Underwriter.

TROY M. HUTH was appointed President of UFAC in 1999, Chairman of the Board and President of JW in 1999 and President and director of DBG in 1999. Mr. Huth has been associated with Frontier as its President and director since 1999. Prior to the acquisition of UFAC by Netrex from Progressive in 1999, Mr. Huth had been employed by The Progressive Corporation since 1986 in various technology and management positions. Mr. Huth currently serves as the President of DBG and the Chairman of JW. Prior to joining Progressive, he held several information technology management positions in manufacturing and service businesses and has been in the technology field since 1979. Mr. Huth has a BA from Baldwin Wallace College.

JEFFREY R. HARCOURT was appointed Treasurer of UFAC, JW and DBG in 1999 and director of DBG in 1999. Mr. Harcourt has been associated with Frontier as its Chief Financial Officer and as a director since 1999. Mr. Harcourt was employed by The Progressive Corporation from 1990 through 1999 and currently is the Chief Financial Officer of Netrex.. Prior to joining Progressive, he was employed by KPMG Peat Marwick, an international accounting and consulting firm. Mr. Harcourt holds a BS degree from Miami University and has earned numerous designations, including being a Certified Public Accountant, a Chartered Property and Casualty Underwriter, a Certified Internal Auditor and a Certified Information Systems Auditor.

PETER I. CAVALLARO joined UFAC as Secretary and General Counsel and JW and DBG as Secretary in 1999. Mr. Cavallaro joined Netrex LLC, a newly organized financial services and technology company, in November 1999. Mr. Cavallaro was appointed the Company's Secretary in January of 2000. From 1990 to 1999, Mr. Cavallaro held various positions with NationsBanc Auto Leasing, Inc. (formerly named Oxford Resources Corp.), including serving as Senior Vice President and General Counsel from 1995 to 1999. From June 1999 to November 1999, Mr. Cavallaro was a Partner at the New York law firm of Rivkin, Radler & Kremer LLP. Mr. Cavallaro continues as Of Counsel to that law firm. Mr. Cavallaro holds a J.D. degree from St. John's University School of Law, and a B.A. degree from St. John's University in New York.

WILLIAM A. WHITE was appointed as a director of JW and DBG in 1999. Mr. White has been associated with the Company as a director since 1999 and was appointed Vice President in January 2000. Mr. White was employed by The Progressive Corporation from 1985 to 1999 and managed Progressive's Diversified Claims Business Group. Mr. White joined Netrex LLC, a newly organized financial services and technology company, in November 1999. Prior to his employment with Progressive, Mr. White served as a commissioned officer in the United States Army. Mr. White holds a master's degree from the University of Southern California and undergraduate degree in Business Administration from John Carroll University in Cleveland, Ohio.

JAMES T. WIELAND is the President for JW Software, Inc. with 15 years experience in the information technology industry. Mr. Wieland holds a B.S. degree from the University of Missouri, St. Louis with an emphasis in Information Systems and Financial Accounting. In 1989, he founded JW Software, Inc., a company specializing in claims administration software.

LEGAL PROCEEDINGS

From time to time in the normal course of business, UFAC, JW and/or DBG are named as defendants in lawsuits. The companies do not believe that they are subject to any such lawsuits or litigation, or threatened lawsuits or litigation that will have a material adverse affect on the companies or their businesses.

                       SELECTED HISTORICAL FINANCIAL DATA

     The following tables set forth selected historical consolidated financial information for Frontier for the five years ended June 30, 1999 and the six month periods ended December 31, 1999 and December 31, 1998. The tables have been derived from, and should be read in conjunction with, the historical audited financial statements of Frontier, including the related notes thereto incorporated by reference in this Proxy Statement. Frontier's financial statements for the five years ended June, 30, 1999 were audited by McGladrey & Pullen, LLP. See "Incorporation of Certain Documents by Reference." The financial information for the six month periods ended December 31, 1999 and 1998 for Frontier is unaudited and reflects, in the opinion of the management of Frontier, all adjustments necessary for a fair presentation of such information. Results for these interim periods are not necessarily indicative of the results that may be expected for the full year or any other interim period.

                       FRONTIER ADJUSTERS OF AMERICA, INC.
             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
                    (in dollars except for number of shares)

                               Six Months Ended                              Year Ended
                                  December 31                                  June 30
                             ---------------------    ---------------------------------------------------------
                               1999        1998         1999        1998        1997        1996        1995
                             ---------   ---------    ---------------------------------------------------------
INCOME STATEMENT DATA
Operating revenue            3,243,056   3,157,482    6,341,584   5,825,348   6,164,603   5,641,984   5,240,825
Net income                     566,400     435,415      546,452     612,475     979,198   1,134,519   1,026,848
Comprehensive income           570,030     435,575      517,505     578,854   1,069,110   1,113,186   1,023,483
Basic earnings per share          0.06        0.09         0.12        0.13        0.21        0.25        0.22
Diluted earnings per share        0.06        0.09         0.12        0.13        0.21        0.25        0.22
Weighted average number of
shares used in per share
data: Basic                  8,957,560   4,605,358    4,569,049   4,605,358   4,607,709   4,620,101   4,662,679
      Diluted                8,957,560   4,607,261    4,570,113   4,612,674   4,631,898   4,627,606   4,664,258
Cash dividends per share            --       .0375       1.6375        0.15        0.15        0.14       0.115

BALANCE SHEET DATA
Working capital              2,671,986   3,544,440    2,073,511   3,214,489   3,261,953   3,196,562   2,946,748
Total assets                 6,260,423   7,284,144   12,118,984   7,800,700   7,912,139   6,875,752   6,597,050
Long-term debt                      --          --           --       4,953      33,462      59,983      84,655
Property and equipment, net  1,653,442   1,727,991    1,608,936   1,724,329   1,736,226   1,554,401   1,484,545
Stockholders' equity         5,623,663   6,715,115    5,053,633   6,452,241   6,564,193   6,230,799   5,838,651
Book value per share              0.63        1.46         0.56        1.40        1.43        1.35        1.26
Retained earnings            3,589,131   4,998,649    3,022,731   4,735,935   4,814,266   4,526,419   4,042,588
Total shares outstanding     8,957,560   4,605,358    8,957,560   4,605,358   4,605,358   4,619,658   4,640,898

     The following tables set forth selected historical audited consolidated financial information for UFAC and Subsidiaries (DBG and JW) for the two years ended December 31, 1999. The financial statements have been prepared to reflect the financial position and results of operations of UFAC, JW and DBG on a carve-out basis and not to reflect UFAC and all majority-owned subsidiaries on a consolidated basis. Accordingly, Frontier and Vehicle Inspection Services, Inc. (formerly Progressive Vehicle Inspection Services, Inc.) have been excluded. The tables have been derived from, and should be read in conjunction with, the historical audited consolidated financial statements of UFAC, including the related notes thereto included with this Proxy Statement. UFAC's financial statements for the two years ended December 31, 1999 were audited by PricewaterhouseCoopers, LLP.

               UNITED FINANCIAL ADJUSTING COMPANY AND SUBSIDIARIES
                    SELECTED HISTORICAL FINANCIAL INFORMATION
                                  (in dollars)

                                                       Year Ended
                                                       December 31
                                               ---------------------------
                                                  1999             1998
                                               ----------       ----------
     INCOME STATEMENT DATA
     Operating revenue                         16,976,448        9,361,239
     Net income                                 1,087,628          178,346

     BALANCE SHEET DATA
     Working capital (deficit)                    212,157       (9,270,101)
     Total assets                              21,733,675       11,591,747
     Long-term debt                                    --               --
     Property and equipment, net                2,734,098        7,669,667
     Stockholders' equity
     (deficit)                                  5,639,359       (1,279,906)
     Book value per share                            5.64            (1.28)
     Accumulated deficit                       (1,421,308)      (2,508,936)

                      MARKET PRICE AND DIVIDEND INFORMATION

Frontier's Common Stock is listed on the American Stock Exchange (AMEX) under the symbol "FAJ." The following table sets forth the range of high and low prices, and the trading volume, during each quarterly period within Frontier's two most recent fiscal years and the current fiscal year.

                                                               Price
                                                     High       Low      Volume
                                                   -------    -------    -------
Fiscal Year Ending June 30, 2000
  First Quarter                                    $ 3.250    $ 1.500    308,800
  Second Quarter                                     2.125      1.000    370,900
  Third Quarter                                      4.500      1.250    397,600

Fical Year Ended June 30, 1999
  First Quarter                                    $ 3.375    $ 2.375    260,900
  Second Quarter                                     2.563      2.000    254,200
  Third Quarter                                      2.750      2.375    240,800
  Fourth Quarter                                     4.375      2.375    354,400

Fiscal Year Ended June 30, 1998
  First Quarter                                    $2.8125    $ 2.125    364,300
  Second Quarter                                    3.5000      2.375    699,800
  Third Quarter                                     3.3125      2.500    320,600
  Fourth Quarter                                    3.2500      2.375    293,500

The following shows per share cash dividends declared for each quarter during Frontier's two most recent fiscal years.

                                                      Cash Dividends Declared
                                                      -----------------------
Fiscal Year Ending June 30, 2000
  First Quarter                                               $ .0000
  Second Quarter                                                .0000
  Third Quarter                                                 .0000

Fiscal Year Ended June 30, 1999
  First Quarter                                               $ .0375
  Second Quarter                                                .0000
  Third Quarter                                                 .0000
  Fourth Quarter                                               1.6000

Fiscal Year Ended June 30, 1998
  First Quarter                                               $ .0375
  Second Quarter                                                .0375
  Third Quarter                                                 .0375
  Fourth Quarter                                                .0375

None of the securities of UFAC, DBG and JW are publicly traded and, therefore, no market price information is available for these companies.

                                 THE TRANSACTION

At the Special Meeting, and at any adjournments thereof, shareholders of the Company will be asked to consider and vote upon the Merger Agreement dated May __, 2000 between the Company, UFAC and Netrex and the transactions contemplated by the Merger Agreement regarding the merger with UFAC in exchange for the issuance of 16,840,000 shares of Frontier's Common Stock, par value $.01 per share (the "Merger Shares") (the "Transaction"). Upon the satisfaction of the conditions to the closing (the "Closing") as set forth in the Merger Agreement, the Company will deliver the Merger Shares to Netrex, Netrex will deliver all of the outstanding shares of UFAC to Frontier and the 5,258,513 shares of Frontier common stock owned by UFAC prior to the Transaction will be cancelled. If the Transaction is consummated, Netrex will own a controlling interest of approximately 82% of Frontier's outstanding Common Stock (from approximately 59% owned by UFAC prior to the Transaction).

The following charts set forth the ownership structure of the Company before and after the Transaction, assuming that no outstanding options or warrants are exercised:

                                                       Before the     After the
                                                       Transaction   Transaction
                                                       -----------   -----------
% of shares owned by UFAC                                 58.70%        81.99%
% of shares owned by directors and executive officers      9.78          4.26
% of shares owned by the public                           31.52         13.75
                                                         ------        ------
                                                         100.00%       100.00%
                                                         ======        ======

The following information concerning the Transaction, insofar as it relates to matters contained in the Merger Agreement, describes the material aspects of the Transaction but does not purport to be a complete description and is qualified in its entirety by reference to the Merger Agreement which is incorporated herein by reference and attached hereto as Annex A. Frontier shareholders are urged to read carefully and in its entirety the Merger Agreement.

EFFECTS OF THE TRANSACTION

Pursuant to the terms of the Merger Agreement, subject to the satisfaction or waiver (where permissible) of certain conditions and the approval of the Merger Agreement by the requisite vote of the shareholders of Frontier. UFAC will be merged into Frontier. Frontier will be the surviving corporation owning all of its assets and those of UFAC, and DBG and JW will become wholly-owned subsidiaries of Frontier. Each share of Frontier Common Stock (other than those owned by UFAC prior to the Transaction) outstanding prior to the Transaction will remain outstanding and unchanged as a result of the Transaction.

ACCOUNTING AND TAX TREATMENT

The Transaction will be accounted for under the purchase method of accounting. Under the purchase method of accounting, the acquiring enterprise, for accounting purposes in a business combination effected through the exchange of stock, is presumptively the enterprise whose former common shareholders either retain or receive the larger portion of the voting rights in the combined enterprise. Upon completion of the Transaction, Netrex will own approximately 82% of the voting rights of the combined company and is presumptively the accounting acquirer. Accordingly, the assets and liabilities of UFAC, JW and DBG will be brought forward at their net book values, and a new basis will be established for Frontier's assets and liabilities based upon their fair values.

The Company, based on financial and legal advice, believes that the Transaction will not result in Federal tax liabilities to the Company, to UFAC or to either company's shareholders.

EXCHANGE RATIO

At the Closing, all of the issued and outstanding shares of Common Stock of UFAC will be exchanged for 16,840,000 shares of Frontier Common Stock and the 5,258,513 shares of common stock of Frontier owned by UFAC prior to the Transaction will be cancelled.

It is expected that the market price of Frontier Common Stock will fluctuate between the date of this Proxy Statement and the date on which the Transaction is consummated and thereafter. Because the number of shares of Frontier Common Stock to be received by Netrex in the Transaction is fixed and because the market price of the Frontier Common Stock is subject to fluctuation, the value of the shares of Frontier Common Stock that Netrex will receive in the Transaction may increase or decrease prior to the Closing of the Transaction. No assurance can be given concerning the market price of the Frontier Common Stock before or after the Closing.

As a result of the Transaction, each outstanding and unexercised option to purchase shares of UFAC will be converted to an option to purchase Frontier common stock at a ratio consistent with the conversion ratio as used in the Transaction. After the Transaction there will be such options to purchase approximately 1,209,112 shares of Frontier Common Stock at an average exercise price of $1.19 per share of Frontier Common Stock. There are no outstanding and unexercised options to purchase shares of JW or DBG.

EFFECTIVE TIME

The Transaction will become effective at the date and time set forth in the Merger Agreement, after all conditions, including approval by the shareholders, have been met.

BACKGROUND OF THE TRANSACTION

On January 26, 2000, Frontier's Board of Directors held a special meeting to consider a strategic transaction involving UFAC, DBG and JW proposed by John M. Davies, the Chairman of the Board. The Board was interested in broadening
Frontier's technology base and operations and in expanding into e-commerce activities. Because Mr. Davies was an officer and director of UFAC, Mr. Davies was familiar with the operations of UFAC, DBG and JW. Mr. Davies believed that the purchase of these companies would help Frontier achieve its interests. The Board appointed a committee of independent directors to consider the matter. The committee of independent directors consisted of William J. Rocke, Jean E. Ryberg and Louis T. Mastos (the "Committee").

On January 27, 2000, ComStock Valuation Advisors, Inc. ("ComStock") was formally retained by Frontier's Board, at the recommendation of the Committee, to evaluate and prepare a fairness opinion for the Board, which opinion includes an appraisal of each of UFAC, JW and DBG, and the proposed exchange ratio for the Transaction (the "ComStock Opinion"). During the four weeks after the Board meeting, members of Frontier's senior management met with representatives of ComStock to discuss issues of valuation.

From January 27, 2000 through May 2, 2000, Frontier and Netrex, in conjunction with their respective legal and tax advisors, negotiated the definitive Merger Agreement.

From January 27, 2000 through May 2, 2000, Frontier conducted a due diligence review of UFAC, DBG and JW with assistance from representatives of ComStock.

On March 2, 2000 Frontier's Board met to consider the draft ComStock Opinion, as well as the draft Merger Agreement. The Board reviewed the draft ComStock
Opinion, as well as a draft purchase agreement, and participated in extensive discussions regarding the Transaction. It was the sense the Board to enter into the Transaction. The Board authorized Management to negotiate, execute the Merger Agreement and to draft and file the appropriate proxy statement and to take such other actions as are necessary to consummate the Transaction.

On March 2, 2000, Frontier's Board (including all of the independent directors) unanimously approved in principle, the Merger Agreement and the transactions contemplated thereunder and, subject to review by the Committee, recommended its approval to the shareholders. Subsequently, Netrex and Frontier issued a joint press release announcing the proposed Transaction.

On April 6, 2000, the Committee met with representatives of ComStock to discuss the ComStock Opinion. The Committee reported to the Board that it had completed its deliberations, and recommended that ComStock conduct a brief study of the valuation of Frontier in light of the fluctuations in the trading price of Frontier's stock. Subject to the results of the study, the Committee recommended the transaction to the Board.

On May 2, 2000, Frontier's board met to consider the recommendation of the committee of independent directors. The Board received the final forms of Merger Agreement and proxy statement and approved the execution and delivery of the Merger Agreement and the filing of the proxy statement with the SEC, as well as approved certain other related matters necessary to consummate the Transaction.

On May __, 2000, the Merger Agreement was executed and delivered to Frontier, UFAC and Netrex.

RECOMMENDATION OF THE BOARD OF DIRECTORS; REASONS FOR THE TRANSACTION

The Frontier Board has approved unanimously the Merger Agreement, has determined unanimously that the Transaction is fair and in the best interests of Frontier and its shareholders and recommends unanimously that the shareholders of Frontier vote FOR the approval and adoption of the Merger Agreement and the consummation of the transactions contemplated thereby.

The Frontier Board believes that the consummation of the Transaction is an important step towards Frontier's long-range strategic goal of expanding into business-to-business services and developing and marketing both software and e-commerce business applications.

Prior to approving the  Transaction,  the Frontier Board received,  analyzed and
considered  information   regarding,   and  was  favorably  influenced  by,  the
following:

     (i) The potential efficiencies and synergies and cross marketing opportunities that could be realized by combining the operations of Frontier, UFAC, DBG and JW, due to the complementary nature of their product and service lines;

     (ii) The opportunity for Frontier's shareholders to participate, as holders of the consolidated company, in the anticipated growth of the combined company's business, which growth may provide Frontier's shareholders with a greater opportunity for long-term appreciation and liquidity than if the Transaction were not consummated;

     (iii) An analysis of the Transaction conducted by Frontier's financial advisor, ComStock, as well as ComStock's opinion as to the fairness of the Transaction to Frontier's shareholders from a financial point of view (see "The Transaction - Opinion of Financial Advisor"); and

     (iv) The results of its extensive due diligence review of the business and operations of UFAC, JW and DBG.

The Frontier Board also considered various potential negative factors relating to the Transaction but concluded that these factors were outweighed by the potential benefits to be gained by the Transaction. The negative factors considered by the Frontier Board included the following:

     (i) The risk that the business synergies and operating efficiencies sought in the Transaction would not be fully achieved; and

     (ii) The risk that the trading price of the Frontier Common Stock might be adversely affected by the announcement of the Transaction and the value received in the Transaction by Frontier's shareholders would decrease accordingly.

POTENTIAL BENEFITS OF THE TRANSACTION

Frontier believes that the Transaction, if consummated, primarily represents an opportunity for Frontier to expand its focus into business-to-business services and develop and market both software and e-commerce business applications.

Although the Transaction will not result in any direct return to shareholders of cash or other consideration, Frontier believes that the Transaction offers shareholders an opportunity to realize long-term value. It should be noted, however, that there is no assurance that Frontier will realize all or any of the potential benefits described above, all of which are forward-looking statements that are subject to numerous risks and uncertainty. Frontier's ability to enhance shareholder value will depend upon a number of circumstances, many of which are outside the control of management.

POTENTIAL ADVERSE EFFECTS OF THE TRANSACTION

Frontier believes that the Transaction, if consummated, could have certain adverse effects on Frontier and its shareholders, in that the concentration of ownership of shares of Frontier's common stock will increase from the approximately 59% currently owned by UFAC to approximately 82% of Frontier's common stock to be owned by Netrex after the Transaction. Assuming no other changes in the number of outstanding shares of Common Stock, Netrex would continue to be in a position to control the election of the Board or the outcome of any corporate transaction or other matter submitted to the shareholders for approval. This continued and enhanced concentration of ownership could make it more difficult for other shareholders to challenge Frontier's director nominees, to elect their own nominees as directors or to remove incumbent directors and may render Frontier a less attractive target for an unsolicited acquisition by an outsider. In addition, under Arizona law, a merger or consolidation involving Frontier requires the affirmative approval of a majority of the shares entitled to vote. Accordingly, Netrex will have sufficient voting power to block any such transaction.

DISCUSSION OF FINANCIAL ANALYSIS

The Company retained ComStock, an independent third party, to advise the Board and to conduct a financial analysis of the Transaction. In addition, the Board of Directors appointed a committee of independent directors to analyze the financial terms and the consideration to be received in the Transaction.

The members of the Board evaluated the factors referred to above in light of their knowledge of the business and operations of the Company, Netrex, UFAC, JW and DBG, their business judgment and consultations with the Board's independent advisor. In view of the wide variety of factors considered in connection with the Board's evaluation of the Transaction, the Board did not find it practicable to, and did not, quantify or attempt to assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Frontier Board may have given different weights to different factors. For a discussion of the interests of the executive officers and directors of Frontier in the Transaction, see "Interests of Certain Persons in the Transaction."

OPINION OF FINANCIAL ADVISOR

On March 2, 2000, ComStock delivered a draft opinion to Frontier's Board of Directors dated February 29, 2000 that the Transaction was fair from a financial point of view to the shareholders of Frontier. A draft of ComStock's financial analysis was distributed to the Board and used as the basis of discussions at a special meeting of the Board held on March 2, 2000. The Frontier Board was given a detailed written report setting forth the financial analysis underlying the ComStock Opinion. This analysis, as presented to the Board, is summarized below. All of the members of the Board were present at the meeting and each Board member had the opportunity to discuss the report. The Board discussed the information in the report, and the financial data and other factors considered by ComStock in conducting its analysis, all of which are summarized herein.

In requesting the ComStock Opinion, the Frontier Board did not give any special instructions to ComStock or impose any limitation upon the scope of the investigation that ComStock deemed necessary to enable it to deliver the ComStock Opinion. The ComStock Opinion is directed only to the fairness of the Transaction to the shareholders of Frontier from a financial point of view and does not constitute a recommendation to any shareholder as to how such shareholder should vote at the Special Meeting.

Frontier selected ComStock to provide a fairness opinion because it is a nationally recognized valuation firm engaged in the valuation of "small cap" businesses and their securities in connection with mergers and acquisitions and for other purposes and has substantial experience in transactions similar to the Transaction. The engagement letter with ComStock provides that Frontier will pay ComStock an advisory fee of $35,000, reimburse ComStock for its out-of-pocket expenses and will indemnify ComStock and certain related persons against certain liabilities, including liabilities under securities laws, arising out of the Transaction or its engagement.

In conducting its analysis and arriving at the ComStock Opinion, ComStock reviewed such information and considered such financial data and other factors as ComStock deemed relevant under the circumstances, including, among others, the following: (i) a draft of the Merger Agreement; (ii) certain historical financial and operating data that are publicly available concerning Frontier, including, but not limited to, the Annual Report to Shareholders and Annual Report on Form 10-K of Frontier for the fiscal years ended June 30, 1997, 1998 and 1999, the Quarterly Report on Form 10-Q of Frontier for the quarter ended December 31, 1999, the Proxy Statement for the Annual Meeting of Shareholders held on January 26, 2000; (iii) certain historical financial and operating data that are not publicly available concerning UFAC, DBG and JW including, but not limited to, the applicable annual financial statements for the years ended December 31, 1997, 1998 and 1999; (iv) certain information of UFAC, DBG and JW, including written financial forecasts for future fiscal years, prepared by their management; (v) publicly available financial, operating and stock market data concerning certain companies engaged in businesses ComStock deemed comparable to Frontier or otherwise relevant to its inquiry; (vi) publicly available financial, operating and stock market data concerning certain companies engaged in businesses ComStock deemed comparable to UFAC, DBG and JW or otherwise relevant to its inquiry; and (vii) such other financial studies, analyses and investigations that ComStock deemed appropriate. ComStock assumed, with
Frontier's consent, that the draft of the Merger Agreement which ComStock reviewed would conform in all material respects to that document when in final form.

Representatives of ComStock met with the senior management of Frontier, UFAC, DBG and JW to discuss (i) the prospects for their respective businesses, (ii) their estimates of such businesses' future financial performance, (iii) the financial impact of the Transaction on the respective companies, including potential incremental earnings and cost savings, and (iv) such other matters that ComStock deemed relevant.

In connection with its review and analysis and in arriving at its opinion, ComStock assumed and relied upon the accuracy and completeness of the financial and other information provided to it by Frontier, UFAC, DBG and JW and did not undertake any independent verification of such information or any independent valuation or appraisal of any of the assets of Frontier, UFAC, DBG or JW. With respect to certain financial forecasts provided to ComStock by Frontier, UFAC, DBG and JW, ComStock assumed that the information represents each respective management's best currently available estimate as to the future financial performance of such companies.

In arriving at the conclusions set forth in the ComStock Opinion, ComStock performed a variety of financial analyses, including those summarized herein. The summary set forth below of the analyses presented to the Frontier Board at its March 2, 2000 meeting does not purport to be a complete description of the analyses performed. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstance and, therefore, such an opinion is not necessarily susceptible to partial analysis or summary description.

CAPITALIZED CASH FLOW METHOD

The Capitalized Cash Flow method relies on an estimate of next year's earnings to develop a representative cash flow for UFAC, JW and DBG. Estimated working capital and capital expenditure requirements (net of depreciation) were deducted from the earnings estimate to produce an expected cash flow for each UFAC, JW and DBG. For UFAC, due to the availability of historical financial information, ComStock estimated next year's earnings by multiplying a normalized adjusted historical cash flow by an expected growth rate (incorporated in the capitalization multiple). For JW and DBG, ComStock relied on the estimates of next year's earnings provided by the management for JW and DBG to develop next year's cash flow estimate. For UFAC, the impact of its stock option program was then subtracted to derive a value for UFAC's equity.

Because the ownership interest in UFAC being appraised provides its owners with the right to control UFAC's operations, ComStock then applied a control premium to calculate UFAC's equity value on a controlling interest basis. For JW and DBG, the cash flow estimate used in this method reflected the operating efficiencies that could be implemented by a controlling interest shareholder Therefore, no further control premium was deemed warranted in the calculation of the equity values of JW and DBG.

Since the cash flow multiple for each company was derived in part from the performance of publicly-traded securities, it produces an equity value that incorporates the presumption of liquidity equal to publicly-traded markets. As privately-held enterprises, UFAC, JW and DBG do not offer their shareholders the same level of liquidity as shareholders of the publicly-traded securities that were used to support the cash flow multiples. To reflect this distinction, ComStock applied a discount for lack of marketability of 5% to derive an equity value for UFAC, JW and DBG on a privately-held controlling interest basis.

GUIDELINE COMPANY METHOD

The Guideline Company Method uses pricing multiples developed from publicly-traded stocks of similar businesses to estimate values for UFAC, JW and DBG. The pricing multiples were applied to appropriate financial data for UFAC, JW and DBG to create an array of values on a marketable minority interest basis. Current market pricing multiples were developed that incorporated the following financial data for UFAC: (i) adjusted book capital; (ii) sales; (iii) earnings before interest and taxes ("EBIT"); (iv) earnings before interest, depreciation, amortization and taxes ("EBITDA"); (v) adjusted net income; and (vi) adjusted cash flow. For JW and DBG, a market pricing multiple based only on sales was utilized. A marketable or freely-traded minority interest equity value for UFAC, JW and DBG was estimated by selecting a representative value derived from the various pricing multiples. For UFAC, the impact of UFAC's stock option program was also deducted to derive its equity value.

Because the ownership interests being appraised provide their owners with the right to control the operations of UFAC, JW and DBG, ComStock then applied a control premium to derive an estimate of the fair market value of UFAC, JW and DBG's equity on a controlling interest basis.

As with the other valuation methods, an adjustment was also made to account for differences in liquidity between freely-traded and privately-held common stocks by applying a 5% discount for lack of marketability.

MERGER AND ACQUISITION METHOD

The Merger and Acquisition Method utilizes price/sales multiples from published news reports of actual transactions involving the sale of a controlling equity interest in similar privately-held companies to determine a market-based estimate of UFAC, JW and DBG's equity value appropriate for a strategic buyer. After examining the industry type, transaction components, and computed sales multiples for reported transactions, a representative revenue multiple was selected and applied to the total revenue of each of UFAC, JW and DBG. A discount was applied to the resulting market-based estimate of UFAC, JW and DBG's equity value appropriate for a strategic buyer to eliminate the impact of strategic buyer premiums reflected in the market data from which the revenue multiples were derived. A discount for lack of liquidity was then applied to estimate the fair market value of each UFAC, JW and DBG on a privately-held controlling interest basis.

DISCOUNTED CASH FLOW METHOD (USED ONLY FOR UFAC)

The Discounted Cash Flow Method uses projected financial performance and risk-adjusted discount rates to estimate value, based on the view that the price of a security is a function of an investor's perception of expected future cash flows relative to expected cash flows from alternative investments of perceived comparable risk.

In deploying this method, ComStock considered the fair market value of UFAC by examining a cash flow forecast over a five-year period. The expected annual free cash flows were then discounted to their present value using a market-based, risk adjusted discount rate. A residual value was also computed and discounted to its present value using an assumption of constant cash flow growth at the end of the forecast period.

The present value of the forecasted cash flow stream was combined with the present value of the residual value to derive an estimate of UFAC's equity value. The impact of UFAC's stock option program was also subtracted to derive UFAC's equity value.

Because the discount rate was derived from the performance of publicly-traded securities, the resulting equity value incorporates the presumption of liquidity equal to publicly-traded markets. As a privately-held enterprise, UFAC does not offer its shareholders the same level of liquidity as shareholders in publicly-traded securities that were used to support the discount rate. To reflect this distinction, ComStock applied a discount for lack of marketability of 5% to derive an equity value for UFAC on a privately-held controlling interest basis.

VENTURE CAPITAL METHOD (USED FOR JW AND DBG ONLY)

For JW and DBG only, ComStock employed the Venture Capital Method, which is a simplified approach for start-up companies that places a significant weight on the expected cash-out point of a prospective investor. ComStock analyzed three different cash-out scenarios: (i) the "Success Scenario" under which a sale to a strategic buyer or an Initial Public Offering is the cash-out assumption, and current revenue is grown at an expected growth rate for three years, at which time the cash-out occurs; (ii) the "Return of Capital Scenario" under which the shareholders receive the total amount of capital invested to date, with no incremental return on their investment; and (iii) the "Liquidation Scenario" under which investors receive no positive cash return. Each of the resulting cash-out amounts was discounted at the investor's estimated required rate of return to arrive at a value of JW's and DBG's equity. A control premium was then added to reflect the shareholder rights associated with the ownership interests being appraised. A discount for lack of marketability was also deducted to arrive at an estimate of the net equity values for JW and DBG, calculated on a privately-held controlling interest basis.

VALUE PER SHARE FOR FRONTIER

The common stock of Frontier is traded on the American Stock Exchange under the ticker symbol FAJ. Although Frontier's common stock trades on almost a daily basis, its daily trading volume is relatively low. During the last 20 trading days preceding February 28, 2000 (the most recent date for which ComStock received market data used in its valuation analysis), the daily closing price of

Frontier's stock ranged from a low of $1.50 per share to a high of $1.88 per share. ComStock selected an average of the closing prices for Frontier's common stock for the 20-day period preceding its valuation and fairness analysis, or $1.68 per share, as a representative indication of the current fair market value of Frontier's stock for the purpose of the Transaction.

ComStock's analysis was updated to include various market data available to ComStock as of the date of its Opinion, April 19, 2000. ComStock concluded that no material changes to its initial conclusions were required based on this updated data. On April __, 2000, ComStock issued its final report and fairness opinion to the Board.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

Certain members of Frontier's management and the Frontier Board may be deemed to have certain interests in the Transaction that are in addition to their interests as shareholders of Frontier generally. The Frontier Board was aware of these interests when it approved the Merger Agreement and the Transaction. As provided for in Arizona law, a majority (but in any event not less than two) of Frontier's disinterested directors are required to approve the Transaction. On May 2, 2000 the Transaction was unanimously approved by the Board, including by all four of the independent directors.

John M. Davies, Frontier's Chairman of the Board, owns approximately 9% of the outstanding equity of Netrex LLC, which is the parent of Netrex Capital Group, LLC, which is the parent of Netrex. Mr. Davies disclaims any beneficial interest in the Frontier shares held by UFAC prior to the Transaction, and to be held by Netrex after the Transaction, for purposes of Section 13(d) or (g) of the Securities Exchange Act of 1934, as amended.

Certain executive officers and directors of Frontier are also executive officers and directors of Netrex, UFAC, JW and/or DBG. See "Proposal One - Management" for a description of the officers and directors of UFAC, JW and DBG. The following chart lists the executive officers and/or directors of Frontier who are also directors and/or officers of Netrex, UFAC, JW and/or DBG.

     John M. Davies           Director and Officer of Frontier, Netrex and UFAC
                              Director of Frontier, DBG and JW

     Troy M. Huth             Officer of Frontier, UFAC, JW and DBG
                              Director of Frontier and DBG

     Jeffrey R. Harcourt      Officer of Frontier, Netrex, UFAC, JW and DBG

     Peter I. Cavallaro       Officer of Frontier, Netrex, UFAC, JW and DBG

     William A. White         Director of Frontier, DBG and JW

Other than as set forth above, no director or executive officer of Frontier has any direct or indirect material interest in the Transaction, except insofar as ownership of Frontier Common Stock and Frontier or UFAC options might be deemed such an interest.

                       PRO FORMA CONDENSED FINANCIAL DATA

The unaudited pro forma information set forth below gives effects to the merger of UFAC with and into Frontier as if it had been completed on July 1, 1998 for purposes of the statements of operations, and as if it had been completed on December 31, 1999 for balance sheet purposes, subject to the assumptions and adjustments in the accompanying notes to the pro forma information. The unaudited pro forma condensed combined financial information is derived from the historical financial statements of Frontier and UFAC.

UFAC will account for the merger under the purchase method of accounting. Under the purchase method of accounting, the acquiring enterprise for accounting purposes in a business combination effected through the exchange of stock is presumptively the enterprise whose former common shareholders either retain or receive the larger portion of the voting rights in the combined enterprise. UFAC shareholders will receive approximately 82% of the voting rights of the combined company and is presumptively the accounting acquirer. Management has analyzed the factors that may indicate UFAC should not be deemed to be the accounting acquirer, including (1) UFAC's level of representation of the Board of Directors of the combined company; (2) UFAC's representation in the surviving company management team; (3) the market value of the shares held by UFAC and Frontier shareholders; (4) the relative size of the financial measures (for example, revenues, total assets, net income and so forth) of UFAC and Frontier; and (5) the relative size of non-financial measures of UFAC and Frontier (for example, customers, employees and so forth). Management has concluded that none of these factors, either individually or in the aggregate, is sufficient to rebut the presumption that UFAC should be deemed the accounting acquirer. Accordingly, UFAC will be deemed the acquirer for accounting purposes and its assets and liabilities will be brought forward at their net book values. A new basis will be established for Frontier's assets and liabilities based upon the fair values thereof. The purchase accounting adjustments made in connection with the development of the pro forma condensed combined financial information are preliminary and have been made solely for purposes of developing such pro forma condensed combined financial information.

The pro forma adjustments do not reflect any operating efficiency and cost savings that may be achieved with respect to the combined companies nor do they include any adjustments to historical sales for any future price changes. Upon closing of the merger, the combined company may incur certain integration related expenses not reflected in the pro forma financial information as a result of the elimination of duplicate facilities, operational realignment and related workforce reductions. Such costs would generally be recognized as a liability assumed as of the merger date resulting in additional goodwill if they relate to facilities or workforce previously aligned with Frontier, and would be expensed if they relate to facilities or workforce previously aligned with UFAC. The assessment of integration related expenses is ongoing. The following pro forma information is not necessarily indicative of the financial position or operating results that would have occurred had the merger been consummated on the dates discussed above, or at the beginning of the periods, for which such transactions are being given effect. The pro forma adjustments reflecting the consummation of the merger are based upon the assumptions set forth in the notes hereto, including the conversion of all of the outstanding shares of UFAC for 16,840,000 shares of Frontier common stock.

Frontier and UFAC are unaware of events other than those disclosed in these pro forma notes that would require a material change to the preliminary purchase price allocation. However, a final determination of necessary purchase accounting adjustments will be made upon the completion of a study to be undertaken to determine the fair value of certain of its assets and liabilities, including intangible assets. Assuming completion of the merger, the actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein because of as variety of factors, including access to additional information, changes in value not currently identified and changes in operating results between the dates of the pro forma financial data and the date on which the merger takes place.

             See accompanying notes to unaudited pro forma condensed
                         combined financial information

              Frontier Adjusters of America, Inc. and Subsidiaries
             and United Financial Adjusting Company and Subsidiaries
                   Pro Forma Condensed Combined Balance Sheet


As of December 31, 1999                                                           Pro Forma          Pro Forma
Unaudited                                          UFAC (1)      Frontier (1)    Adjustments          Combined
                                                 ------------    ------------    ------------       ------------
Assets

Current assets:
  Cash                                           $    230,724    $  1,541,141    $         --       $  1,771,865
  Accounts receivable, net                          2,355,720       1,243,758              --          3,599,478
  Receivables from parent and affiliates           12,302,685              --              --         12,302,685
  Other Assets                                             --         336,637              --            336,637
  Prepaid expenses                                     96,820         187,210              --            284,030
                                                 ------------    ------------    ------------       ------------
        Total current assets                       14,985,949       3,308,746              --         18,294,695

Property and equipment, net                         2,734,098       1,653,442              --          4,387,540
Receivables (Long Term)                                    --         312,000              --            312,000
Investments (Long Term)                               685,360              --         685,360
Other assets                                               --         269,654              --            269,654
Goodwill, net of amortization                       4,013,628          31,221       5,815,597 (2)      9,860,446
                                                 ------------    ------------    ------------       ------------

        Total assets                             $ 21,733,675    $  6,260,423    $  5,815,597       $ 33,809,695
                                                 ============    ============    ============       ============
Liabilities and Shareholders' Equity (Deficit)


Current liabilities                              $ 14,773,793    $    636,760    $         --       $ 15,410,553

Deferred tax liability                                492,804              --              --            492,804
Deferred revenue                                      764,723         764,723
Minority interest                                      62,996              --              --             62,996
                                                 ------------    ------------    ------------       ------------

Total Liabilities                                  16,094,316         636,760              --         16,731,076

Commitments and contingencies
Shareholders' equity:
  Common stock                                         10,000          90,191         105,815 (3)        206,006
  Paid-in capital                                   7,050,667       2,104,426       9,298,913 (3)     18,454,006
  Treasury stock                                           --        (184,368)             --           (184,368)
  Other                                                    --          24,283              --             24,283
  Retained earnings (deficit)                      (1,421,308)      3,589,131      (3,589,131)(3)     (1,421,308)
                                                 ------------    ------------    ------------       ------------
        Total shareholders' equity                  5,639,359       5,623,663       5,815,597         17,078,619
                                                 ------------    ------------    ------------       ------------

Total liabilities and shareholders' equity       $ 21,733,675    $  6,260,423    $  5,815,597       $ 33,809,695
                                                 ============    ============    ============       ============

             See accompanying notes to unaudited pro forma condensed
                         combined financial information

              Frontier Adjusters of America, Inc. and Subsidiaries
             and United Financial Adjusting Company and Subsidiaries
              Pro Forma Condensed Combined Statement of Operations


For the six months ended December 31, 1999                                         Pro Forma         Pro Forma
Unaudited                                       UFAC (1)        Frontier (1)      Adjustments         Combined
                                              ------------      ------------      ------------      ------------
Revenue                                       $ 10,225,112      $  3,243,056      $         --      $ 13,468,168

Cost and expenses
  Compensation and employee benefits             5,531,533         1,286,001                --         6,817,534
  Office and overhead expenses                   3,401,570           849,312                --         4,250,882
  Direct claims adjustment expense                 883,217                --                --           883,217
  Depreciation and amortization                    397,587           114,951           145,389(4)        657,927
                                              ------------      ------------      ------------      ------------
     Total costs and expenses                   10,213,907         2,250,264           145,389        12,609,560

        Income from operations                      11,205           992,792          (145,389)          858,608

Other income (expense)
  Misc gains/losses                              1,106,810            30,021                --         1,136,831
  Interest income (expense)                       (184,226)           56,373                --          (127,853)
  Frontier service fees                            150,000          (150,000)               --                --
  Rental income                                     98,047                --                --            98,047
                                              ------------      ------------      ------------      ------------
     Total other income (loss)                   1,170,631           (63,606)               --         1,107,025

Income before taxes and minority interest        1,181,836           929,186          (145,389)        1,965,633

  Income taxes                                     631,339           362,786                --           994,125
                                              ------------      ------------      ------------      ------------
Income before minority interest                    550,497           566,400          (145,389)          971,508
  Minority interest                                 31,850                --                --            31,850
                                              ------------      ------------      ------------      ------------
Net income                                    $    582,347      $    566,400      $   (145,389)     $  1,003,358
                                              ============      ============      ============      ============

Net earnings per share - basic                $       0.05(5)   $       0.06                        $       0.05(5)
                                              ============      ============                        ============
Net earnings per share - diluted              $       0.05(5)   $       0.06                        $       0.05(5)
                                              ============      ============                        ============
Weighted average shares outstanding - basic     11,581,487(5)      8,957,560(5)                       20,539,047(5)
                                              ============      ============                        ============
Weighted average shares outstanding - diluted   11,581,487(5)      8,957,560(5)                       20,539,047(5)
                                              ============      ============                        ============

             See accompanying notes to unaudited pro forma condensed
                         combined financial information

              Frontier Adjusters of America, Inc. and Subsidiaries
             and United Financial Adjusting Company and Subsidiaries
              Pro Forma Condensed Combined Statement of Operations


For the twelve months ended June 30, 1999                                          Pro Forma        Pro Forma
Unaudited                                         UFAC (1)       Frontier (1)     Adjustments        Combined
                                                ------------     ------------     ------------     ------------
Revenue                                         $ 11,030,367     $  6,341,584     $         --     $ 17,371,951

Cost and expenses

  Compensation and employee benefits               3,914,771        3,248,276               --        7,163,047
  Office and overhead expenses                     4,122,780        2,017,847               --        6,140,627
  Direct claims adjustment expense                 2,523,857               --               --        2,523,857
  Depreciation and amortization                      515,063          271,884          290,779(4)     1,077,726
                                                ------------     ------------     ------------     ------------
     Total costs and expenses                     11,076,471        5,538,007          290,779       16,905,257

        (Loss) income from operations                (46,104)         803,577         (290,779)         466,694

Other income (expense)
  Misc gains/losses                                       --           63,293               --           63,293
  Interest income (expense)                         (300,196)         165,272               --         (134,924)
  Frontier service fees                               50,000          (50,000)              --               --
  Rental income                                      412,438               --               --          412,438
                                                ------------     ------------     ------------     ------------
     Total other income                              162,242          178,565               --          340,807

Income before taxes and minority interest            116,138          982,142         (290,779)         807,501

  Income taxes                                        52,262          435,690               --          487,952
                                                ------------     ------------     ------------     ------------
Income before minority interest                       63,876          546,452         (290,779)         319,549
  Minority interest                                  171,483               --               --          171,483
                                                ------------     ------------     ------------     ------------
Net income                                      $    235,359     $    546,452     $   (290,779)    $    491,032
                                                ============     ============     ============     ============

Net earnings per share - basic                  $       0.02(5)  $       0.06                      $       0.02(5)
                                                ============     ============                      ============
Net earnings per share - diluted                $       0.02(5)  $       0.06                      $       0.02(5)
                                                ============     ============                      ============
Weighted average shares outstanding - basic       11,581,487(5)     8,957,560(5)                     20,539,047(5)
                                                ============     ============                      ============
Weighted average shares outstanding - diluted     11,581,487(5)     8,957,560(5)                     20,539,047(5)
                                                ============     ============                      ============

             See accompanying notes to unaudited pro forma condensed
                         combined financial information

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(1) These columns represent the historical results of operations and financial position of the respective companies. The financial statements of UFAC and subsidiaries have been prepared to reflect the financial position and results of operations of UFAC, JW and DBG on a carve-out basis and not to reflect UFAC and all majority-owned subsidiaries on a consolidated basis. Accordingly, Frontier and Vehicle Inspection Services, Inc. have been excluded.

(2) This adjustment reflects the merger of Frontier with UFAC including the issuance of 16,840,000 shares of Frontier common stock, par value $0.01 per share and the cancellation of 5,258,513 shares of Frontier common stock owned by UFAC prior to the Transaction. UFAC will be deemed the acquirer for accounting purposes and its assets and liabilities will be brought forward at their net book values. A new basis will be established for Frontier's assets and liabilities by relating the total merger consideration to the fair values thereof.

     This adjustment reflects the step-up of Frontier's assets and liabilities to fair value:

     Equivalent per share merger consideration                      $      2.20
     Shares of non-UFAC owned Frontier common stock ownership         3,699,047
                                                                    -----------
                                                                    $ 8,137,903
     Historical net book value of Frontier, net of UFAC ownership   $(2,322,306)
                                                                    -----------
     Step-up of Frontier assets and liabilities to fair value       $ 5,815,597
                                                                    ===========

     Upon the closing of the merger, the step-up in the fair value of Frontier's assets and liabilities will be allocated to its specific tangible and intangible assets and liabilities.. A preliminary allocation has been made entirely to goodwill based upon information available to management at the date of the preparation of the accompanying pro forma condensed combined financial information.

(3) Represents the recasting of pro forma combined equity and the increase in common stock and additional paid-in capital for the step-up of Frontier fair value as follows:

     Increase in additional paid-in capital                         $ 5,815,597
     Decrease in additional paid-in capital
       due to increase in common stock                                 (115,815)
     Elimination of Frontier retained earnings                        3,589,131
     Elimination of UFAC common stock                                    10,000
                                                                    -----------
                                                                    $ 9,298,913
                                                                    ===========

(4) The entry represents the amortization of goodwill resulting from the preliminary allocation of the merger consideration over the fair value of Frontier's identifiable net assets. Frontier expects the amount of excess consideration allocated to goodwill to be amortized over 20 years. The factors considered in determining the appropriate amortization period included the expected market demand for Frontier's diversified services, competition, and legal and regulatory issues. Assuming goodwill is amortized over 20 years, Frontier's net income would be decreased by $290,779 ($0.01 per share) and $145,389 ($0.01 per share) for the year ended June 30, 1999 and the six month period ended December 31, 1999, respectively.

(5) The pro forma earnings per share assumes the exchange of UFAC shares for Frontier shares at a conversion ratio of 11.581 Frontier shares for each UFAC share. This conversion ratio excludes the 5,258,513 shares of Frontier common stock that will be cancelled upon the Merger and that are presently reflected in the Frontier column. UFAC's historical earnings per share have been restated to reflect the number of equivalent shares to be received in the merger.

                  BENEFICIAL OWNERSHIP OF COMMON STOCK PRIOR TO
                            AND AFTER THE TRANSACTION

As of the close of business on the Record Date, there were 8,957,660 shares of Common Stock outstanding. The following table sets forth information regarding the beneficial ownership of shares of the Common Stock outstanding as of April 15, 2000 and immediately following the Closing, by (i) each person or group known to the Company who owns or who will own more than 5% of the outstanding shares of Common Stock, (ii) each of the directors and the executive officers of the Company and (iii) by all directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes, all of such interests are owned directly, and the indicated person has sole voting and investment power. The number of shares represents the number of shares of Common Stock the person holds, including shares that may be issued upon the exercise of options that are exercisable as of June 15, 2000. Information presented in the table and related notes has been obtained from the beneficial owner and/or from reports filed by the beneficial owner with the Securities and Exchange Commission pursuant to
Section 13 of the Exchange Act.

                                            Shares Beneficially         Shares Beneficially Owned
                                           Owned on April 1, 2000         Adjusted for Closing
                                         ---------------------------   ---------------------------
                                          Amount and                    Amount and
                                          Nature of                     Nature of
                                          Beneficial      Percent       Beneficial      Percent
Name of Beneficial Owner                 Ownership (1)  of Class (2)   Ownership (1)  of Class (2)
------------------------                 -------------  ------------   -------------  ------------
OFFICERS AND DIRECTORS

Peter I. Cavallaro                               --           *                 --           *
John M. Davies (3)                              500           *                500           *
Jeffrey R. Harcourt                              --           *                 --           *
Troy M. Huth                                     --           *                 --           *
Jeffrey C. Jordan                                --           *                 --           *
Louis T. Mastos and Eva B. Mastos,
 his wife (4)                               207,103        2.31%           207,103        1.01
Laurel A. Park                                   --           *                 --           *
William J. Rocke and Garnet Rocke,
 his wife (5)                               415,332        4.64%           415,332        2.02
James S. Rocke and Kelly Rocke, his
 wife (6)                                   444,867        4.97%           444,867        2.17
Jean E. Ryberg (7)                           97,960        1.09%            97,960           *
Kenneth A. Sexton                                --           *                 --           *
William A. White                                 --           *                 --           *
All officers and directors as a
 group (twelve persons) (8)                 875,762        9.78%           875,762        4.26

FIVE PERCENT SHAREHOLDERS

United Financial Adjusting Company (9)    5,258,513        58.7%                --          --
Netrex Holdings, LLC (10)                        --          --         16,840,000       81.99%

* Less than 1%

(1) Includes, when applicable, shares owned of record by such person's minor children and spouse and by other related individuals and entities over whose shares of Common Stock such person has custody, voting control or power of disposition. Also includes shares of Common Stock that the identified person had the right to acquire within 60 days after April 15, 2000 by the exercise of stock options.

(2) The percentages shown include the shares of Common Stock that the person had the right to acquire within 60 days after April 15, 2000. In calculating the percentage of ownership, all shares of Common Stock that the identified person had the right to acquire within 60 days after April 15, 2000 are deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of shares of Common Stock owned by any other shareholders.

(3) Does not include 5,258,513 shares owned by UFAC before the Transaction and 16,840,000 shares owned by Netrex after the Transaction to which Mr. Davies disclaims any beneficial interest for purposes of Section 13(d) or (g) of the Securities Exchange Act of 1934, as amended.

(4) Includes 183,180 shares held in a trust under an agreement dated February 10, 1981, in which Mr. and Mrs. Mastos hold equal beneficial interests, and 23,523 shares which are held by Louis T. Mastos in an Individual Retirement Account.

(5) Includes 290,000 shares held by Old Frontier Investment, Inc. of Arizona, of which William J. Rocke and Garnet Rocke hold 51% of the outstanding stock.

(6) Includes 290,000 shares held by Old Frontier Investment, Inc. of Arizona of which James S. Rocke holds 49% of the outstanding stock.

(7) Excludes 28,000 shares held by Mrs. Ryberg's sons and grandchildren, in which she disclaims any beneficial interest.

(8) Excludes all duplication of shared holdings required to be reported by more than one officer or director.

(9) Includes 5,258,513 shares owned by UFAC. UFAC is a wholly owned subsidiary of Netrex. Netrex is owned 51.4% by The Progressive Corporation and 48.6% by Netrex Capital Group, LLC ("NCGI") which is wholly-owned by Netrex LLC. The Progressive Corporation, NCGI, Netrex LLC and Netrex each disclaims that it is the beneficial owner of the Company's shares owned by UFAC for purposes of Section 13(d) or (g) of the Securities Exchange Act of 1934, as amended.

(10) Includes 16,840,000 shares issued to Netrex in connection with the Transaction. Does not include 5,258,513 shares owned by UFAC prior to the Transaction and cancelled upon the Transaction being affected. The Progressive Corporation, NCGI, Netrex LLC and Netrex each disclaims that it is the beneficial owner of the Company's shares owned by Netrex for purposes of Section 13(d) or (g) of the Securities Exchange Act of 1934, as amended.

To the best knowledge of the Company, no person or groups of persons, other than officers, directors and UFAC beneficially own more than five percent of the Common Stock (based upon present records of the transfer agent).

                                  ------------
                                  PROPOSAL TWO
                                  ------------

      PROPOSAL TO AMEND AND RESTATE THE COMPANY'S ARTICLES OF INCORPORATION

On May 2, 2000, the Board of Directors unanimously approved a proposal to amend and restate the Company's Articles of Incorporation as amended (the "Articles") to change the Company's name to "Netrex Business Services, Inc.," to conform the Articles to certain changes enacted under Arizona law and to reflect other technical revisions. The Board of Directors recommends a vote FOR the proposal to amend and restate the Articles. The full text of the proposed Amended and Restated Articles is included as Annex C to this Proxy Statement. If approved by the Company's shareholders, the proposed Amended and Restated Articles will become effective upon filing of the Amended and Restated Articles with the Arizona Corporation Commission, which will occur as soon as practicable following the Special Meeting.

BACKGROUND

The Company became an Arizona corporation in 1983, when its Articles of Incorporation were filed with the Arizona Corporation Commission on October 7, 1983. On October 20, 1986, the Company amended its Articles of Incorporation to change its corporate name to Frontier Adjusters of America, Inc. On November 12, 1987, the Company filed a second amendment to provide for a limitation of the personal liability of directors for breaches of fiduciary duty as a director, as permitted by Arizona law, and to provide for indemnification of directors and officers to the fullest extent permitted by applicable law. On October 24, 1991, the Company filed a third amendment that added an exemption from the Arizona Takeover Act. On April 26, 1999, the Company filed a certificate establishing and designating the class and fixing and determining their respective preferences, privileges, voting powers, restrictions and qualifications of 6,000,000 shares of Series A Convertible Voting Preferred Stock.

On January 1, 1996, significant revisions to Arizona law governing corporations went into effect (the "Business Corporation Act"). The Business Corporation Act automatically applied to the Company without any further action by the Company. However, certain provisions of the Articles are inconsistent with certain provisions of the Business Corporation Act. As a result, the Board of Directors determined that it is in the best interests of the Company to amend and restate the Articles to the extent necessary to make them more consistent with the Business Corporation Act. In addition, because the Articles currently consist of the Company's original Articles of Incorporation and subsequent amendments as described above, the Board of Directors deemed it advisable to amend and restate the Articles in their entirety to provide one integrated document, which is easier to read and which will avoid confusion.

CHANGE OF NAME

The Company, through the Transaction, will have broadened its technology base and operations and expanded its business into e-commerce activities. The Board has determined that if the Transaction is approved, the name "Frontier Adjusters of America, Inc." will too narrowly describe the nature of the Company's business in the mind of investors and the general public. Therefore, the Board adopted the proposal to change the Company's name to "Netrex Business Services, Inc." to emphasize the change in the Company's focus.

LIMITATION OF LIABILITY

The Articles currently eliminate the personal liability of directors to the Company or its shareholders for monetary damages incurred as the result of the breach of their fiduciary duty as a director except for: (i) any breach of the director's duty of loyalty to the Corporation or its members; (ii) acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) any transaction from which the director derived an improper personal benefit. The proposed Amended and Restated Articles eliminate the personal liability of any director of the Company to the Company or its shareholders for money damages for any action taken or failure to take any action as a director of the Company, to the fullest extent allowed by law. Under the Business Corporation Act, the Company may not indemnify a director for liability for any of the following: (a) the amount of a financial benefit received by the director to which the director is not entitled; (b) the intentional infliction of harm on the Company or its shareholders; (c) certain unlawful distributions to shareholders; and (d) an intentional violation of criminal law. The effect of these provisions in the proposed Amended and

Restated Articles is to eliminate the right of the Company and its shareholders (through shareholders' derivative suits on behalf of the Company) to recover money damages from a director for all actions or omissions as a director, including breaches resulting from negligent or grossly negligent behavior (except in the situations described in clauses (a) through (d) above). These provisions do not limit or eliminate the right of the Company or any shareholder to seek nonmonetary relief such as an injunction or rescission to the extent of a breach of a director's duty of care. The provisions in the proposed Amended and Restated Articles described above are needed to eliminate potential inconsistencies between the Articles and the Business Corporation Act. In addition, the proposed revisions will provide broader limitation of liability to the Company's directors. The board of directors believes that these revisions respecting the limitation of directors' liabilities are necessary to enable the Company to attract and retain qualified persons to serve as directors of the Company.

INDEMNIFICATION

The proposed Amended and Restated Articles include provisions that are intended to conform to current indemnification provisions of the Articles with the Business Corporation Act and that, in conjunction with the Business Corporation Act, will enable the Company to provide broader indemnification to its directors, officers, employees and agents than the Articles currently permit. In particular, certain provisions permitted by the Business Corporation Act and included in the proposed Amended and Restated Articles will permit and, in certain instances, require the Company to pay for or reimburse expenses to its directors, officers, employees and agents in advance of a final disposition of legal proceedings to which such persons may be parties as a result of their serving as directors, officers, employees or agents of the Company. The Articles currently do not permit the Company to make such advances. The Board of Directors believes that the ability to advance expenses to such persons will better enable them to successfully defend legal proceedings to which they become parties as the result of having served on behalf of the Company. The Board of Directors believes that the broader indemnification provisions permitted by the Business Corporation Act and included in the proposed Amended and Restated Articles are necessary to enable the Company to attract and retain qualified persons to serve as directors, officers, employees and agents.

REQUIRED INDEMNIFICATION

The proposed Amended and Restated Articles and the Business Corporation Act will require the Company to indemnify all directors and officers of the Company who are not directors against "liability" as defined below. The proposed Amended and Restated Articles and the Business Corporation Act also will require the Company to indemnify against reasonable "expenses," as defined below, any director or officer who is the prevailing party in a defense of any proceeding to which the director or officer is a party because such person is or was a director or officer of the Company. In addition, the Business Corporation Act requires the Company to pay expenses to "Outside Directors," as defined below, in advance of a final disposition of the proceeding if: (i) the Director furnishes to the Company a written affirmation ("Affirmation") of his or her good faith belief that: (a) his or her conduct was in good faith: (b) he or she reasonably believes that the conduct was in the best interests of the Company, or at least not opposed the Company's best interests, and (c) in the case of any criminal proceeding, he or she had no reasonable cause to believe the conduct was unlawful (the "Standard of Conduct"); and (ii) the director provided the Company with a written undertaking (the "Undertaking") to repay the advance if it ultimately is determined that the director did not meet the Standard of Conduct. However, the Business Corporation Act prohibits the Company from advancing expenses to an Outside Director if a court determines, before payment, that the director failed to meet the Standard of Conduct, and the court does not otherwise authorize indemnification.

The proposed Amended and Restated Articles and the Business Corporation Act also will require the Company to indemnify a director who is not an Outside Director against liability, but only if the Company is advised in the specific case after a determination has been made by either (i) a majority of the members of the Board of Directors who are not at the time parties to the proceeding, (ii) special legal counsel, or (iii) the shareholders of the Company, excluding shares owned by or voted under the control of directors who are at the time parties to the proceeding) that the director has met the Standard of Conduct (a "Determination"). In addition, the Business Corporation Act prohibits the Company from indemnifying a director who is not an Outside Director in connection with a proceeding by or in the rights of the Company in which the director is adjudged liable to the Company or in connection with a proceeding in which the director was adjudged liable on the basis that the director improperly received a personal benefit. As permitted by the Business Corporation Act, the proposed Amended and Restated Articles also will require the Company to pay for or reimburse the reasonable expenses of a director who is not an Outside Director in advance of the final disposition of a proceeding if a director furnishes the Company with an Affirmation, an Undertaking, and a Determination is made that the facts then known to the persons making the Determination would not preclude indemnification under the Business Corporation Act.

OPTIONAL INDEMNIFICATION

The proposed Amended and Restated Articles and the Business Corporation Act will permit the Company, in its sole discretion, to indemnify against liability and advance expenses to, employees or agents who are not an officer or director to the same extent as an officer or director. However, the Business Corporation Act prohibits the Company from indemnifying such persons against liability unless a Determination is made that indemnification is permissible because the person has met the Standard of Conduct. The Business Corporation Act permits the Company to pay for or reimburse expenses to an employee or agent who is not a director in advance of a formal disposition of the proceeding, but only if the person furnishes to the Company an Affirmation and an Undertaking and a Determination is made that the facts then known to the persons making the Determination would not otherwise preclude indemnification.

COURT-ORDERED INDEMNIFICATION

The proposed Articles and the Business Corporation Act will permit a director or officer of the Company to apply to a court for indemnification, in which case the court may, subject to certain conditions, order the Company to indemnify such person for all or part of the person's liability and expenses.

DEFINITIONS

The Business Corporation Act defines "Outside Director" to mean a director who, when serving as a director, was not an officer, employee or holder of more than five percent (5%) of the outstanding shares of any class of stock of the Company. "Liability" under the Business Corporation Act means the obligation to pay a judgment, settlement, penalty or fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding, and includes obligations and expenses that have not yet been paid by the indemnified person but that have been or may be incurred. The Business Corporation Act defines "expenses" as attorneys' fees and all other costs and expenses reasonably related to a proceeding.

OTHER SUBSTANTIVE AMENDMENTS

The proposed Amended and Restated Articles also include substantive amendments that (i) update the description of the purpose for which the Company is organized and the character of business that the Company conducts; (ii) delete provisions regarding directors' conflicts of interest because the Business Corporation Act's provisions regarding this item are inconsistent with the Articles; and (iii) update the provisions in Article 4 regarding serial preferred stock.

The Amended and Restated Articles do not include the rights and preferences of the Series A Convertible Voting Preferred Stock of the Company. The Series A Preferred Stock was established and designated by the Company's Board on April 26, 1999, by filing a Certificate with the Arizona Corporation Commission, establishing and designating the class and fixing and determining the relative preferences, rights, voting powers, restrictions and qualifications of the Series A Convertible Voting Preferred Stock. There are no shares presently outstanding, nor does the Company anticipate issuing any Series A Convertible Voting Preferred Stock. All formerly issued and outstanding shares of Series A Convertible Voting Preferred Stock have been converted into Common Stock of the Company. Pursuant to the rights and preferences of the Series A Convertible Voting Preferred Stock, all shares that were issued and reacquired in any manner by the Company were restored to the status of authorized, but unissued preferred stock, without designation as to series. Furthermore, the rights and preferences of the Series A Convertible Voting Preferred Stock allow the Company to retire any unissued shares of Series A Convertible Voting Preferred Stock and require that such shares shall then be restored to the status of authorized but unissued preferred stock, without designation as to series. The Board of Directors of the Company has adopted a resolution retiring all unissued Series A Convertible Voting Preferred Stock. Accordingly, such unissued shares, as well as all converted shares of Series A Convertible Voting Preferred Stock, have been restored to the status of authorized but unissued preferred stock, without designation as to series, and the establishment and designation of the class and fixing and determining of the relative preferences, privileges, voting powers, restrictions and qualifications of any Series A Convertible Voting Preferred Stock, which was part of the Articles, has been removed from the Amended and Restated Articles.

The Business Corporation Act provides that the Company may acquire its own shares or issue rights, options, or warrants to purchase shares of the Company. Accordingly, provisions in the current Articles that authorize the Company to take such actions have been deleted from the proposed Amended and Restated Articles. The Business Corporation Act provides that companies may issue bonds, debentures or debt securities. Accordingly, provisions in the current Articles that authorize the Company to issue such securities have been deleted from the proposed Amended and Restated Articles.

The Business Corporation Act prohibits the Company from issuing shares of one class or series of its capital stock as a dividend in respect of another class or series of its capital stock unless either (i) the articles of incorporation authorize such a dividend; (ii) a majority of the votes entitled to be cast by the class or series to be issued as a dividend approves the issuance; or (iii) no shares of the class or series to be issued are outstanding. The proposed Amended and Restated Articles authorize the Company to pay to holders of one class or series of the Company's capital stock dividends payable in shares of another class or series of the Company's capital stock, without approval or ratification by the Company's shareholders.

The Business Corporation Act requires the Company or its agent to maintain certain corporate records. The proposed Amended and Restated Articles provide that, unless the Bylaws of the Company provide otherwise and the Company's statutory agent expressly consents thereto in writing, all records required pursuant to the Business Corporation Act to be kept by the Company or its agents shall be kept by the Company at the known place of business of the Company. The Board of Directors believes that this provision of the Amended and Restated Articles is necessary to eliminate potential administrative burdens that might deter qualified persons from serving as the Company's statutory agent.

OTHER CHANGES

The approval of the proposed Amended and Restated Articles will also result in the amendment and restatement of the Articles in their entirety to reflect the foregoing substantive changes as well as several nonsubstantive ministerial changes as contained in Annex C.. These changes include the elimination of the names and addresses of the original incorporators of the Company, reflection of the fact that the Articles of Incorporation have been restated, restatement and renumbering of certain articles, and reflection of the names of the persons currently serving as directors, as required by the Business Corporation Act.

       REQUIRED VOTE, EFFECT OF SHAREHOLDER APPROVAL, AND RELATED MATTERS

The affirmative vote of a majority of the shares present in person or represented by proxy at the Special Meeting, provided that the total number of shares present in person or represented by proxy at the Special Meeting represents over 50% of the shares of Common Stock issued and outstanding, is required to approve the Merger Agreement and the transactions contemplated thereby and the Amended and Restated Articles. UFAC and the shareholder directors, which collectively represent 68.5% of the issued and outstanding shares of Common Stock of Frontier, have sufficient votes to approve each of the Proposals.

Approval of the Transaction by the shareholders will constitute approval of the issuance by the Company of 16,840,000 additional shares of Common Stock to Netrex. Upon issuance of these shares the Company will cancel 5,258,513 shares of common stock owned by UFAC prior to the Transaction.

Approval of the Transaction by the requisite vote of the shareholders of the Company is a condition to consummation of the Transaction. If the Transaction is not approved, the Transaction will not be consummated.

                                   ACCOUNTANTS

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Special Meeting and available to answer questions relating to the consolidated financial statements of United Financial Adjusting Company and Subsidiaries at December 31, 1999 and 1998.

                                  OTHER MATTERS

Management of the Company knows of no other matters that will come before the Special Meeting. However, if any other matters should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote each proxy in accordance with his best judgment on such matter.

                                        By Order of the Board of Directors,


                                        Peter I. Cavallaro, Esq.
                                        Secretary

Phoenix, Arizona

_________, 2000

                                    ANNEX A



                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                       FRONTIER ADJUSTERS OF AMERICA, INC.

                       UNITED FINANCIAL ADJUSTING COMPANY

                                       AND

                               NETREX HOLDINGS LLC

                                   DATED AS OF

                                __________, 2000

                          AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER dated as of __________, 2000, is made by and among FRONTIER ADJUSTERS OF AMERICA, INC., an Arizona corporation ("FAJ"), UNITED FINANCIAL ADJUSTING COMPANY, an Ohio corporation ("UFAC"), and NETREX HOLDINGS LLC, a Delaware limited liability company ("NETREX").

                                    RECITALS

     A. UFAC is the holder of approximately 58.7% of the issued and outstanding capital stock of FAJ.

     B. UFAC is also the holder of 100% of the issued and outstanding capital stock of DBG Technologies, Inc., an Ohio corporation ("DBG"), and 100% of the issued and outstanding capital stock of JW Software, Inc., a Missouri corporation ("JWS").

     C. NETREX is the holder of 100% of the issued and outstanding capital stock of UFAC.

     D. The parties hereto desire that UFAC be merged with and into FAJ upon the terms and conditions of this Agreement.

                                    AGREEMENT

     NOW, THEREFORE, the parties hereto hereby approve and adopt this Agreement as a Plan of Merger and do mutually covenant and agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     As used in this Agreement, the following terms have the following respective meanings:

     "ACTION" means any actual or, to a Person's knowledge, threatened action, claim, suit, litigation, arbitration, inquiry, proceeding or investigation by or before any Government Authority.

     "ADDITIONAL DOCUMENTS" has the meaning set forth in SECTION 11.1.

     "AFFILIATE" has the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

     "AGREEMENT" means this Agreement and Plan of Merger.

     "AMEX" means the American Stock Exchange, Inc.

     "BENEFICIAL OWNERSHIP" has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

     "BLUE SKY LAWS" has the meaning set forth in SECTION 4.4(E).

     "BUSINESS DAY" means any day other than a Saturday, a Sunday or a bank holiday in Cleveland, Ohio or Phoenix, Arizona.

     "CERCLA"   means  the  federal   Comprehensive,   Environmental   Response,
Compensation, and Liability Act, 42 U.S.C.ss.9601 ET SEQ., as amended.

     "CERTIFICATE OF MERGER" has the meaning as set forth in SECTION 2.1.

     "CLOSING" has the meaning set forth in SECTION 8.1.

     "CODE" means the Internal Revenue Code of 1986, as amended, and any successor thereto, including all of the rules and regulations promulgated thereunder.

     "COMMITMENT" means any commitment, contractual obligation, agreement, borrowing, capital expenditure or material transaction entered into by a party or any of its Subsidiaries.

     "CURRENT REPORTS" has the meaning set forth in SECTION 5.6(B).

     "DBG" means DBG Technologies, Inc., an Ohio corporation.

     "EFFECTIVE DATE" has the meaning set forth in SECTION 2.8.

     "EMPLOYEES" means all current, former and retired employees, officers and directors of a Person or any of its Subsidiaries, including current, former and retired employees, officers and directors on disability, layoff or leave status.

     "ENVIRONMENTAL CLAIM" means any claim, investigation or written notice by any Person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or fatalities, or penalties) arising out of, based on or resulting from (A) the presence, generation, transportation, treatment, use, storage, disposal or release of Materials of Environment Concern or the threatened release of Materials of Environmental Concern at any location, or (B) activities or conditions forming the basis of any violation, or alleged violation of, or liability or alleged liability under, any Environmental Law.

     "ENVIRONMENTAL LAWS" means any federal, state, or local statute, law, ordinance, code, order, injunction, decree or ruling, and any regulation promulgated thereunder, which regulates or controls (i) pollution, contamination, or the condition of groundwater, surface water, soil, sediment or air, or (ii) a spill, leak, emission, discharge, release or disposal into groundwater, surface water, soil, sediment or air, including without limitation CERCLA; the Federal Resource Conservation and Recovery Act, 42 U.S.C.ss.6901 ET SEQ., as amended; the Hazardous Materials Transportation Act, 49 U.S.C.ss.1801 ET seq., as amended; the Toxic Substances Control Act, 15 U.S.C.ss.2601 ET SEQ., as amended; the Clean Air Act, 42 U.S.C.ss.7401 ET seq., as amended; the Clean Water Act, 33 U.S.C.ss.1251 ET SEQ., as amended; the Safe Drinking Water Act, 42 U.S.C.ss.300f ET SEQ., as amended; the Emergency Planning and Community Right to Know Act, 42 U.S.C.ss.11001 ET SEQ., as amended; the Federal Insecticide,

Fungicide and Rodenticide Act, 7 U.S.C.ss.136 ET SEQ., as amended; the National Environmental Policy Act, 42 U.S.C.ss.4321 ET SEQ., as amended; any similar
state  or  local  statutes  or  ordinances,   and  the  regulations  promulgated
thereunder.

     "ERISA" means the Employee Income Security Act of 1974, as amended, and any successor thereto, including all of the rules and regulations promulgated thereunder.

     "ERISA AFFILIATE" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business within the meaning of Section 4001(a)(14) of ERISA.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "FAJ" means Frontier Adjusters of America, Inc., an Arizona corporation.

     "FAJ COMMON STOCK" has the meaning set forth in SECTION 2.5(A).

     "FAJ PERMITS" has the meaning set forth in SECTION 5.9(A).

     "FAJ REPORTS" has the meaning set forth in SECTION 5.6(A).

     "FAJ SHARES" has the meaning set forth in SECTION 2.6.

     "FILINGS" has the meaning set forth in SECTION 4.4(E).

     "FINANCIAL STATEMENTS" has the meaning set forth in SECTION 4.5(A).

     "FORM 10-K" has the meaning set forth in SECTION 5.6(A).

     "GAAP" has the meaning set forth in SECTION 4.5(B).

     "GOVERNMENT AUTHORITY" means any government or state (or any subdivision thereof) of or in the United States or Canada, or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal.

     "INDEMNIFIED PARTY" has the meaning set forth in SECTION 11.3.

     "INDEMNIFYING PARTY" has the meaning set forth in SECTION 11.3.

     "INDEMNITY THRESHOLD" has the meaning set forth in SECTION 11.4(A).

     "INSURANCE POLICIES" has the meaning set forth in SECTION 4.16.

     "IRS" means the Internal Revenue Service or any successor thereto.

     "JWS" means JW Software, Inc., a Missouri corporation.

     "LIABILITIES"   means,  as  to  any  Person,  all  debts,  adverse  claims, liabilities, direct, indirect, absolute or contingent of such Person, whether accrued, vested or otherwise.

     "LIENS" means all liens, mortgages, deeds of a Person, title retention arrangements, security interests, pledges, claims, charges, easements and other encumbrances of any nature whatsoever.

     "LOSS AND EXPENSE" has the meaning set forth in SECTION 10.2(A).

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on the financial condition, results of operations or business of a Person or any of its Subsidiaries.

     "MATERIALS OF ENVIRONMENTAL CONCERN" means all chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or any fraction thereof, petroleum products hazardous substances (as defined in Section 101(14) of CERCLA, 42 U.S.C. ss. 6601(14)), or solid or hazardous wastes as now defined and regulated under any Environmental Laws.

     "MATERIAL TRANSACTION" means any transaction between a Person and its Affiliates, that would be required to be disclosed in such Person's reports or proxy materials filed under the Exchange Act by Item 404 of Regulation S-K.

     "MERGER" has the meaning set forth in SECTION 2.1.

     "NETREX" means Netrex Holdings LLC, a Delaware limited liability company.

     "OTHER FILINGS" has the meaning set forth in SECTION 3.2.

     "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, other form of business or legal entity or Government Authority.

     "PERMITTED LIENS" means: (A) statutory liens for obligations which are not overdue, or are being contested in good faith; (B) rights of way disclosed on an ALTA survey of any property; and (C) items listed on SCHEDULE 4.11.

     "PROPRIETARY RIGHTS" has the meaning set forth in SECTION 4.15.

     "PROXY STATEMENT" has the meaning set forth in SECTION 3.2.

     "REAL PROPERTY" means the land owned, leased, or occupied by any UFAC or any of the UFAC Subsidiaries.

     "SEC" means United States Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITIES LAWS" has the meaning set forth in SECTION 5.6(A).

     "SUBSIDIARY" means each entity of which a Person, directly or through one or more intermediary entities (i) has the right to elect a majority of the board of directors or other governing body, (ii) owns a majority of the issued and outstanding common stock, or (iii) has the right to receive 50% or more of the economic value of any business or activity in which such entity is engaged; PROVIDED, HOWEVER, that FAJ shall not be deemed a Subsidiary of NETREX or UFAC for any purposes hereof.

     "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 54A), customs duties, capital stock, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not. The term "Tax" also includes any amount payable pursuant to any tax sharing agreement to which any relevant party is liable and any amount payable pursuant to any similar contract.

     "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "UFAC" means United Financial Adjusting Company, an Ohio corporation.

     "UFAC COMMON STOCK" has the meaning set forth in SECTION 2.5(A).

     "UFAC PLANS" means, collectively, each of UFAC's or any of the UFAC Subsidiaries' benefit, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other employee benefit arrangements, understandings or plans (whether under Section 414(b), (c), (m) or (o) of the Code or otherwise) applicable to any Employee or any Person affiliated with UFAC or any of the UFAC Subsidiaries.

     "UFAC STOCK OPTIONS" has the meaning set forth in SECTION 2.5(D).

     "UFAC SUBSIDIARIES" means JWS and DBG.

     "UFAC AND SUBSIDIARIES' PERMITS" has the meaning set forth in SECTION 4.18(A).

     "UFAC AND SUBSIDIARIES' PROPERTIES" has the meaning set forth in SECTION 4.11.

                                    ARTICLE 2

                                     MERGER

     2.1 MERGER. On the Effective Date, UFAC shall be merged with and into FAJ, which shall be the surviving corporation, pursuant to the terms hereof and the Certificate and Articles of Merger (the "Certificate of Merger"), attached as
EXHIBIT 1 hereto (the "Merger").

     2.2 EFFECT OF THE MERGER. On the Effective Date, the separate existence of UFAC shall cease, and FAJ shall succeed to and possess all the properties, rights, privileges, powers, franchises and immunities, of a public as well as of a private nature, and be subject to all the debts, liabilities, obligations, restrictions, disabilities and duties of FAJ, all without further act or deed, as provided in the Arizona Business Corporation Act and the Ohio General Corporation Law.

     2.3 NAME AND DIRECTORS OF FAJ. On the Effective Date, the name of FAJ shall be "NETREX Business Services, Inc." and the directors and executive officers of FAJ shall be as listed on SCHEDULE A.

     2.4 ARTICLES OF INCORPORATION AND BYLAWS. On the Effective Date, the Articles of Incorporation of FAJ shall be amended and restated as set forth on SCHEDULE B. The ByLaws of FAJ shall be as set forth on SCHEDULE C.

     2.5 STATUS AND CONVERSION OF SECURITIES.

     (a) CONVERSION OF UFAC COMMON STOCK INTO FAJ COMMON STOCK. Upon the merger becoming effective, the shares of Common Stock, par value $.01 per share, of UFAC ("UFAC Common Stock") issued and outstanding on the Effective Date, by reason of the Merger and without any action on the part of the holders thereof, shall be converted into a total of 16,840,000 shares of FAJ Common Stock, par value $.01 per share ("FAJ Common Stock"), except that any shares of UFAC Common Stock held in the treasury of UFAC shall be cancelled and all rights in respect thereof shall cease to exist and no cash or securities or other property shall be issued in respect thereof.

     (b) CANCELLATION OF FAJ COMMON STOCK HELD BY UFAC. All shares of FAJ Common Stock previously held by UFAC will be cancelled as of the Effective Date.

     (c) FRACTIONAL SHARES. Notwithstanding the foregoing, in lieu of the issuance or recognition of fractional shares of FAJ Common Stock or interests or rights therein, any fractional shares that otherwise would be issuable as a result of the Merger, shall be rounded up to the next whole share of FAJ Common Stock.

     (d) EXCHANGE OF CERTIFICATES. From and after the Effective Date, each holder other than FAJ of an outstanding certificate or certificates theretofore representing shares of UFAC Common Stock, upon surrender thereof to such bank, trust company or other person as shall be designated by FAJ ("Exchange Agent"), shall be entitled to receive in exchange therefor a certificate or certificates representing the number of whole shares of FAJ Common Stock into which the shares of UFAC Common Stock theretofore represented by such surrendered certificate or certificates shall have been converted. Until so surrendered, each outstanding certificate theretofore representing shares of UFAC Common Stock shall be deemed for all purposes, other than the payment of dividends or other distributions, if any, in respect of FAJ Common Stock, to represent the number of whole shares of FAJ Common Stock into which the shares of UFAC Common Stock theretofore represented thereby shall have been converted. No dividend, distribution or interest, if any, payable to holders of shares of FAJ Common Stock shall be paid to the holders of certificates theretofore representing shares of UFAC Common Stock; provided, however, that upon surrender and exchange of such UFAC Stock Certificates, there shall be paid to the record holders of the stock certificate or certificates issued in exchange therefor, the amount, without interest thereon, of dividends or other distributions, if any, that theretofore but after the Effective Date have been declared and become payable with respect to the number of whole shares of FAJ Common Stock into which the shares of UFAC Common Stock theretofore represented thereby shall have been converted.

     (e) OPTIONS TO PURCHASE UFAC COMMON STOCK. Each outstanding option to purchase UFAC Common Stock ("UFAC Stock Options") shall be substituted for and become, on the Effective Date, an option to purchase from FAJ 16.84 shares of FAJ Common Stock for each share of UFAC Common Stock purchasable upon the exercise of such option immediately prior to the Effective Date, and the exercise price per share of FAJ Common Stock shall be equal to the exercise price per share of UFAC Common Stock immediately prior to the Effective Date, divided by 16.84.

     2.6 FAJ TO MAKE SHARES AVAILABLE. By the Effective Date, FAJ shall make available, by transferring directly to the Exchange Agent, for the benefit of NETREX, as the sole UFAC shareholder, such number of shares of FAJ Common Stock as shall be required for conversion of UFAC Common Stock in accordance with this Agreement.

     2.7 FURTHER DOCUMENTS. From time to time, on and after the Effective Date, as and when requested by FAJ or its successors or assigns, the appropriate officers and directors of UFAC as of the Effective Date shall, for and on behalf and in the name of UFAC or otherwise, execute and deliver all such deeds, bills of sale, assignments and other instruments, and shall take or cause to be taken such further or other actions as FAJ or its successors or assigns may deem necessary or desirable in order to confirm of record or otherwise to FAJ title to and possession of all of the properties, rights, privileges, powers, franchises and immunities of UFAC and otherwise to carry out fully the provisions and purposes of this Agreement.

     2.8 EFFECTIVE DATE. The Merger shall become effective on such date (the "Effective Date") as of which all applicable legal requirements have been fulfilled to consummate the Merger, including the filing and effectiveness of the Certificate of Merger with the applicable authorities in the states of Arizona and Ohio. The parties shall use their best efforts to consummate the Merger at the earliest practicable date following the Closing.

                                    ARTICLE 3

                      SHAREHOLDER APPROVALS; PROXY FILINGS

     3.1 SHAREHOLDER APPROVALS. Meetings of the shareholders of FAJ and UFAC shall be held in accordance with the laws of their respective states of incorporation, on or before the Closing Date, in each case, among other things, to consider and act upon the adoption of this Agreement and the Merger.

     3.2 PROXY STATEMENT. As promptly as practicable after the execution of this Agreement, FAJ shall prepare and file with the SEC a preliminary proxy statement by which the shareholders of FAJ will be asked to approve, in accordance with the rules of the AMEX and any applicable laws, the Merger, as well as a name change of FAJ to Netrex Business Services, Inc. and such other amendments to the Articles of Incorporation of FAJ as the FAJ Board of Directors deems appropriate. The preliminary proxy statement, as initially filed with the SEC, as it may be amended and refiled with the SEC, and the definitive proxy statement filed with the SEC and mailed to the FAJ shareholders (such definitive proxy statement, the "Proxy Statement"), shall be in form and substance reasonably satisfactory to UFAC. FAJ shall respond to any comments of the SEC, shall mail the Proxy Statement to the FAJ shareholders, and shall cause any meeting of the FAJ Board of Directors or the FAJ shareholders required to be held to consider the Merger and the transactions contemplated hereby at the earliest practicable time. As promptly as practicable after the date hereof, FAJ shall prepare and file any other filings required under the Exchange Act, the Securities Act or any other federal, state or local laws relating to this Agreement and the transactions contemplated hereby, including any state takeover laws (the "Other Filings"). FAJ will notify UFAC promptly of the receipt of any comments from the SEC or its staff or any other governmental official and of any request by the SEC or its staff or any other government official for amendments or supplements to the Proxy Statement or any Other Filing or for additional information and will supply UFAC with copies of all correspondence between FAJ or any of its representatives, on the one hand, and the SEC or its staff or any other government official, on the other hand, with respect to the Proxy Statement or any Other Filing. FAJ shall cause the Proxy Statement and any Other Filing to comply in all material respects with all applicable requirements of law. UFAC shall provide FAJ all information about UFAC and the UFAC Subsidiaries required to be included or incorporated by reference in the Proxy Statement or any Other Filing and shall otherwise cooperate with FAJ in taking the actions described in this Section. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement or any Other Filing, each party, as applicable, shall promptly inform the other party of such occurrence and cooperate in the preparation and filing with the SEC or its staff or any other government officials, or mailing to the FAJ shareholders, as required, such amendment or supplement.

                                    ARTICLE 4

                REPRESENTATIONS AND WARRANTIES OF NETREX AND UFAC

     NETREX and UFAC represent and warrant to FAJ as follows:

     4.1 ORGANIZATION AND QUALIFICATION, SUBSIDIARIES.

     (a) Each of UFAC and the UFAC Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. Each of UFAC and the UFAC Subsidiaries has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

     (b) Each of UFAC and the UFAC Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the ownership or lease of its properties or the conduct of its business requires such qualification, except for any such failures to so qualify that would not have a Material Adverse Effect with respect to UFAC or any UFAC Subsidiary.

     (c) All of the outstanding shares of capital stock of, or other equity interests in, each of the UFAC Subsidiaries are owned, directly or indirectly, by UFAC in compliance with all applicable securities laws, free and clear of all Liens.

     (d) The  issued  and  outstanding  shares  of each  of  UFAC  and the  UFAC
Subsidiaries have been duly authorized and are validly issued, fully paid and nonassessable and free of preemptive rights. On the Effective Date, UFAC will have good and marketable title to the UFAC Subsidiaries' shares, free and clear of all Liens, except for Liens created as a result of the actions of FAJ.

     (e) The Merger will not give any Person any dissenters, appraisal or similar rights or any preemptive or similar right to purchase additional shares of capital stock of UFAC or any of the UFAC Subsidiaries, or any rights under any shareholders' rights, "poison pill" or similar plan.

     4.2 DUE AUTHORIZATION. The execution, delivery and performance of this Agreement and of all of the documents and instruments delivered in connection herewith by UFAC and NETREX has been duly and validly authorized by all necessary corporate action on the part of UFAC and NETREX. This Agreement has been duly executed and delivered on behalf of UFAC and NETREX. This Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by UFAC and NETREX, the valid and binding obligation of UFAC and NETREX, enforceable against UFAC and NETREX in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability or right of creditors generally and to general equitable principles which may limit the right to obtain equitable remedies.

     4.3 CAPITAL STOCK.

     (a) As of the date hereof, there are 2,000,000, 500 and 100 shares of common stock authorized and 1,000,000, 500 and 100 issued and outstanding of each of UFAC, DBG and JWS, respectively, and except with respect to the 250 shares of Serial Preferred Stock of DBG and 250 shares of Voting Preferred Stock of DBG (none of which are issued or outstanding), no shares of preferred stock are authorized, issued or outstanding. Neither UFAC nor any of the UFAC Subsidiaries has any outstanding securities or bonds, debentures, notes or other obligations, the holders of which have the right to vote (or that are convertible into or exercisable for securities the holders of which have the right to vote) with respect to the transactions contemplated hereby. All issued and outstanding shares of UFAC and the UFAC Subsidiaries were issued in compliance with all applicable state and federal securities laws. Except as set forth on SCHEDULE 4.3(A), there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments that obligate UFAC or any UFAC Subsidiary to issue, transfer or sell any shares of capital stock or other equity interests in UFAC or any UFAC Subsidiary.

     (b) Neither UFAC nor any of the UFAC Subsidiaries has issued or granted securities convertible into or exchangeable for interests in UFAC or any UFAC Subsidiary, and, except as set forth on SCHEDULE 4.3(A), neither UFAC nor any UFAC Subsidiary is a party to any outstanding commitment of any kind relating to, or any presently effective agreement or understanding with respect to, interests in UFAC or any UFAC Subsidiary, whether issued or unissued.

     (c) Neither UFAC nor any of the UFAC Subsidiaries owns directly or indirectly any material interest or investment (whether equity or debt) in any corporation, partnership, joint business venture, trust or other legal entity (other than the list set forth on SCHEDULE 4.3(C), which is a list of all of the investments of UFAC and the UFAC Subsidiaries).

     4.4 NO CONFLICTS; NO DEFAULTS; REQUIRED FILINGS AND CONSENTS. Neither the execution and delivery by UFAC or NETREX of this Agreement, nor the consummation by UFAC or NETREX of the transactions contemplated hereby in accordance with the terms hereof, will:

     (a) conflict with or result in a breach of any provisions of the organizational documents of NETREX, UFAC or any of the UFAC Subsidiaries;

     (b) result in a breach or violation of, a default under, or the triggering of any payment or other obligation pursuant to, or accelerate vesting or have any other consequence under, any stock option plan, option plan or similar compensation plan of NETREX, UFAC or any of the UFAC Subsidiaries or any grant or award made under any of the foregoing;

     (c) violate or conflict with any statute, regulation, judgment, order, writ, decree or injunction applicable to NETREX, UFAC or to any of the UFAC Subsidiaries;

     (d) violate or conflict with or result in a breach of any provision of, or constitute a default (or any event that, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of NETREX, UFAC or any of the UFAC Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed or any franchise, license, permit, lease, contract, agreement or other instrument, commitment or obligation to which NETREX, UFAC or any UFAC Subsidiary is a party, or by which NETREX, UFAC or any UFAC Subsidiary or any of their properties is bound or affected; or

     (e) require any consent, approval or authorization of, or declaration, filing or registration with, any Government Authority or private organization, other than any filings required under the Securities Act, the Exchange Act, or state securities laws ("Blue Sky Laws") (collectively, the "Filings") except with respect to clauses (b), (c), (d) and (e) above as would not reasonably be expected to result in a Material Adverse Effect with respect to NETREX, UFAC or any UFAC Subsidiary.

     4.5 FINANCIAL STATEMENTS AND ABSENCE OF UNDISCLOSED LIABILITIES.

     (a) UFAC has delivered to FAJ audited financial statements for UFAC, JWS, and DBG (the "Financial Statements") for the two calendar years prior to the date of this Agreement or for the period of its incorporation if such period is shorter, which are attached as SCHEDULE 4.5.

     (b) The consolidated balance sheet of UFAC (including the related notes and schedules), included in the Financial Statements , have been prepared to reflect the financial position and results of operations of UFAC, JWS and DBG on a carve-out basis and not to reflect UFAC and all majority-owned subsidiaries on a consolidated basis. Accordingly, FAJ and Progressive Vehicle Inspection Services, Inc. have been excluded. Such statements fairly present the financial position of each of UFAC and its subsidiaries (JWS and DBG) as of its date, and the consolidated statement of operations, shareholders' equity (deficit) and cash flows included in the Financial Statements (including any related notes and schedules) fairly present the results of operations, retained earnings or cash flows, as the case may be, of UFAC and its subsidiaries (JWS and DBG) for the periods covered thereby, in each case in accordance with United States generally accepted accounting principles ("GAAP"), consistently applied during the periods involved, except as may be noted therein or that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect with respect to UFAC or any UFAC Subsidiary. All such balance sheets and statements are free of errors, omissions and misstatements except for such errors, omissions and misstatements that would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect with respect to UFAC or any UFAC Subsidiary. None of the receivables of each of UFAC and the UFAC Subsidiaries are materially overstated, and no payables and other liabilities of UFAC and each of the UFAC Subsidiaries are materially understated, on any such balance sheet or statement.

     (c) Except as and to the extent set forth in the Financial Statements or in any Schedule hereto, to NETREX's knowledge, none of UFAC, JWS, or DBG has any material Liabilities, nor do there exist any circumstances that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect with respect to UFAC or any UFAC Subsidiary.

     (d) Except as and to the extent set forth in SCHEDULE 4.5(D) hereto, there are no intercompany transactions that would be eliminated in consolidation should a consolidated financial statement, consolidating UFAC and FAJ, be prepared for each of the two calendar years prior to the date of this Agreement, the date hereof, or the Closing Date.

     4.6 LITIGATION; COMPLIANCE WITH LAW.

     (a) SCHEDULE 4.6 sets forth a list and a brief description of all pending Actions against UFAC and any of the UFAC Subsidiaries or the UFAC Shares of which NETREX, UFAC or any of the UFAC Subsidiaries have notice, in which the amount of damages prayed for in any complaint or pleading exceeds $150,000 or that is reasonably likely to result in damages of $150,000 or more.

     (b) Except as set forth on SCHEDULE 4.6, there are no Actions pending or, to the knowledge of NETREX threatened, against UFAC or any of the UFAC

Subsidiaries, or any property (including proprietary rights) of UFAC or any of the UFAC Subsidiaries in any court or other forum or before any arbitrator of any kind or before or by any Governmental Authority of which NETREX, UFAC or any of the UFAC Subsidiaries have notice, in which the amount of damages prayed for in any complaint or pleading exceeds $150,000 or that is reasonably likely to result in damages of $150,000 or more.

     (c) To the knowledge of NETREX, neither UFAC nor any of the UFAC Subsidiaries is in violation of any statute, rule, regulation, order, writ, decree or injunction of any Government Authority or any body having jurisdiction over them or any of their respective properties. SCHEDULE 4.6 sets forth all such violations known to NETREX, UFAC or the UFAC Subsidiaries except for violations that would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect.

     4.7 ABSENCE OF CERTAIN  CHANGES OR EVENTS.  Except as disclosed in SCHEDULE
4.7 or in any other Schedule hereto, since December 31, 1999, UFAC and each of the UFAC Subsidiaries has conducted its business only in the ordinary course of business, and there has not been (a) any change, circumstance or event that had or that could reasonably be expected to have a Material Adverse Effect or (b) any change in any accounting principles, practices or methods, except as required by changes in GAAP.

     4.8 TAX MATTERS.

     (a) UFAC and each of the UFAC Subsidiaries has timely filed with the appropriate taxing authority all Tax Returns required to be filed by it or has timely requested extensions and any such request has been granted and has not expired. Each such Tax Return is complete and accurate in all material respects and all information shown thereon is correct in all material respects. All Taxes required to have been paid by UFAC or any of the UFAC Subsidiaries have been paid when due, except for Taxes contested in good faith and for which adequate reserves as required by GAAP have been taken and which are listed on SCHEDULE
4.8. UFAC and each of the UFAC Subsidiaries have properly accrued their liability for all Taxes for periods subsequent to the periods covered by such Tax Returns as required by GAAP. Neither UFAC nor any of the UFAC Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any Tax. Except as set forth on SCHEDULE 4.8, neither UFAC nor any of the UFAC Subsidiaries is a party to any pending action or proceeding by any taxing authority for assessment or collection of any Tax, and no claim for assessment or collection of any Tax has been asserted against any of them. Except as set forth on SCHEDULE 4.8, no claim has been made by any authority in a jurisdiction where UFAC or any of the UFAC Subsidiaries does not file Tax Returns that it is or may be subject to taxation or reporting in that jurisdiction. There is no dispute or claim concerning any information, reporting or tax liability of UFAC or any of the UFAC Subsidiaries, (i) claimed or raised by any taxing authority in writing or (ii) as to which NETREX, UFAC or any of the UFAC Subsidiaries has knowledge. Except as set forth on SCHEDULE 4.8, neither UFAC nor any of the UFAC Subsidiaries has had its tax returns audited by any Government Authority within the last four years.

     (b) No amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated hereby by any Employee of UFAC or any of the UFAC Subsidiaries or of any of their Affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or plan currently in effect would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(2) of the Code).

     4.9 COMPLIANCE WITH AGREEMENTS.

     (a) Neither UFAC nor any of the UFAC Subsidiaries is in default under or in violation of any provision of its articles of incorporation or organization, or bylaws or operating agreement or any similar organizational document.

     (b) UFAC and each of the UFAC Subsidiaries has filed all material reports, registrations, documents and statements, together with any amendments and supporting materials required with respect thereto, that it was required to file with any Government Authority and all other material reports, documents, materials and statements required to be filed by it, and has paid all fees or assessments due and payable in connection therewith. There is no unresolved violation asserted by any Government Authority against UFAC or any of the UFAC Subsidiaries of which NETREX, UFAC or any of the UFAC Subsidiaries has received notice.

     (c) Neither UFAC nor any of the UFAC Subsidiaries is in default, and, to NETREX's knowledge, no event has occurred that, with the giving of notice or the lapse of time or both, would constitute a default, under any Commitment to which UFAC or any of the UFAC Subsidiaries are bound, whether as a party or otherwise or in respect of any payment obligations thereunder except for defaults that would not, individually or in the aggregate, have, or reasonably be expected to have, a Material Adverse Effect with respect to UFAC or any UFAC Subsidiary. Except as set forth in SCHEDULE 4.9(C), neither UFAC nor any of the UFAC Subsidiaries is a party to any joint venture or partnership agreements. To NETREX's knowledge, there is no condition with respect to UFAC or the UFAC Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect with respect to UFAC or any UFAC Subsidiary.

     (d) SCHEDULE 4.9(D) sets forth a complete and accurate list of all material agreements of UFAC and each of the UFAC Subsidiaries in effect on the date hereof. Each agreement or policy listed on SCHEDULE 4.9(D) is in full force and effect, and UFAC and each of the UFAC Subsidiaries and, to NETREX's knowledge, the other parties thereto, are in compliance with such agreements or policies. Solely for purposes of this Section, material agreements shall mean agreements that involve an expense to UFAC or any of the UFAC Subsidiaries or annual revenue over $500,000.

     4.10 FINANCIAL RECORDS; ARTICLES AND BYLAWS, CORPORATE RECORDS.

     (a) The books of account and other financial records of UFAC and the UFAC Subsidiaries are true and complete in all material respects, and have been maintained in accordance with GAAP.

     (b) NETREX has delivered or made available to FAJ true and complete copies of the Articles and the Bylaws of UFAC and each of the UFAC Subsidiaries, as amended to date, and the Articles of Organization, organizational documents and joint venture agreements of UFAC and each of the UFAC Subsidiaries, and all amendments thereto.

     (c) The corporate minute books and other records of proceedings of UFAC and the UFAC Subsidiaries contain accurate records of all meetings and consents of the equity holders, directors and other governing bodies thereof and accurately reflect in all material respects all other corporate action of the directors and shareholders and any committees of the board of directors of UFAC and the UFAC Subsidiaries.

     4.11 TITLE TO ASSETS; LIENS. UFAC and each UFAC Subsidiary has good and marketable title (insurable and indefeasible fee simple title in the case of owned Real Property), to all of the respective property, equipment and other assets owned by it (the "UFAC and Subsidiaries' Properties"), and, except as set forth on SCHEDULE 4.11, such assets are free and clear of any and all mortgages, liens, security interests, charges, encumbrances or title defects of any nature whatsoever other than Permitted Liens and liens that would not, individually or in the aggregate, materially impair the use of such UFAC and Subsidiaries' Properties. SCHEDULE 4.11 contains a complete and accurate list of each parcel of Real Property owned, leased or used by UFAC and any UFAC Subsidiary in the conduct of its business. There are no pending or, to the best knowledge of NETREX, threatened zoning, condemnation or eminent domain proceedings, building, utility or other moratoria, or injunctions or court orders which would materially adversely affect such Real Property. To knowledge of NETREX, the current use of the owned Real Property is permissible and in material compliance with all applicable zoning ordinances and other regulations of any Government Authority.

     4.12 ENVIRONMENTAL MATTERS.

     (a) UFAC and each of the UFAC Subsidiaries' ownership, operation and use of its respective property have been and currently are in compliance in all material respects with all applicable Environmental Laws.

     (b) No Environmental Claim with respect to the operations or the businesses of the UFAC or the UFAC Subsidiaries, or with respect to any Real Property, has been asserted or, to NETREX's knowledge, threatened, and, to NETREX's knowledge, no circumstances exist with respect to UFAC or any of the UFAC Subsidiaries or any Real Property that would reasonably be expected to result in any Environmental Claim being asserted, in any such case, against (i) UFAC or any of the UFAC Subsidiaries, or (ii) any Person whose liability for any Environmental Claims UFAC or any of the UFAC Subsidiaries has or may have retained or assumed either contractually or by operation of law.

     (c) (i) Neither UFAC nor any of the UFAC Subsidiaries has been notified, or has reason to anticipate being notified, of potential responsibility in connection with any site that has been placed on, or proposed to be placed on, the National Priorities List or its state or foreign equivalent pursuant CERCLA, or analogous state or foreign laws, (ii) no Materials of Environmental Concern are present on, in or under any Real Property, (iii) neither UFAC nor any UFAC Subsidiary nor, to the knowledge of NETREX, any tenant of any Real Property has released or arranged for the release of any Materials of Environmental Concern at or on any Real Property, (iv) no underground storage tanks, surface disposal areas, pits, ponds, lagoons or open trenches are present at any Real Property,
(v) no transformers, capacitors or other equipment containing fluid with more than 50 parts per million polychlorinated biphenyls are present at, on or under any Real Property, except for any such transformers, capacitors or other equipment owned by any utility company, and (vi) to NETREX's knowledge, no employee, agent, contractor, subcontractor or tenant of UFAC or any of the UFAC Subsidiaries is now or has in the past been exposed to friable asbestos or asbestos-containing material at any Real Property whether now or previously owned or occupied by UFAC or any of the UFAC Subsidiaries.

     4.13 EMPLOYEES AND BENEFIT PLANS.

     (a) SCHEDULE 4.13(A) sets forth a complete and accurate list of all employment agreements with Employees of UFAC and each of the UFAC Subsidiaries. Except for the Employees who are parties to such employment agreements, all of the Employees of UFAC and the UFAC Subsidiaries are employed in an at-will status (except for restrictions or limitations on the at-will status of such employees imposed by general principles of law or equity).

     (b) SCHEDULE 4.13(B) sets forth a complete and accurate list of each of the UFAC Plans. Since April 1, 2000, there has been no adoption, modification, amendment or alteration of any UFAC Plan by UFAC or any of the UFAC
Subsidiaries. All UFAC Plans, including any such plan that is an "employee benefit plan" as defined in Section 3(3) of ERISA, are in compliance, in all material respects, with all applicable requirements of law, including ERISA and the Code, and neither UFAC nor any of the UFAC Subsidiaries has any liabilities or obligations with respect to any UFAC Plan, whether accrued, contingent or otherwise.

     4.14 LABOR MATTERS. Except as disclosed in SCHEDULE 4.14, there are no pending or, to the knowledge of NETREX, threatened Actions or work stoppages relating to any Employee of UFAC or any UFAC Subsidiary. Neither UFAC nor any of the UFAC Subsidiaries is a party to any collective bargaining agreement with respect to Employees, and, to the knowledge of NETREX, there are no activities of any labor union seeking to represent or organize the employees of UFAC or any of the UFAC Subsidiaries. No unfair labor practice or labor arbitration, or race, sex, age, disability or other discrimination complaint is pending, nor is any such complaint, to the knowledge of NETREX, threatened against UFAC or any of the UFAC Subsidiaries before the National Labor Relations Board, Equal Employment Opportunity Commission, Department of Labor or any other Governmental Authority, and no grievance is pending, nor is any grievance, to the knowledge of NETREX, threatened against UFAC or any of the UFAC Subsidiaries. UFAC and each of the UFAC Subsidiaries is in compliance in all material respects with all applicable federal, state and local laws relating to employment, including without limitation, the provisions thereof relating to wages, non-discriminatory hiring and employment practices, collective bargaining, and payment of Social Security and Unemployment Compensation taxes or similar taxes, and neither UFAC nor any of the UFAC Subsidiaries is liable for any arrears of wages or subject to any liabilities or penalties for failure to comply with any of the foregoing laws.

     4.15 PROPRIETARY RIGHTS. Attached as SCHEDULE 4.15 is a list of (a) all trademark, service mark or trade name registrations and all pending applications for any such registration; (b) all patent and copyright registrations and all pending applications therefor; (c) all other trademarks, service marks, domain names, or trade names, whether or not registered; and (d) all licenses with respect thereto as well as rights or licenses to use any proprietary rights (including software licenses) of any other entities (the items in clauses (a), (b), (c) and (d) collectively, the "Proprietary Rights"), that are owned or used by UFAC or any of the UFAC Subsidiaries. To the knowledge of NETREX, the use of any of the Proprietary Rights by UFAC or any of the UFAC Subsidiaries has not infringed, is not infringing upon, and is not otherwise violating the rights of any Person or other entity in or to such Proprietary Rights or the asserted Proprietary Rights of others. No notices have been received by UFAC or any of the UFAC Subsidiaries that the use of the Proprietary Rights by UFAC or any of the UFAC Subsidiaries infringes upon or otherwise materially violates any rights of a person or other entity in or to such Proprietary Rights or the proprietary rights of others. To the knowledge of NETREX, no person or other entity is infringing on the Proprietary Rights owned by UFAC or any of the UFAC Subsidiaries. The Proprietary Rights include all Proprietary Rights used in, or necessary to, the conduct of the business of UFAC and each of the UFAC Subsidiaries.

     4.16 INSURANCE. UFAC and each of the UFAC Subsidiaries maintains insurance policies covering the assets, business, equipment, properties, operations and Employees of it (collectively, the "Insurance Policies") each of which Insurance Policies are of a type and in amounts customarily carried by Persons similar in size to UFAC or the UFAC Subsidiaries conducting businesses similar to those of UFAC or the UFAC Subsidiaries. SCHEDULE 4.16 sets forth a list of all insurance coverage or policies currently maintained by UFAC and the UFAC Subsidiaries. All such coverage or policies shall be maintained in full force and effect until the Closing. There is no material claim by UFAC or any of the UFAC Subsidiaries pending under any of the Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

     4.17 INTENTIONALLY OMITTED.

     4.18 GOVERNMENT APPROVALS; COMPLIANCE WITH LAWS AND ORDERS.

     (a) UFAC and each of the UFAC Subsidiaries has obtained from the appropriate Government Authority that is charged with regulating or supervising any business conducted by UFAC or any of the UFAC Subsidiaries all material permits, variances, exemptions, orders, approvals, certificates of authority and licenses necessary for the conduct of its business and operations as and to the extent currently conducted (the "UFAC and Subsidiaries' Permits"), which UFAC and Subsidiaries' Permits are valid and remain in full force and effect. UFAC and the UFAC Subsidiaries are in compliance in all material respects with the terms of all such UFAC and Subsidiaries' Permits.

     (b) Neither UFAC nor any of the UFAC Subsidiaries has received notice of or, to the knowledge of NETREX, is subject to any Action, order or any complaint, proceeding or investigation of any Government Authority that is charged with regulating or supervising any business conducted by UFAC or any of the UFAC Subsidiaries, that is pending or threatened, that affects or that could affect the effectiveness or validity of any UFAC and Subsidiaries' Permit or that could impair the renewal thereof or that is likely to result in any such Action, agreement, consent decree or order or in any fine, penalty or other liability in excess of $20,000 or the forfeiture of a certificate of authority of UFAC or any of the UFAC Subsidiaries. As of the date hereof, neither UFAC nor any of the UFAC Subsidiaries is a party or subject to any Action, agreement, consent decree or order, or other understanding or arrangement with, or any directive of, any Government Authority that is charged with regulating or supervising any business conducted by UFAC or any of the UFAC Subsidiaries that imposes any material restrictions on or otherwise affects in any material way the conduct of the business of UFAC or any of the UFAC Subsidiaries, as currently conducted.

     4.19  TAKEOVER   STATUTES.   No  "fair  price,"   "moratorium,"   "business
combination," "control share acquisition" or other anti-takeover statute or similar statute or regulation enacted by the state of Ohio applies to the transactions contemplated by this Agreement. All actions have been taken to ensure that no statute or regulation of the state of Ohio, including any "business combination act," limits UFAC's ability to engage in further transactions with FAJ.

     4.20 BROKERS AND FINDERS. No agent, broker, investment banker or other Person, including any of the foregoing that is an Affiliate of NETREX, UFAC or any of the UFAC Subsidiaries, is or will be entitled to any broker's or finder's fee or any other commission or similar fee agreed to or arranged by NETREX, UFAC or any of the UFAC Subsidiaries in connection with this Agreement or any of the transactions contemplated hereby.

     4.21 KNOWLEDGE DEFINED. As used herein, the phrase "to NETREX's knowledge" (or words of similar import) means the actual knowledge, after reasonable inquiry, of any of the chief executive officers, chief financial officers or directors of each of NETREX, UFAC and the UFAC Subsidiaries.

     4.22 PRIVATE PLACEMENT.

     (a) NETREX acknowledges that, in issuing its securities hereunder, FAJ is relying on exemptions from the registration requirements of the Securities Act and on applicable state statutes and regulations with respect to the exchange of FAJ Shares contemplated hereby. NETREX hereby affirms that it is an "accredited investor" as defined in Regulation D promulgated by the SEC under the Securities Act.

     (b) NETREX (together with its Affiliates) (i) can bear the economic risk of the acquisition of the FAJ Shares, and (ii) has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of the transaction.

     (c) NETREX warrants that any financial information relating to UFAC, or the UFAC Subsidiaries that is provided herewith by UFAC, or the UFAC Subsidiaries, or is subsequently submitted by UFAC or the UFAC Subsidiaries at the request of FAJ, does or will fairly and accurately reflect the financial condition of such entity as of the date thereof with respect to which NETREX does not anticipate any material adverse change.

     (d) NETREX has been provided the opportunity to ask questions with respect to the business, operations and financial condition of FAJ, and the terms and conditions of the plan of reorganization and the issuance of the FAJ Shares.

     (e) NETREX understands that the FAJ Shares have not been registered under the Securities Act, or the securities laws of any state and are subject to certain restrictions on transfer.

     (f) NETREX acknowledges that the FAJ Shares being acquired are being acquired for NETREX's own account without a view to public distribution or resale and that NETREX has no contract, undertaking, agreement, or arrangement to sell or otherwise transfer or dispose of the FAJ Shares or any portion thereof to any other person or entity.

     (g) NETREX agrees that it will not sell or otherwise transfer or dispose of the FAJ Shares, or any portion thereof, unless such FAJ Shares are registered under the Securities Act and any applicable state securities laws or NETREX obtains an opinion of reputable securities counsel that such FAJ Shares may be sold in reliance on an exemption from such registration requirements.

     (h) NETREX understands that no federal or state agency including the SEC, the Arizona Corporation Commission or the securities commission or authorities of any other state has approved or disapproved the FAJ Shares, passed upon or endorsed the merits of the Merger or the adequacy of the disclosure given in connection with the offering, or made any finding or determination as to the fairness of the FAJ Shares for investment.

     4.23 NO CONFLICTING INFORMATION. UFAC acknowledges that it owns a majority of the issued and outstanding capital stock of FAJ. In addition, pursuant to a

Services Agreement between FAJ and UFAC, UFAC manages certain day-to-day matters for FAJ. Accordingly, UFAC has, and has access to, certain information regarding the business, operations and financial condition of FAJ.

     4.24 PROXY STATEMENT. None of the information in this Agreement or otherwise supplied or to be supplied by NETREX, UFAC, or any of the UFAC Subsidiaries, including information for inclusion or incorporation by reference in the Proxy Statement, as of the date hereof and as of the date such information was provided to FAJ for inclusion in the Proxy Statement to be mailed to the FAJ's shareholders, contains or will contain any untrue statement of a material fact or omit to state any material fact required to be stated herein or therein or necessary to make the statements herein or therein, in light of the circumstances under which they are made, not misleading. UFAC will advise FAJ in writing of any material changes in any such information or if any such information contains any untrue statements of material facts or omits to state any material facts required to be stated herein or therein or necessary to make the statements herein or therein, in light of the circumstances under which they are made, not misleading.

                                    ARTICLE 5

                      REPRESENTATIONS AND WARRANTIES OF FAJ

     FAJ hereby represents and warrants to NETREX and UFAC as follows:

     5.1 ORGANIZATION. FAJ is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Arizona. FAJ has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted, and to enter into this Agreement and to perform its obligations hereunder.

     5.2 DUE AUTHORIZATION. The execution, delivery and performance of this Agreement and of all of the documents and instruments delivered in connection herewith by FAJ has been duly and validly authorized by all necessary corporate action on the part of FAJ. This Agreement has been duly executed and delivered on behalf of FAJ. This Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by FAJ, the valid and binding obligations of FAJ, enforceable against FAJ in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability or right of creditors generally and to general equitable principles which may limit the right to obtain equitable remedies.

     5.3 CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the execution and delivery by FAJ of this Agreement nor the consummation by FAJ of the transactions contemplated hereby in accordance with the terms hereof will conflict with or result in a breach of any of the provisions of the Articles of Incorporation or By-Laws of FAJ or result in a breach of the terms, conditions or provisions of, constitute a default (or any event that, with notice or lapse of time or both, would constitute a default), under, result in the creation of any Lien upon any of the properties or assets of FAJ pursuant to, or require any consent, approval or other action by or any notice to or filing with any Government Authority pursuant to, the organizational documents of FAJ or any agreement, instrument, order, judgment, decree, statute, law, rule or regulation by which FAJ is bound, except for any filings required by Sections 13(d) and 16 of the Exchange Act.

     5.4 APPROVAL; STOCK.

     (a) The Board of Directors of FAJ and a committee of "disinterested directors" (as defined in Chapter 23, Section 10-2741(d) of the Arizona Business Corporation Act) have approved the Merger, and this Agreement, and the transactions contemplated hereby and have determined to recommend that the shareholders of FAJ vote in favor of and approve this Agreement and the Merger.

     (b) The FAJ Shares to be issued pursuant to this Agreement have been duly authorized, and upon issuance on the terms set forth in this Agreement will be duly and validly issued, fully paid and nonassessable. On the Effective Date and subject to the restrictions described herein, FAJ will deliver to UFAC good and marketable title to the FAJ Shares, free and clear of all Liens (other than Liens created as a result of actions of UFAC).

     (c) The issuance of the FAJ Common Stock pursuant to this Agreement will not give any shareholder of FAJ the right to demand payment for that shareholder's shares under the laws of the State of Arizona; any appraisal or similar rights under the laws of the State of Arizona; any dissenters' or similar rights under the laws of the State of Arizona; any preemptive or similar right to purchase additional shares of FAJ's capital stock; or any rights under any shareholders' rights, "poison pill" or similar plan adopted by the FAJ Board of Directors or the FAJ shareholders or contained in FAJ's Articles of Incorporation or other organizational documents.

     5.5 CAPITALIZATION. FAJ is authorized to issue 100,000,000 shares of common stock, $.01 par value per share, of which 8,957,660 shares are issued and outstanding. Other than pursuant to its 1996 Stock Option Plan, FAJ has not entered into any agreement or commitment to issue, deliver or sell any additional shares of its capital stock of any class, or any securities or rights which are convertible into, exchangeable for, or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, options, calls, commitments or any other agreements to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock. FAJ has not agreed to split, combine, subdivide, reclassify, redeem, repurchase or otherwise acquire or take similar action with respect to any shares of its capital stock. FAJ has not declared, set aside for payment or paid any dividend, or make any other distribution in respect of any shares of its capital stock or other outstanding securities or made any payments to shareholders in their capacity as such, other than in a manner and amount consistent with prior business practices.

     5.6 SEC MATTERS AND ABSENCE OF UNDISCLOSED LIABILITIES

     (a) FAJ has delivered or made available to UFAC, FAJ's Annual Report on Form 10-K for the fiscal year ended June 30, 1999 filed by FAJ with the SEC and all exhibits, amendments and supplements thereto, including all documents incorporated by reference therein (collectively, the "Form 10-K"), and each registration statement, report, proxy statement or information statement and all exhibits thereto prepared by or relating to FAJ for the three years prior to the date of this Agreement, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively the "FAJ Reports"). The FAJ Reports were filed with the SEC in a timely manner and constitute all forms, reports and documents required to be filed by FAJ under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (the "Securities Laws"). As of their respective dates, the FAJ Reports: (i) complied as to form in all material respects with the applicable requirements of the Securities Laws; and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. There has been no violation asserted by any Government

Authority with respect to any of the FAJ Reports that has not been resolved and, to FAJ's knowledge, there have been no written threatened assertions of violations.

     (b) Each of the balance sheets (including the related notes and schedules) included in or incorporated by reference into the Form 10-K and each Exchange Act report filed between the date such annual report was filed with the SEC and the Closing Date (the Form 10-K and such reports collectively, the "Current Reports") fairly present the consolidated financial position of FAJ and its Subsidiaries as of its date and each of the statements of operations, shareholders' equity (deficit) and cash flows included in or incorporated by reference into the Current Reports (including any related notes and schedules) fairly present the consolidated results of operations, retained earnings or cash flows, as the case may be, of FAJ and its Subsidiaries for the period covered thereby, in each case in accordance with GAAP and in accordance with Regulation S-X promulgated by the SEC, except as may be noted therein and except, in the case of the unaudited statements, for normal recurring year-end adjustments which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All such balance sheets and statements are free of errors, omissions and misstatements, except for such errors, omissions and misstatements that would not, individually or in the aggregate, have or, reasonably be expected to have, a Material Adverse Effect. None of the receivables of FAJ and its Subsidiaries are materially overstated, and no payables and other liabilities of FAJ and its Subsidiaries are materially understated, on any such balance sheet or statement.

     (c) Except as and to the extent set forth in the Current Reports or in any Schedule hereto, to FAJ's knowledge, none of FAJ or any of its Subsidiaries has any material Liabilities, nor do there exist any circumstances that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

     5.7 BROKERS OR FINDERS. No agent, broker, investment banker or other firm or Person, including any of the foregoing that is an Affiliate of FAJ, is or will be entitled to any broker's or finder's fee or any other commission or similar fee agreed to or arranged by FAJ in connection with this Agreement or any of the transactions contemplated hereby.

     5.8 VIOLATIONS. To the knowledge of FAJ, FAJ is not in material violation of any statute, rule, regulation, order, writ, decree or injunction of any Government Authority or any body having jurisdiction over FAJ or any of its properties.

     5.9 GOVERNMENT APPROVALS; COMPLIANCE WITH LAWS AND ORDERS.

     (a) FAJ has obtained from the appropriate Government Authorities that are charged with regulating or supervising any business conducted by FAJ all permits, variances, exemptions, orders, approvals, certificates of authority and licenses necessary for the conduct of its business and operations as and to the extent currently conducted (the "FAJ Permits"), which FAJ Permits are valid and remain in full force and effect. FAJ is in compliance in all material respects with the terms of all such FAJ Permits.

     (b) FAJ has not received notice of or, to the knowledge of FAJ, is not subject to any Action, order or any complaint, proceeding or investigation of any Government Authority which is charged with regulating or supervising any business conducted by FAJ, that is pending or threatened, that affects or which could affect the effectiveness or validity of any such FAJ Permit or that could impair the renewal thereof or that is likely to result in any such Action, agreement, consent decree or order or in any fine, penalty or other liability in excess of $20,000 or the forfeiture of the certificate of authority of authority of FAJ. As of the date hereof, FAJ is not a party or subject to any Action, agreement, consent decree or order, or other understanding or arrangement with, or any directive of, any Government Authority that is charged with regulating or supervising any business conducted FAJ that imposes any material restrictions on or otherwise affects in any material way the conduct of the business of FAJ.

     5.10 ABSENCE OF INDUCEMENT. In entering into this Agreement, FAJ has not been induced by or relied upon any representations, warranties or statements of UFAC or NETREX that are not set forth in this Agreement or in any written information provided for the Proxy Statement, whether or not such representations, warranties or statements have actually been made in writing or orally, concerning (a) the earnings, assets, net worth, physical condition, general business or business prospects of UFAC or any UFAC Subsidiary, (b) the status of UFAC's or any UFAC Subsidiary's relationship with its customers, suppliers or agents, both public and private or (c) any other matter, and FAJ acknowledges that, in entering into this Agreement, UFAC and NETREX have been induced by and relied upon the representation and warranty of FAJ set forth in this SECTION 5.10.

                                    ARTICLE 6

                        COVENANTS RELATING TO THE CLOSING

     6.1 TAKING OF NECESSARY ACTION. Each party hereto agrees to use its commercially reasonable best efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the terms and conditions of this Agreement.

     6.2 PUBLIC ANNOUNCEMENT; CONFIDENTIALITY.

     (a) For as long as this Agreement is in effect, neither party shall issue or cause the publication of any press release or any other announcement with respect to this Agreement, or the transactions contemplated hereby or thereby without the consent of the other (which consent shall not be unreasonably withheld or delayed), except when, in the reasonable judgment of FAJ, such release or announcement is required by applicable law or pursuant to any listing agreement with, or the rules or regulations of, any securities exchange or any other regulatory requirement.

     (b) Each party agrees that all information provided to such party or any of its representatives pursuant to this Agreement shall be kept confidential, and shall not disclose such information to any Persons other than the directors, officers, employees, financial advisors, legal advisors, accountants, consultants and affiliates of such party who reasonably need to have access to the confidential information and who are advised of the confidential nature of such information, but the foregoing obligation shall not (i) relate to any information that (A) is or becomes generally available other than as a result of unauthorized disclosure by the receiving party or by Persons to whom the receiving party has made such information available, (B) is or becomes available to the receiving party on a nonconfidential basis from a third party that is not, to the receiving party's knowledge, bound by any other confidentiality agreement with the disclosing party, or (C) is independently developed or already known to the receiving party prior to disclosure by the disclosing party, or (ii) prohibit disclosure of any information if required by law, rule, regulation, court order or other legal or governmental process.

     6.3 CONDUCT OF BUSINESS. Except as agreed to by the other parties and set forth on Schedule 6.3, during the period from the date of this Agreement to the Effective Date: (i) each of FAJ and each of UFAC and the UFAC Subsidiaries will, and FAJ and NETREX will cause each of their respective Subsidiaries to, conduct its business only in the ordinary course consistent with past practice; (ii) none of UFAC, the UFAC Subsidiaries and FAJ will, and FAJ and UFAC will cause each of their respective Subsidiaries not to, take any action or enter into any material transaction other than in the ordinary course of business consistent with past practice; and (iii) to the extent consistent with the foregoing, each of FAJ, UFAC and the UFAC Subsidiaries will, and FAJ and UFAC will cause each of their respective Subsidiaries to, use its commercially reasonable best efforts to preserve intact its current business organization and reputation, existing relationships with customers, franchisees, licensees, suppliers, government officials, regulatory authorities and others having business dealings with it or regulatory authority over it and shall comply in all material respects with all laws and orders of each Governmental Authority and regulatory authority having jurisdiction over it. Without limiting the generality of the foregoing and except as otherwise expressly permitted in this Agreement, prior to the Closing Date, none of FAJ, UFAC and the UFAC Subsidiaries (as the case may be) will, and FAJ and UFAC will not permit any of their respective Subsidiaries to, without the prior written consent of the other:

     (a) (i) issue, deliver or sell, or authorize or enter into any agreement or commitment to issue, deliver or sell (y) any additional shares of its capital stock of any class, or any securities or rights which are convertible into, exchangeable for, or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, options, calls, commitments or any other agreements to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock, or (z) any other of its securities or the securities of any of its Subsidiaries; (ii) split, combine, subdivide, reclassify, redeem, repurchase or otherwise acquire or take similar action with respect to any shares of its capital stock, or (iii) declare, set aside for payment or pay any dividend, or make any other distribution in respect of any shares of its capital stock or other. outstanding securities or make any payments to shareholders in their capacity as such, other than in a manner and amount consistent with prior business practices;

     (b) (i) create, increase the benefits payable or accruing under, or modify in any manner any UFAC Plan or the compensation, pension, welfare, medical or fringe benefits of any of its directors, officers or Employees, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to FAJ, UFAC or the UFAC Subsidiaries, or (ii) enter into any new, or amend any existing, employment, severance, "golden parachute" or other similar agreement with any such director, officer or Employee, except as may be approved in writing by the other party;

     (c) make any acquisition, by means of merger, consolidation, purchase of a substantial equity interest in or a substantial portion of the assets of, or otherwise, of any business or corporation, partnership, association or other business organization or division thereof (except as herein contemplated);

     (d) adopt any amendments to its articles of incorporation, bylaws or similar organizational documents, or alter through merger with any entity, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of it or any of its Subsidiaries, or encumber, dispose of, sell or lease any material amount of the assets of FAJ or any of the FAJ, UFAC or any of the UFAC Subsidiaries except as herein authorized;

     (e) enter into any contract, arrangement or understanding requiring the expenditure of greater than $150,000;

     (f) in the event that a claim is made for damages during the period prior to the Closing Date that is reasonably likely to have a Material Adverse Effect, fail to promptly notify the other party of the pendency of such claim; or

     (g) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any agreement, contract or commitment to do any of the foregoing.

     6.4 NOTIFICATION OF CERTAIN MATTERS. Each of the parties shall notify the other parties in writing of its discovery of any matter that would render any of such party's or the other party's representations and warranties contained herein untrue or incorrect in any material respect, but the failure of any party to so notify another party of the inaccuracy of that other party's representations and warranties does not constitute a breach of this Agreement.

     6.5 PROVISION OF CERTAIN DOCUMENTS. Each party shall, upon reasonable request by another party, deliver true and complete copies of any documents related to such party or any of its Subsidiaries that are reasonably requested within five Business Days after the date of such request.

                                    ARTICLE 7

                          CERTAIN ADDITIONAL COVENANTS

     7.1 RESALE. NETREX acknowledges and agrees that the shares of FAJ Shares to be acquired pursuant to the transactions hereby contemplated will not, as of the Closing Date or the Effective Date, be registered under the Securities Act or the Blue Sky Laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such Blue Sky Laws or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such Blue Sky Laws is available.

     7.2 LEGENDS; STOP-TRANSFER ORDERS.

     (a) The certificates for the FAJ shares to be acquired pursuant to the Merger will bear legends in substantially the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF SUCH ACTS. THE SHARES MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER SUCH ACTS OR THE RECEIPT OF AN OPINION OF REPUTABLE SECURITIES COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED. THE CORPORATION WILL FURNISH TO ANY SHAREHOLDER, UPON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS, AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS AUTHORIZED TO BE ISSUED.

     (b) The certificates for the FAJ Shares may also bear any legend required by any applicable Blue Sky Laws.

     (c) FAJ may impose appropriate stop-transfer instructions relating to the restrictions set forth herein.

     7.3 ACCESS TO INFORMATION. From the date of this Agreement until the Effective Date, each party shall provide the other and its representatives with such financial and other information regarding such party's or any of the Subsidiaries' business, operations, properties and financial statements a party or its representatives shall reasonably request and shall provide the other party or its representatives access to all of the properties, assets, books, records, tax returns, contracts and personnel during the normal business hours of the party providing the information.

     7.4 NETREX TO CONTINUE EXISTENCE. Until all representations and warranties of NETREX have expired pursuant to SECTION 11.1: NETREX will (a) remain in good standing under the laws of the state of Delaware, and (b) remain solvent and able to satisfy all of its obligations under this Agreement.

                                   ARTICLE 8

                           CLOSING; CLOSING DELIVERIES

     8.1 CLOSING; TERMINATION. The Closing shall take place at 10:00 a.m., local time, at the offices of FAJ, 45 East Monterey Way, Phoenix, Arizona 85012, on the Business Day following the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in SECTIONS 9.1 AND 9.2 (other than those conditions that are to be satisfied concurrently with the Closing), or on such other date or at such other time and place as the parties shall agree on in writing (the "Closing Date"). If the Closing has not occurred on or before the first anniversary of this Agreement and this Agreement has not been previously terminated under ARTICLE 10, this Agreement shall terminate on such anniversary without further action by the parties hereto, and this Agreement shall be null and void and have no further effect.

     8.2 FAJ CLOSING DELIVERIES. At the Closing, FAJ shall deliver, or cause to be delivered, to NETREX and UFAC each of the following:

     (a) the certificates, dated the Closing Date and validly executed on behalf of FAJ, required by each of SECTIONS 9.1 (A) AND (D);

     (b) resolutions of the Board of Directors of FAJ, certified by the Secretary of FAJ, authorizing the execution and delivery of this Agreement, and the transactions contemplated hereby, including the Merger;

     (c) the legal opinion of FAJ's counsel required by SECTION 9.1(F);

     (d) evidence or copies of any consents, approvals, orders, qualifications or waivers required by SECTION 9.1;

     (e)  supplemental   listing  application  executed  by  FAJ  and  the  AMEX
authorizing the listing of the FAJ Shares (subject to official notice of issuance);

     (f) the Certificate of Merger executed by FAJ;

     (g) the Articles of Incorporation or similar organizational documents of FAJ, certified as of a recent date by a duly authorized official of the Arizona Corporation Commission, and the bylaws or similar organizational documents of FAJ, each certified as of a recent date by the Secretary or similar officer of FAJ, together with Articles of Amendment to, among other things, change the name of FAJ to Netrex Business Services, Inc.;

     (h) certificates of a duly authorized official of the Arizona Corporation Commission or a duly authorized official of the jurisdiction of its organization, dated as of a recent date, as to the good standing of FAJ in Arizona;

     (i) if not previously delivered, all other certificates and instruments and documents required pursuant this Agreement to be delivered by FAJ to UFAC or NETREX at or prior to the Closing; and

     (j) such other instruments reasonably requested by UFAC or NETREX as may be necessary or appropriate to confirm or carry out the provisions of this Agreement.

     8.3 UFAC AND NETREX CLOSING DELIVERIES. At the Closing, UFAC or NETREX shall deliver, or cause to be delivered, to FAJ the following:

     (a) the certificate, dated the Closing Date and validly executed required by SECTION 9.2(A);

     (b) the legal opinion of counsel required by SECTION 9.2(G);

     (c) the Articles of Incorporation or similar organizational documents of each of UFAC and the UFAC Subsidiaries, each certified as of a recent date by a duly authorized official of the jurisdiction of its incorporation or organization, and the bylaws or similar organizational documents of each of UFAC and the UFAC Subsidiaries, each certified as of a recent date by the Secretary or similar officer of the entity;

     (d) certificates of a duly authorized official of the jurisdiction of its organization, dated as of a recent date, as to the good standing of each of UFAC and the UFAC Subsidiaries in the jurisdiction of its organization or incorporation;

     (e) if not previously delivered to FAJ, all other certificates, documents, instruments and writings required pursuant to this Agreement to be delivered by or on behalf of NETREX or UFAC at or before the Closing;

     (f) the Certificate of Merger executed by UFAC; and

     (g) such other instruments reasonably requested by FAJ as may be necessary or appropriate to confirm or carry out the provisions of this Agreement.

                                    ARTICLE 9

                              CONDITIONS TO CLOSING

     9.1 CONDITIONS TO UFAC AND NETREX CLOSING. The obligations of UFAC and NETREX hereunder are subject to the satisfaction or waiver by UFAC or NETREX of each of the following conditions precedent:

     (a) REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties of FAJ contained herein that are not qualified as to materiality shall have been true and correct in all material respects on and as of the date hereof, and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, and the representations and warranties already qualified with respect to materiality shall have been true and correct in all respects at each such date without regard to the materiality qualification contained in this Section. The covenants and agreements of FAJ to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects. FAJ shall have delivered to UFAC and NETREX at the Closing a certificate of an appropriate officer in form and substance satisfactory to UFAC and NETREX, dated the Closing Date to such effect.

     (b) NO MATERIAL ADVERSE CHANGE. Since December 31, 1999, there shall not have been any change, circumstance or event with respect to FAJ has had or could reasonably be expected to have a Material Adverse Effect.

     (c) NO LIMITATION. There is (i) no Action, suit, investigation or proceeding instituted (x) by any Government Authority or any Person that seeks to prevent the consummation of the transactions contemplated hereby or (y) that is reasonably likely to result in material damages to UFAC or any of the UFAC Subsidiaries or FAJ in connection with the transactions contemplated hereby, which, in either case, continues to be outstanding and (ii) no injunction or restraining order (temporary or permanent) in effect to stay, prevent or delay the consummation of the transactions provided for herein, which continues to be outstanding.

     (d) SHAREHOLDER APPROVAL. The shareholders of FAJ shall have approved this Agreement and the transactions contemplated hereby, including the Merger, by a vote of a majority of the FAJ Shares present, in person or by proxy, at a special meeting of FAJ shareholders, including the Merger. FAJ shall have delivered to UFAC and NETREX at the Closing a certificate of the Secretary of FAJ in form and substance satisfactory to UFAC dated the Closing Date to such effect.

     (e) PROCEEDINGS. All corporate and other proceedings to be taken by FAJ connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory to UFAC and NETREX, and UFAC and NETREX shall have received all such counterpart originals or other copies of such documents as it has reasonably requested.

     (f) OPINION OF COUNSEL. UFAC and NETREX shall have received a legal opinion from Gallagher & Kennedy, counsel to FAJ, dated the Closing Date concerning, FAJ's existence, authority, capitalization, SEC filings (excluding financial and statistical data contained therein), compliance with law, and confirming that the FAJ Shares issued pursuant to the Merger are validly issued, fully paid and nonassessable, and such other legal matters within the scope of the Report of the State Bar of Arizona, Corporate, Banking and Business Law Section Subcommittee on Rendering Legal Opinions in Business Transactions, dated February 1, 1989 (the "Arizona Bar Opinion Report"), as UFAC and NETREX may request, in form and substance reasonably satisfactory to UFAC and NETREX.

     9.2 CONDITIONS TO FAJ CLOSING. The obligations of FAJ hereunder are subject to the satisfaction or waiver by FAJ of each of the following conditions precedent:

     (a) REPRESENTATIONS AND WARRANTIES, COVENANTS. The representations and warranties of UFAC and NETREX contained herein that are not qualified as to materiality shall have been true and correct in all material respects on and as of the date hereof, and shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, and the representations and warranties already qualified with respect to materiality shall have been true and correct in all respects at each such date without regard to the materiality qualification contained in this Section. The covenants and agreements of UFAC and NETREX to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects. UFAC and NETREX shall have delivered to FAJ at the Closing a certificate of an appropriate officer in form and substance reasonably satisfactory to FAJ dated the Closing Date to such effect.

     (b) NO MATERIAL ADVERSE CHANGE. Since December 31, 1999, there shall not have been any change, circumstance or event with respect to any of the UFAC or the UFAC Subsidiaries that has had or could reasonably be expected to have a Material Adverse Effect.

     (c) NO LIMITATION. There is (i) no Action, suit, investigation or proceeding instituted (x) by any Government Authority or any Person that seeks to prevent the consummation of the transactions contemplated hereby or (y) that is reasonably likely to result in material damages to UFAC, or any of the UFAC Subsidiaries or FAJ in connection with the transactions contemplated hereby, which, in either case, continues to be outstanding and (ii) no injunction or restraining order (temporary or permanent) in effect to stay, prevent or delay the consummation of the transactions provided for herein, which continues to be outstanding.

     (d) SHAREHOLDER APPROVAL. The shareholders of FAJ shall have approved this Agreement and the transactions contemplated hereby, including the Merger, by the requisite vote.

     (e) PROCEEDINGS. All corporate and other proceedings to be taken by UFAC in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to FAJ and FAJ shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     (f) FAIRNESS OPINION. The Board of Directors of FAJ shall have received a fairness opinion from ComStock Valuation Advisors, Inc. satisfactory to the Board of Directors of FAJ in its reasonable discretion.

     (g) OPINION OF COUNSEL. FAJ shall have received a legal opinion from counsel to NETREX and UFAC, dated the Closing Date, concerning the existence and authority of NETREX and the existence, authority, capitalization, and compliance with law of each of UFAC and the UFAC Subsidiaries, and such other legal matters as FAJ may reasonably request, in form and substance reasonably satisfactory to FAJ.

                                   ARTICLE 10

                        WAIVER, MODIFICATION, ABANDONMENT

     10.1 WAIVERS. The failure of UFAC to comply with any of its obligations, agreements or conditions as set forth herein may be waived expressly in writing by FAJ, by action of its Board of Directors without the requirement for a vote of shareholders. The failure of FAJ to comply with any of its obligations, agreements or conditions as set forth herein may be waived expressly in writing by UFAC, by action of its Board of Directors, without the vote of shareholders.

     10.2 MODIFICATION. This Agreement may be modified at any time in any respect by the mutual consent of all of the parties, notwithstanding prior approval by the shareholders. Any such modification may be approved for any party by its Board of Directors, without further shareholder approval, except that the number of shares of FAJ Common Stock to be issued in exchange for the shares of UFAC Common Stock may not be increased without the consent of the FAJ shareholders and may not be decreased without the consent of the UFAC shareholders given, in each case, by the same vote as is required under applicable state law for approval of this Agreement.

     10.3 ABANDONMENT. The Merger may be abandoned on or before the Effective Date notwithstanding adoption of this Agreement by the shareholders of the parties hereto:

     (a) By the mutual agreement of the Board of Directors of FAJ and UFAC;

     (b) By the Board of Director of FAJ, if any of the  conditions  provided in
SECTION 9.1 shall not have been satisfied, complied with or performed in any material respect, and FAJ shall not have waived such failure of satisfaction, noncompliance or nonperformance;

     (c) By the Board of Directors of UFAC, if any of the conditions provided in
SECTION 9.2 shall not have been satisfied, complied with or performed in any material respect, and UFAC shall not have waived such failure of satisfaction, noncompliance or nonperformance; or

     (d) At the option of FAJ and UFAC, if there shall have been instituted and be pending or threatened any legal proceeding before any court or governmental agency seeking to restrain or prohibit or to obtain damages in respect of this Agreement or the consummation of the Merger contemplated by this Agreement, or if any order restraining or prohibiting the Merger shall have been issued by any court or governmental agency and shall be in effect.

     In the event of any termination pursuant to this Section (other than pursuant to subparagraph (a) hereof) written notice setting forth the reasons thereof shall forthwith be given by UFAC, if it is the terminating party, to FAJ, or by FAJ, if it is the terminating party, to UFAC.

                                   ARTICLE 11

                            SURVIVAL; INDEMNIFICATION

     11.1 SURVIVAL. Subject to the limitations set forth in this Article and notwithstanding any investigation conducted at any time by or on behalf of any party, all representations and warranties, and, except as otherwise provided in this Agreement, covenants and agreements of the parties (as applicable) in this Agreement and in any Schedule hereto, or any certificate, document or other instrument delivered in connection herewith ("Additional Documents"), shall survive the execution, delivery and performance of this Agreement and shall be deemed to have been made again by the parties (as applicable) at and as of the Closing. Such representations and warranties, and the rights of any party to seek indemnification with respect thereto pursuant to SECTION 11.2, shall expire, except with respect to claims asserted prior to and pending at the time of such expiration, on the first anniversary of the Effective Date; PROVIDED, HOWEVER, that the representations and warranties set forth in SECTIONS 4.1, 4.8,
4.12 AND 4.13 shall expire on the third anniversary of the Effective Date. All statements contained in any Exhibit, Schedule or Additional Document shall be deemed representations and warranties of the parties (as applicable) set forth in this Agreement within the meaning of this Article. Without duplication of Loss and Expense (as hereinafter defined), FAJ or NETREX, as the case may be, shall be deemed to have suffered Loss and Expense arising out of or resulting from the matters referred to herein if the same shall be suffered by any parent, Subsidiary or Affiliate of FAJ or NETREX; PROVIDED, HOWEVER, that FAJ shall not be deemed to have suffered any Loss and Expense arising out of or resulting from any Loss and Expense suffered by UFAC.

     11.2 INDEMNIFICATION.

     (a) Subject to SECTION 11.4, from and after the Effective Date, FAJ shall indemnify, defend and hold harmless NETREX (and its officers, directors or members) and their successors and assigns, for, from and against any and all damages, claims, losses, expenses, costs, obligations and Liabilities, including Liabilities for all reasonable attorneys' fees and expenses (collectively, "Loss and Expense"), suffered, directly or indirectly, by NETREX by reason of, or arising out of, (i) any breach of any representation or warranty made by FAJ in this Agreement, or (ii) any failure by FAJ to perform or fulfill any of its covenants or agreements set forth herein.

     (b) Subject to SECTION 11.4, from and after the Effective Date, NETREX shall indemnify, defend and hold harmless FAJ and its officers and directors), its successors and assigns, for, from and against any and all Loss and Expense, suffered, directly or indirectly, by FAJ by reason of, or arising out of, (i) any breach of any representation or warranty made by NETREX or UFAC in this Agreement and, (ii) any failure by NETREX or UFAC to perform or fulfill any of its covenants or agreements set forth herein.

     11.3 THIRD-PARTY CLAIMS. If a claim by a third party is made against a party and if such party intends to seek indemnity with respect thereto under this Article, such party (the "Indemnified Party") shall promptly notify the party required to provide such indemnity (the "Indemnifying Party") in writing of such claim setting forth such claim in reasonable detail and shall otherwise make available to the indemnifying party all relevant information which is material to the claim and which is in the possession of the Indemnified Party. The Indemnifying Party shall have 30 days after receipt of such notice (or such shorter time period as required so that the interests of the Indemnified Party would not be materially prejudiced as a result of the failure to have received such notice) to undertake, through counsel of its own choosing and at its own expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith. The Indemnified Party may participate in such settlement or defense through counsel chosen by such Indemnified Party, so long as the fees and expenses of such counsel are borne by that Indemnified Party. The Indemnified Party shall not pay or settle any claim which the Indemnifying Party is diligently contesting, as herein required, without the prior written consent of the Indemnifying Party. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim without such consent, but in such event it shall waive any right to indemnity therefor by the Indemnifying Party. However, if the Indemnifying Party does not notify the Indemnified Party within 30 days after the receipt of the Indemnified Party's notice of a claim for indemnity hereunder that it elects to undertake the defense thereof or if the Indemnifying Party fails to undertake or pursue the defense, the Indemnified Party shall have the right to contest or compromise and may settle or pay the claim and no such contesting, compromise, settlement or payment will constitute a waiver of any right to indemnity therefor pursuant to this Agreement.

     11.4 LIMITATIONS ON INDEMNIFICATION, SURVIVAL. Rights to indemnification under this Agreement are subject to the following limitations:

     (a) No party shall be entitled to indemnification hereunder with respect to any Loss and Expense (or if more than one claim for indemnification is asserted, with respect to all such Loss and Expense), until the cumulative aggregate amount of all Loss and Expense incurred by such party with respect to such claim or claims exceeds $250,000 (the "Indemnity Threshold"), in which case the Indemnifying Party shall then be liable for the full amount of all such Loss and Expense, without regard to the Indemnity Threshold.

     (b) The obligation of indemnity provided for in this Agreement with respect to the representations and warranties set forth herein has no expiration or termination date.

     (c) Except with respect to third-party claims being defended in good faith or claims for indemnification with respect to which there exists a good faith dispute, the Indemnifying Party shall satisfy its obligations hereunder within 30 days of receipt of a notice of claim under this ARTICLE 11.

     (d) The amount of any Loss and Expense otherwise recoverable under this Article by an Indemnified Party shall be reduced by any amounts recovered by the Indemnified Party under insurance policies (net of any costs incurred in connection with the collection thereof), it being understood that none of the parties shall have any obligation to, but each agrees to use commercially reasonable efforts to, timely pursue all reasonable remedies against applicable insurers. The parties agree to treat, to the extent possible, any payment made under this Article as an adjustment to the value of the FAJ Shares. To the extent any payment under this Article cannot properly be treated as an adjustment to the value of the FAJ Shares for federal income tax purposes, then any such amount shall be (i) increased to take account of any net Tax benefit actually realized by the Indemnified Party in respect of the taxable year in which such Loss and Expense is incurred or paid and, with respect to a Tax benefit arising in a year subsequent to the year in which the Loss and Expense is paid or incurred, the Indemnified Party shall pay to the Indemnifying Party the amount of such Tax benefit when such Tax benefit is actually realized. In computing the amount of any such Tax cost or benefit, the Indemnified Party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified loss, liability, claim, damage or expense.

     (e) The indemnification provisions of this Article shall be the sole monetary remedy available to each of the parties. Equitable remedies shall remain available to each of the parties, provided that no unjust enrichment results from the enforcement of such remedies.

                                   ARTICLE 12

                                  MISCELLANEOUS

     12.1 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

     12.2 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE THE LAWS OF THE STATE OF ARIZONA WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF.

     12.3 JURISDICTION. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought only in a United States District Court sitting in Phoenix, Arizona, or in the United States District that encompasses Phoenix, Arizona, and hereby expressly submits to the personal jurisdiction and venue of any such court of proper jurisdiction for the purposes thereof and expressly waives any claim of improper venue and any claim that such court is an inconvenient forum. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE.

     12.4 ENTIRE AGREEMENT. This Agreement (including the agreements incorporated or referred to herein and prior confidentiality agreements between the parties hereto) and the Schedules and Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede prior agreements, understandings, representations or warranties between the parties. This Agreement is not intended to confer upon any Person not a party hereto (and their successors and assigns) any rights or remedies hereunder.

     12.5 NOTICES. All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telefax or other electronic transmission service to the appropriate address or number as set forth below, unless and until either of such parties notifies the other in accordance with this section of a change of address or change of telecopy number:

     If to NETREX:            Netrex Holdings LLC
                              270 South Service Road, Suite 45
                              Melville, New York 11747
                              Attn: President
                              Fax No.: (631) 777-8443

          With a copy to:     Rosenman & Colin LLP
                              575 Madison Avenue
                              New York, New York 10022
                              Attn: Joseph L. Getraer, Esq.
                              Fax No.: (212) 940-8563

     If to UFAC:              United Financial Adjusting Company
                              747 Alpha Drive
                              Highland Heights, Ohio 44143
                              Attn: President
                              Fax No.: (440) 442-4251

          With a copy to:     Rosenman & Colin LLP
                              575 Madison Avenue
                              New York, New York 10022
                              Attn: Joseph L. Getraer, Esq.
                              Fax No.: (212) 940-8563

     If to FAJ:               Frontier Adjusters of America, Inc.
                              45 East Monterey Way
                              Phoenix, Arizona 85012
                              Attention: President
                              Fax Number: (602) 279-5813

          with a copy to:     Gallagher & Kennedy, P.A.
                              2575 East Camelback Road
                              Phoenix, Arizona 85016-9225
                              Attention: Karen L. Liepmann, Esq.
                              Fax Number: (602) 530-8500

     12.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either of the parties hereto without the prior written consent of the other party.

     12.7 AMENDMENTS AND WAIVERS. This Agreement may not be modified or amended except by an instrument in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach thereof.

     12.8 INTERPRETATION; ABSENCE OF PRESUMPTION.

     (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this

Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified, and (iv) the word "or" shall not be exclusive, but shall be interpreted as "and/or."

     (b) This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

     12.9 SEVERABILITY. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted by a court of competent jurisdiction rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the fullest extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the fullest extent permitted.

     12.10 FURTHER ASSURANCES. The parties agree that, from time to time, whether before, at or after the Closing Date, each of them will execute and deliver such further instruments and take such other actions as may be necessary to carry out the purposes and intents hereof.

     12.11 SPECIFIC PERFORMANCE. The parties each acknowledge that, in view of the uniqueness of the Merger, the parties hereto would not have an adequate remedy at law for money damages if this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto be entitled at law or in equity.

     IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto as of the date first above written.

                                        FRONTIER ADJUSTERS OF AMERICA,
                                        INC., an Arizona corporation



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        UNITED FINANCIAL ADJUSTING
                                        COMPANY, an Ohio corporation


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        NETREX HOLDINGS LLC, a Delaware
                                        limited liability company


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                        Exhibit 1 - Certificate of Merger

                                    SCHEDULES

Schedule A          Directors and Executive Officers of FAJ
Schedule B          Amended and Restated Articles of Incorporation of FAJ
Schedule C          Bylaws of FAJ
Schedule 4.3(a)     Outstanding Options in UFAC or UFAC Subsidiaries
Schedule 4.3(c)     UFAC and Subsidiary Investments
Schedule 4.5        Audited Financials of UFAC, JWS and DBG
Schedule 4.5(d)     Intercompany Transactions
Schedule 4.6        Actions and Violations
Schedule 4.7        Changes since December 31, 1999
Schedule 4.8        Tax Issues
Schedule 4.9(c)     Joint Venture or Partnership Agreements
Schedule 4.9(d)     Material Agreements
Schedule 4.11       UFAC Properties and Permitted Liens
Schedule 4.13(a)    Employment Agreements
Schedule 4.13(b)    UFAC Plans
Schedule 4.14       Labor Matters
Schedule 4.15       Proprietary Rights
Schedule 4.16       Insurance
Schedule 6.3        Conduct of Business

                                    ANNEX B




                        REPORT OF INDEPENDENT ACCOUNTANTS

To the board of directors and shareholders:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, changes in shareholders' equity (deficit), and cash flows present fairly, in all material respects, the financial position of United Financial Adjusting Company and Subsidiaries at December 31, 1999 and 1998, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

March 19, 2000

               United Financial Adjusting Company and Subsidiaries
                           Consolidated Balance Sheets


As of  December 31,                                          1999            1998
                                                         ------------    ------------
                                     Assets

Current assets:
  Cash                                                   $    230,724    $      5,932
  Accounts receivable, less allowance for doubtful
    accounts of $53,981 in 1999 and $0 in 1998              2,355,720       2,423,976
  Receivables from customers for claims disbursements              --         529,571
  Receivables from parent and affiliates                   12,302,685              --
  Prepaid expenses                                             96,820             150
  Deferred tax asset                                               --          57,037
                                                         ------------    ------------
        Total current assets                               14,985,949       3,016,666

Property and equipment, net                                 2,734,098       7,669,667
Goodwill, net of amortization                               4,013,628         905,414
                                                         ------------    ------------
        Total assets                                     $ 21,733,675    $ 11,591,747
                                                         ============    ============

                 Liabilities and Shareholders' Equity (Deficit)

Current liabilities:
  Note payable                                           $         --    $  5,656,530
  Accounts payable - trade                                  4,139,481       2,774,565
  Agency deposits for claims disbursements                  5,162,581              --
  Deferred revenue                                          2,715,567       1,139,697
  Other liabilities and accruals                              933,854         985,666
  Accrued vacation                                            723,637              --
  Payables to parent and affiliates                           684,000       1,630,124
  Federal income taxes payable                                185,650         100,185
  Deferred tax liability                                      229,022              --
                                                         ------------    ------------
        Total current liabilities                          14,773,792      12,286,767

Deferred tax liability                                        492,804          84,652
Deferred revenue                                              764,723         337,564
Minority interest                                              62,997         162,670
                                                         ------------    ------------
Total liabilities                                          16,094,316      12,871,653

Commitments and contingencies
Shareholders' equity:

  Common stock, $0.01 par value; authorized, 2,000,000
    shares; issued and outstanding, 1,000,000                  10,000          10,000
  Paid-in capital                                           7,050,667       1,219,030
    Accumulated deficit                                    (1,421,308)     (2,508,936)
                                                         ------------    ------------
        Total shareholders' equity (deficit)                5,639,359      (1,279,906)
                                                         ------------    ------------

Total liabilities and shareholders' equity               $ 21,733,675    $ 11,591,747
                                                         ============    ============

               The accompanying notes are an integral part of the
                       consolidated financial statements.

               United Financial Adjusting Company and Subsidiaries
                      Consolidated Statements of Operations


For the year ended December 31,                      1999              1998
                                                  ------------     ------------
Revenue                                           $ 16,976,448     $  9,361,239

Cost and expenses
  Compensation and employee benefits                 9,972,053        5,077,094
  Office and overhead expenses (1)                   5,245,974        3,865,691
  Depreciation and amortization                        714,099          342,001
  Outside services                                     337,684           42,881
                                                  ------------     ------------
     Total costs and expenses                       16,269,810        9,327,667
                                                  ------------     ------------
        Income from operations                         706,638           33,572
                                                  ------------     ------------
Other income (expense)
  Gain on disposition of assets                      1,106,810               --
  Interest expense                                    (440,975)        (256,766)
  Management fees charged to Frontier                  200,000               --
  Rental income                                        295,344          435,728
                                                  ------------     ------------
     Total other income                              1,161,179          178,962
                                                  ------------     ------------

Income before taxes and minority interest            1,867,817          212,534

  Income taxes                                         879,862           97,737
                                                  ------------     ------------
Income before minority interest                        987,955          114,797
  Minority interest                                     99,673           63,549
                                                  ------------     ------------
Net income                                        $  1,087,628     $    178,346
                                                  ============     ============

(1) Charges from Progressive relating to certain general and administrative expenses allocated to the company were $ 2,442,463 and $2,822,000 in 1999 and 1998, respectively.

               The accompanying notes are an integral part of the
                       consolidated financial statements.

               United Financial Adjusting Company and Subsidiaries Consolidated Statements of Changes in Shareholders' Equity (Deficit)



For the year ended December 31,                       1999             1998
                                                   -----------      -----------
Common stock
  Balance, beginning of year                       $    10,000      $    10,000
    Shares issued                                           --               --
    Shares redeemed                                         --               --
                                                   -----------      -----------
  Balance, end of year                             $    10,000      $    10,000
                                                   -----------      -----------

Paid-in capital
  Balance, beginning of year                       $ 1,219,030      $ 1,150,037
    Capital contributions                            5,831,637           68,993
                                                   -----------      -----------
  Balance, end of year                             $ 7,050,667      $ 1,219,030
                                                   -----------      -----------

Accumulated deficit
  Balance, beginning of year                       $(2,508,936)     $(2,687,282)
    Net income                                       1,087,628          178,346
                                                   -----------      -----------
  Balance, end of year                             $(1,421,308)     $(2,508,936)
                                                   -----------      -----------

Total shareholders' equity (deficit)               $ 5,639,359      $(1,279,906)
                                                   ===========      ===========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

               United Financial Adjusting Company and Subsidiaries
                      Consolidated Statements of Cash Flows

For the year ended December 31,                                 1999            1998
                                                            ------------    ------------
Cash flows from operating activities
  Net income                                                $  1,087,628    $    178,346
  Adjustments to reconcile net income to net cash
      provided by operating activities:
    Depreciation                                                 369,710         288,741
    Amortization                                                 344,389          53,260
    Gain on disposition of assets                             (1,106,810)             --
    Deferred taxes                                               694,211          (2,448)
    Minority interest                                            (99,673)        (63,549)
    Changes in assets and liabilities
     (Increase) decrease in:
       Accounts receivable-net                                   597,827         439,010
       Prepaid expenses                                          (96,670)             --
     Increase (decrease) in:
       Deferred revenue                                        2,003,029        (136,700)
       Accounts payable                                        1,364,916          83,754
       Agency deposits for claims disbursements                5,162,581              --
       Other liabilities and accruals                            671,825         439,195
       Income taxes payable/receivable                            85,465         100,185
                                                            ------------    ------------
      Net cash provided by operating activities               11,078,428       1,379,794

Cash flows from investing activities
    Purchase of JW Software                                           --      (1,188,459)
    Purchase of property and fixed assets                     (1,277,990)       (136,769)
    Capitalized software                                        (786,621)       (794,481)
                                                            ------------    ------------
      Net cash used in investing activities                   (2,064,611)     (2,119,709)

Cash flows from financing activities
    Change in receivable/payable parent and affiliates        (8,789,025)        745,847
                                                            ------------    ------------
      Net cash (used in) provided by financing activities     (8,789,025)        745,847
                                                            ------------    ------------
Net increase in cash                                             224,792           5,932

Cash at beginning of the year                                      5,932              --
                                                            ------------    ------------
Cash at end of the year                                     $    230,724    $      5,932
                                                            ============    ============
Supplemental disclosure of cash flow information:
   Cash paid during the year for interest                   $    440,975    $    256,766
                                                            ============    ============

               The accompanying notes are an integral part of the
                       consolidated financial statements.

               UNITED FINANCIAL ADJUSTING COMPANY AND SUBSIDIARIES
        (INCLUDES UNITED FINANCIAL ADJUSTING COMPANY, JW SOFTWARE, INC.,
                           AND DBG TECHNOLOGIES, INC.)


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 1999 AND 1998

NOTE 1: REPORTING AND ACCOUNTING POLICIES

NATURE OF OPERATIONS

Prior to November 5, 1999, United Financial Adjusting Company ("UFAC") was a wholly owned subsidiary of The Progressive Corporation ("Progressive"). Effective November 5, 1999, Progressive contributed all of the common stock of UFAC to Netrex Holdings LLC ("Netrex Holdings"), a Delaware limited liability company in return for 19% of the outstanding stock of Netrex Holdings. Netrex LLC, contributed $810,000 to Netrex Holdings and issued a put and a supplemental put which gave Progressive the right to put its interest in Netrex Holdings to Netrex LLC for $15 million payable on January 2, 2002 or for $50 million payable December 31, 2011. The actual transaction on November 5, 1999 transferred 49% of the interest in Netrex Holdings to Netrex LLC with a delayed transfer of an additional 32%, which will take place on or about October 31, 2000, such that Netrex LLC will hold 81% of the outstanding shares of Netrex Holdings. The 32% automatically passes to Netrex LLC at the earlier of it becoming independent of Progressive's computer systems or October 31, 2000. The value of the put was pushed-down to the subsidiaries of Netrex Holdings. The portion pushed down to, and recorded by, UFAC and certain subsidiaries ("Company") included in these financial statements on November 5, 1999 was $3,452,604 in the aggregate, which will be amortized by the Company over 20 years on a straight-line basis.

Subsequent to such transaction, on March 28, 2000, Netrex LLC distributed 100% of its interest in Netrex Holdings to Netrex Capital Group LLC.

The Company provides services to the financial services and technology markets. Subsidiary Companies include JW Software Inc. ("JW") and DBG Technologies, Inc. ("DBG"):

     * UFAC provides claim management and adjusting services, primarily to the vehicle rental market.
     * JW develops and implements personal computer and server-based claim management software.
     * DBG provides maintenance and support services for JW customers and centralized marketing and sales support for software operations. DBG also develops specialized internet business applications.

The financial statements have been prepared to reflect the financial position and results of operations of UFAC, JW and DBG on a carve-out basis and not to reflect UFAC and all majority-owned subsidiaries on a consolidated basis. Accordingly, the following subsidiary companies have been excluded from the consolidated financial statements:

     *    Frontier Adjusters of America, Inc. and subsidiaries ("Frontier")
     *    Progressive Vehicle Inspection Services, Inc. ("VIS")

On October 31, 1998, UFAC purchased 51% of the voting common stock of JW for $1,194,125. UFAC has accounted for the acquisition using the purchase method, and accordingly, the operating results of JW are included in the consolidated results of the Company from the date of acquisition. If the transaction were recorded as if the acquisition had been consummated on January 1, 1998, results of operations for 1998 would have been as follows:

     Net Sales                  $10,739,555
     Net Income                 $   533,732

Original goodwill of $958,673 (of which $781,856 remains at December 31, 1999) is being amortized over 3 years.

BASIS OF CONSOLIDATION AND REPORTING

All of the UFAC subsidiaries are wholly owned or controlled. All intercompany accounts and transactions are eliminated in consolidation. Certain subsidiaries have been carved-out (see Nature of Operations).

CASH AND CASH EQUIVALENTS

Prior to November 5, 1999, the Company received treasury and cash management services from certain Progressive subsidiaries, operating within Progressive's centralized cash management system. Effective November 5, 1999, the Company participates in a transitional services agreement with Progressive Casualty Insurance Company, a wholly owned subsidiary of Progressive, which continues to provide certain treasury and cash management services through October 31, 2000. The Company carries a payable to or receivable from parent and affiliates related to this centralized cash management arrangement, which receivable or payable will be settled in cash on, if not before, October 31, 2000. Cash recorded on the balance sheet represents cash held directly by one of the Company's subsidiaries.

PROPERTY AND EQUIPMENT

Fixed assets are recorded at cost. Depreciation is provided over the estimated useful lives of the assets using accelerated methods for computers and straight line for all other fixed assets. The Company early adopted the accounting treatment required by Statement of Position (SOP) 98-1, "ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED AND OBTAINED FOR INTERNAL USE" and, as a result, capitalized $794,481 of computer software costs incurred during the year ended December 31, 1998 and an additional $786,621 during the year ended December 31, 1999.

Prior to November 1999, Progressive provided many of the fixed assets deployed in the operations of the Company and the Company was charged monthly usage fees. Effective November 1999, the Company acquired substantially all of these fixed assets from Progressive.

A summary of depreciable lives follows:

             Asset Description                       Depreciable Life
             -----------------                       ----------------
          Building and improvements                    20 - 31 years
          Computer and software                           3 years
          Furniture and fixtures                          5 years

AGENCY DEPOSITS FOR CLAIM DISBURSEMENTS AND RECEIVABLE FROM CUSTOMERS FOR CLAIM DISBURSEMENTS

During 1998, the Company's customers would pre-fund losses under an escrow arrangement. At year-end, the Company funded certain losses that were not pre-funded by the customers; as such, the Company has recorded a receivable for this balance of $529,571 as of December 31, 1998. This receivable was collected during 1999. During 1999, the Company began to require advance cash deposits or Agency Deposits for Claims Disbursements (Agency Deposits) from customers to pay future losses. Such Agency Deposits represent funds received by the Company in its capacity as an agent with responsibility to disburse funds for claims and related settlement expenses on behalf of its customers. No revenue is recognized on agency deposits. Pre-funded Agency Deposits for Claim Disbursements at December 31, 1999 totaled $5,162,581.

INCOME TAXES

The Company accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between their financial reporting and tax bases and are measured using the enacted tax rates that will be in effect when the differences are expected to reverse.

COMMON STOCK

On or about November 5, 1999, the Board of Directors of the Company authorized the re-capitalization of the Company to, among other things, authorize 2,000,000 shares of Common Stock of the Company and to reserve 100,000 shares of Common Stock for the issuance of shares upon the exercise of stock options in the future. The Company amended its Articles of Incorporation, the effect of which was to change the 750 authorized and issued shares of Common Stock, par value of $1.00 per share, into 1,000,000 shares of new Common Stock, par value of $.01 per share and to change the previously authorized and unissued shares of Common Stock, par value $1.00 per share, into 1,000,000 shares of new Common Stock, par value $.01 per share. All prior years have been restated to reflect this capitalization.

REVENUE RECOGNITION

The Company utilizes various revenue recognition policies to properly match revenue with related expenses in accordance with accounting principles generally accepted in the United States:

     * UFAC defers revenue and recognizes it over the expected claims adjusting period.
     * JW and DBG generally recognize software license revenues when a customer purchase order has been received and accepted, the software product has been shipped, there are no uncertainties surrounding product acceptance, the fees are fixed and determinable, and collection is considered probable. Fees related to services are recognized as the services are performed. Customer support revenues are deferred and recognized on a straight-line basis over the period covered by the customer support agreements.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

SEGMENT REPORTING

Effective January 1, 1998, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION.. SFAS No. 131 modifies the disclosure requirements for reportable segments and establishes standards in the way public businesses report information about operating segments in financial statements and interim reports issued to shareholders. SFAS No. 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers.

RECENT PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES" (SFAS 133").. SFAS 133 establishes new accounting for reporting standards for derivative financial instruments and for hedging activities. SFAS 133 requires the Company to measure all derivatives at fair value and to recognize them in the balance sheet as an asset or liability, depending on the Company's rights or obligations under the applicable derivative contract. In June 1999, the FASB issued SFAS No. 137, which deferred the effective date of adoption of SFAS 133 for one year. The Company will adopt SFAS 133 no later than the first quarter of fiscal year 2001. SFAS 133 is not expected to have a material impact on the Company's consolidated results of operations, financial position or cash flows.

NOTE 2: PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                                 1999             1998
                                              -----------      -----------

     Land                                     $        --      $   706,423
     Buildings and Improvements                        --        7,533,729
     Computers and Software                       619,788          833,004
     Construction in Process                    1,581,102               --
     Furniture and Fixtures                       698,957           15,747
                                              -----------      -----------
                                                2,899,847        9,088,903
     Less Accumulated Depreciation               (165,749)      (1,419,236)
                                              -----------      -----------
                                              $ 2,734,098      $ 7,669,667
                                              ===========      ===========

NOTE 3: RELATED PARTY TRANSACTIONS

Progressive provides certain general and administrative services to the Company, including finance, legal, systems, benefits, and facilities. These expenses are allocated to the Company based on revenue, utilization, or other methods which management believes to be reasonable. These allocations were $2,442,463 and $2,822,000 in 1999 and 1998, respectively and are included in the Consolidated Statement of Operations as "office and overhead expenses".

The expenses allocated to the Company for these services are not necessarily indicative of the expenses that would have been incurred if the Company had been a separate, independent entity and had managed these functions. Subsequent to November 5, 1999, the Company will continue to receive certain of these services through October 31, 2000 pursuant to a transitional services agreement with Progressive. The Company will initially pay $18,500 monthly to Progressive under this agreement, with monthly payments declining as certain services are discontinued.

During 1999, the Company sold a certain rental property, which was not occupied by the company, and related improvements to Progressive for $7,737,280 in a non-cash transaction, which resulted in a gain on sale of $1,106,810. A related demand mortgage note payable to Progressive was paid in full. Progressive had previously rented this building from the Company.

Prior to November 5, 1999, the Company's obligation for vacation and sick time was allocated from Progressive to the Company and is reflected in the "Payables to Parent and Affiliates" balance as of December 31, 1998. Beginning on November 5, 1999, this obligation was separately accounted for and is reflected in the "Accrued Vacation" balance as of December 31, 1999.

The Company was included in consolidated U.S. federal income tax returns filed by Progressive, except for operations related to JW. The tax expense reflected in the consolidated statement of operations and tax liabilities reflected in the consolidated balance sheet have been prepared on a separate return basis as though the Companies filed stand-alone income tax returns.

Through December 31, 1999, the Company participated in Progressive's two-tiered Retirement Security Program. The first tier was a defined contribution pension plan covering substantially all employees who meet requirements as to age and length of service. Contributions vary from 1% to 5% of annual eligible compensation up to the Social Security wage base, based on years of eligible service. The second tier is a long-term savings plan under which the Company matches amounts contributed to the plan by an employee up to a maximum of 3% of the employee's eligible compensation. Company contributions were included in the above mentioned allocations to the Company from Progressive for this program.

In April 1999, the Company entered into an agreement with Frontier whereby Frontier pays UFAC $25,000 per month for marketing, managerial, technological, financial, and other services and resources. As of December 31, 1999 the Company showed a receivable balance of $75,000.

Progressive settled intercompany loans due from the Company with a non-cash contribution of capital to the Company on November 5, 1999. The amount of the loans contributed totaled $5,358,809.

NOTE 4: STOCK OPTIONS

The Company provides equity incentives to certain key employees by means of incentive stock options and stock appreciation rights which have been provided under various stock option plans.

Effective November 1999, the Company adopted a stock option plan to be known as the 1999 Stock Option Plan ("1999 Plan"). The 1999 Plan has 100,000 shares authorized. The non-qualified stock options granted are for periods up to ten years, with portions becoming vested and exercisable over a four to five year period after the date of grant and remaining exercisable for specific periods thereafter. All options have an exercise price specified by the Plan Administrator that is at least equal to or greater than fair market value at date of grant. Stock option activity under the 1999 Plan follows:

                                                  Number of        Exercise
         Options Outstanding                       Shares            Price
         -------------------                      ---------        --------

     Beginning of Year                                   --              --

     Granted November 5, 1999                        71,800        $     20
     Exercised                                           --              --
     Cancelled                                           --              --
                                                  ---------
     End of Year                                     71,800        $     20
                                                  =========
     Exercisable, End of Year                            --
                                                  ---------
     Available for Grant, End of Year                28,200
                                                  =========

The Company applies APB Opinion No. 25, Accounting for Stock Issued to Employees in accounting for its plans. No compensation expense has been recognized for the November 1999 grants in which the fair value per share is equal to the exercise price per share. Had compensation expense been determined based on the fair value at the grant dates for awards under this plan consistent with the method of Statement No. 123, reported net income and earnings per share would not have been materially changed.

NOTE 5: COMMITMENTS AND CONTINGENCIES

The Company substantially operates from Progressive-owned/leased facilities; rental agreements are short-term in nature with monthly rent payments totaling approximately $77,975. The Company will substantially vacate all Progressive-owned/leased facilities by October 2000, and will be leasing office space from other non-affiliated entities.

From time to time the Company is subject to various claims and legal proceedings arising in the normal course of business. Management believes that the ultimate liability arising from such claims and proceedings, if any, in the aggregate is covered by insurance or will not be material to the consolidated balance sheet, results of operations or cash flows.

NOTE 6: SEGMENT REPORTING

The Company's reportable segments are as follows (1) UFAC, which provides claim management and adjusting services, (2) JW, which develops and implements PC and server-based claim management software, and (3) DBG, which develops specialized internet business applications.

Management evaluates the performance of each segment based on profit or loss from operations before income taxes.

Financial information with respect to the reportable segments follows:

1999                                 UFAC            JW           DBG         Elim.     Consolidated
----                              -----------    ----------    ---------    ---------    -----------
External revenue                  $15,090,701    $1,714,843    $ 170,904    $      --    $16,976,448
Inter-segment revenue             $        --    $  279,441    $ 516,856    $(796,297)   $        --
                                  -----------    ----------    ---------    ---------    -----------
                                  $15,090,701    $1,994,284    $ 687,760    $(796,297)   $16,976,448
Depreciation and amortization     $   667,169    $   23,746    $      --    $      --    $   690,915
Interest expense                  $   433,985    $    3,833    $   3,157    $      --    $   440,975
Segment net income                $ 1,390,666    $ (103,742)   $(199,297)   $      --    $ 1,087,627
Expenditures for segment assets   $ 2,030,632    $   33,979    $      --    $      --    $ 2,064,611
Segment assets                    $21,072,357    $  562,069    $  99,249    $      --    $21,733,675

1998
----
External revenue                  $ 9,204,731    $  156,508    $      --    $      --    $ 9,361,239
Inter-segment revenue             $        --    $       --    $      --    $      --    $        --
                                  -----------    ----------    ---------    ---------    -----------
                                  $ 9,204,731    $  156,508    $      --    $      --    $ 9,361,239
Depreciation and amortization     $   342,001    $       --    $      --    $      --    $   342,001
Interest expense                  $   256,766    $       --    $      --    $      --    $   256,766
Segment net income                $   244,488    $  (66,142)   $      --    $      --    $   178,346
Expenditures for segment assets   $ 2,119,709    $       --    $      --    $      --    $ 2,119,709
Segment assets                    $11,305,453    $  286,294    $      --    $      --    $11,591,747

NOTE 7: MAJOR CUSTOMERS

Included in 1999 revenue are collections received from three customers, which provided the Company with revenue representing $4,773,448, $2,889,995 and $6,729,998 or 85% of total revenue.

Included in 1998 revenue are collections received from two customers, which provided the Company with revenue representing $4,838,562 and $2,524,351 or 79% of total revenue.

NOTE 8: INCOME TAXES

The components of the provision for income taxes at December 31 are as follows:

                                                   1999            1998
                                                 ---------       ---------
     Federal
        Current                                  $ 161,849          87,340
        Deferred                                   605,210          (2,134)
     State
        Current                                     23,804          12,845
        Deferred                                    88,999            (314)
                                                 ---------       ---------
     Income taxes                                $ 879,862       $  97,737
                                                 =========       =========

A reconciliation of the statutory Federal income tax rate to the Company's effective tax rate follows:

                                                      1999         1998
                                                    ---------    ---------

     Statutory rate                                     34.00%       34.00%
     Increase (decrease) resulting from:
       State income taxes, net                           6.04%        5.90%
       Goodwill                                          6.93%        8.52%
       Other                                             0.13%       -2.43%
                                                    ---------    ---------
     Effective rate                                     47.10%       45.99%
                                                    =========    =========

Net deferred tax assets and liabilities consist of the following components:

                                                      1999         1998
                                                    ---------    ---------
     Deferred tax assets
       Current:
       Allowance for doubtful accounts              $  21,052    $      --
       Other liabilities                              296,723      279,977
                                                    ---------    ---------
                                                      317,775      279,977
     Deferred tax liabilities
       Current:
       Deferred revenue                              (546,797)    (222,940)
                                                    ---------    ---------
       Current deferred tax (liability) asset        (229,022)      57,037
                                                    ---------    ---------
     Deferred tax asset
       Long term:
       Property and equipment                           4,756           --
       Net operating loss benefit                     144,785       40,092
                                                    ---------    ---------
                                                      149,541       40,092
                                                    ---------    ---------
     Deferred tax liabilities
       Long term:
       Property and equipment                         (25,715)    (124,744)
       Computer software                             (616,630)          --
                                                    ---------    ---------
                                                     (642,345)    (124,744)
                                                    ---------    ---------

          Long-term deferred tax liability           (492,804)     (84,652)
                                                    ---------    ---------

     Net deferred tax liability                     $(721,826)   $ (27,615)
                                                    =========    =========

The company has available net operating losses ("NOL") of $371,243, which can be used to offset future taxable income generated by the individual subsidiaries. These NOL's begin to expire in 2018 if not utilized.

NOTE 9: SUBSEQUENT EVENTS

Transaction Between Frontier and the Company

The Company's Board of Directors has authorized management of the Company to merge with Frontier subject to Frontier's shareholders approval. Under the current proposal, the Company's shareholders would receive approximately 11.6 million shares of Frontier stock in exchange for the Company's common stock and its holdings in JW and DBG. If approved, UFAC will account for the merger under the purchase method of accounting. Under the purchase method of accounting, the acquiring enterprise for accounting purposes in a business combination effected through the exchange of stock is presumptively the enterprise whose former common shareholders either retain or receive the larger portion of the voting rights in the combined enterprise. UFAC's shareholders will receive approximately an additional 23% of the voting rights of the combined company as a result of the merger, which, when added to its prior ownership of Frontier shares will total approximately 82% of Frontier's issued and outstanding share capital and accordingly, UFAC is the accounting acquirer. Accordingly, UFAC's assets and liabilities will be brought forward at their net book values. A new basis will be established for Frontier's assets and liabilities based upon the fair values thereof.

Purchase of JW:

The Company has reached definitive terms to purchase the current 49% minority interest in JW. The purchase price is $1 million and is anticipated to close in April 2000. Subsequent to this transaction, the company will own 100% of JW Software Inc.

                                    ANNEX C

                           AMENDED AND FIRST RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                       FRONTIER ADJUSTERS OF AMERICA, INC.

     These Amended and Restated Articles of Incorporation correctly set forth, without change, the Amended and Restated Articles adopted by the Board of Directors and Shareholders as of ____________, 2000, and ____________, 2000,
respectively, and supersede the original Articles of Incorporation and all amendments to the original Articles of Incorporation.

     ARTICLE 1. The name of the corporation is NETREX BUSINESS SERVICES, INC., (the "Corporation").

     ARTICLE 2. The purpose for which the Corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Arizona Business Corporation Law, as it may be amended from time to time (the "Business Corporation Act").

     ARTICLE 3. The present character of business that the Corporation conducts in the State of Arizona is insurance adjusting, risk management, and other businesses through wholly-owned subsidiaries, and all manner of activity related thereto.

     ARTICLE 4. The authorized capital stock of the corporation shall be divided into 100,000,000 shares of preferred stock with a par value to be determined by the Board of Directors prior to the issuance of the stock, and 100,000,000 shares of common stock, par value $0.01 per share. Stock shall be issued when paid for in cash, past services, real property or personal property, and shall, when issued, be fully paid for and forever non-assessable. The judgment of the Board of Directors as to the value of any property or service rendered in exchange for stock shall be conclusive in the absence of actual fraud in the transaction.

     Each issued and outstanding share of common stock will entitle the holder thereof to one (1) vote on any matter submitted to a vote of or for consent of shareholders.

     The Board of Directors is authorized to provide from time to time for the issuance of shares of serial preferred stock in series and to fix from time to time before issuance the designation, preferences, privileges and voting powers of the shares of each series of serial preferred stock and the restrictions or qualifications thereof, including, without limiting the generality of the foregoing, the following:

     i. The serial designation and authorized number of shares;

     ii. The dividend rate, the date or dates on which such dividends will be payable, and the extent to which such dividends may be cumulative;

     iii. The amount or amounts to be received by the holders in the event of voluntary or involuntary dissolution or liquidation of the Corporation;

     iv. The price or prices at which shares may be redeemed and any terms, conditions and limitations upon such redemption;

     v. Any sinking fund provisions for redemption or purchase of shares of such series; and

     vi. The terms and conditions, if any, on which shares may be converted into shares of other capital stock, or of other series of serial preferred stock of the Corporation.

     Each series of serial preferred stock, in preference to the common stock, may be entitled to dividends, from funds or other assets legally available therefor, at such rates, payable at such times and cumulative to such extent as may be fixed by the Board of Directors pursuant to the authority herein conferred upon it. In the event of dissolution or liquidation of the Corporation, voluntary or involuntary, the holders of the serial preferred stock, in preference to the common stock, may be entitled to receive such amount or amounts as may be fixed by the Board of Directors pursuant to the authority herein conferred upon it. Each issued and outstanding share of serial preferred stock will entitle the holder thereof only to those votes, if any, which may expressly be fixed as hereinafter provided for the respective series thereof and to voting rights on certain matters, and in certain circumstances, as set forth in this Article.

     Preference stock of any series redeemed, converted, exchanged, purchased or otherwise acquired by the Corporation shall be cancelled by the Corporation and returned to the status of authorized but unissued preference stock unless otherwise provided herein or in resolutions of the board of directors duly filed with the Arizona Corporation Commission authorizing the issuance of the series.

     All shares of any series of serial preferred stock, as between themselves, shall rank equally and be identical; and all series of serial preferred stock, as between themselves shall rank equally and be identical except as set forth in resolutions of the board of directors duly filed with the Arizona Corporation Commission authorizing the issuance of the series.

     ARTICLE 5. The name and street address of the statutory agent of the Corporation are Corporation Service Company, 3636 North Central Avenue, Phoenix, Arizona 85012.

     ARTICLE 6. The board of directors consists of 9 members. The number of directors may be increased or decreased from time to time as set forth in the bylaws of the Corporation. The names and addresses of each of the persons who currently serve as the members of the board of directors are:

            Name                                 Address
            ----                                 -------
     John M. Davies            45 East Monterey Way, Phoenix, Arizona 85012
     Jeffrey R. Harcourt       45 East Monterey Way, Phoenix, Arizona 85012
     Troy Huth                 45 East Monterey Way, Phoenix, Arizona 85012
     Jeffrey C. Jordan         45 East Monterey Way, Phoenix, Arizona 85012
     Louis T. Mastos           45 East Monterey Way, Phoenix, Arizona 85012
     William J. Rocke          45 East Monterey Way, Phoenix, Arizona 85012
     Jean E. Ryberg            45 East Monterey Way, Phoenix, Arizona 85012
     Kenneth A. Sexton         45 East Monterey Way, Phoenix, Arizona 85012
     William A. White          45 East Monterey Way, Phoenix, Arizona 85012

     ARTICLE 7. The personal liability of any director of the Corporation to the Corporation or its shareholders for money damages for any action or failure to take any action as a director is hereby eliminated to the fullest extent allowed by law.

     ARTICLE 8. The Corporation shall indemnify, and advance expenses to, to the fullest extent allowed by law, any person who incurs liability or expense by reason of such person acting as a director or officer of the Corporation. This indemnification with respect to directors and officers shall be mandatory, subject to the requirements of the Business Corporation Act, in all circumstances in which indemnification is permitted by the Business Corporation Act. In addition, the Corporation may, in its sole discretion, indemnify, and advance expenses to, to the fullest extent allowed by law, any person who incurs liability or expense by reason of such person acting as an employee or agent of the Corporation, except where indemnification is mandatory pursuant to the Business Corporation Act, in which case the Corporation shall indemnify to the fullest extent required by the Business Corporation Act.

     ARTICLE 9. Pursuant to Arizona Revised Statutes Sections 10-2721(A)(2) and 10-2743(A)(2) and pursuant to the approval of the shareholders of this Corporation, this Corporation shall be exempt from the provisions of A.R.S.
Section 10-2721 through 10-2743, concerning control share acquisitions (as defined in A.R.S. Section 10-2701(9) and business combinations (as defined in A.R.S. Section 10-2701(6)). This Article 9 shall not apply to any control share acquisition made on or before the effective date of the Articles of Amendment to this Corporation's Articles of Incorporation to incorporate this Article 9 herein, or to any business combination with an interested shareholder (as defined in A.R.S. Section 10-2701(10)) whose share acquisition date (as defined in A.R.S. Section 10-2701(14)) was on or before the effective date of the Articles of Amendment to this Corporation's Articles of Incorporation to incorporate this Article 9 herein.

     ARTICLE 10. Unless the bylaws of the Corporation provide otherwise and the statutory agent expressly consents thereto in writing, all records required pursuant to the Business Corporation Act to be kept by the Corporation or its agent shall be kept by the Corporation at the known place of business of the Corporation.

     ARTICLE 11. The Corporation shall have the right to pay dividends payable in shares of one class of stock to holders of shares of another class or series of stock of the Corporation, and no shareholder approval or ratification of any such dividend shall be required.

     ARTICLE 12. The street address of the known place of business for the Corporation is 45 East Monterey Way, Phoenix, Arizona 85012.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                       FRONTIER ADJUSTERS OF AMERICA, INC.

                         SPECIAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints John M. Davies, Troy M. Huth and Jeffrey C. Jordan as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or any of them, or such substitute, to represent and to vote, as designated below, all of the shares of common stock of Frontier Adjusters of America, Inc. (the "Company") held of record by the undersigned as of the close of business on ____________, 2000, at the special meeting of shareholders to be held on ______________, 2000, at ______ A.M. (Phoenix, Arizona time), and at any adjournment thereof.

1.   THE  TRANSACTION.  To approve  the Merger  Agreement  and the  transactions
     contemplated   thereby,   as  described  in  the  Proxy   Statement   dated
     ___________, 2000.

          [ ] FOR                 [ ] AGAINST             [ ] ABSTAIN

2. TO APPROVE THE AMENDED AND FIRST RESTATED ARTICLES OF INCORPORATION. To approve the Amended and First Restated Articles of Incorporation as described in the Proxy Statement dated _________, 2000.

          [ ] FOR                 [ ] AGAINST             [ ] ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposal 1 and FOR Proposal 2.

Receipt of Notice of Special Meeting of Shareholders and related Proxy Statement dated ______________, 2000, is hereby acknowledged.

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, or as executor, administer, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                   Dated:

                                   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE

                                   Signature:___________________________________


                                   Signature if held jointly:___________________